As filed with the Securities and Exchange Commission on March 30, 2020
File No. 333-224097

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
POST-EFFECTIVE AMENDMENT NO. 2
TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LINCOLN BENEFIT LIFE COMPANY
(Exact Name of Registrant)

Nebraska	6300	470221457
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1221 N Street, Suite 200,
Lincoln, Nebraska 68508
(800) 525-9287
(Address and Phone Number of Registrant’s Principal Executive Office)

ERIK BRAUN
LINCOLN BENEFIT LIFE COMPANY
1221 N Street, Suite 200
Lincoln, NE 68508
1-800-525-9287
(Name of Agent for Service)

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Deferred annuity interests and participating interests therein	$N/A	$(1)	$N/A	$N/A
(1)	The Contract does not provide for a predetermined amount or number of units.
(2)
By filing dated April 2, 2018, Lincoln Benefit Life Company registered $19,531,323 of deferred annuity interests and participating interests therein. Because a filing fee of $2,270 previously had been paid with respect to those interests, there was no filing fee due under that Registration Statement. Registrant continues that offering in this Post-Effective Amendment to that Registration Statement.

This Registration Statement contains a combined prospectus under Rule 429 under the Securities Act of 1933 which relates to the Form S-1 registration statement (File Nos. 333-224097 and 333-203375), filed on April 2, 2018 and April 13, 2015, respectively, by Lincoln Benefit Life Company. Upon effectiveness, this Registration Statement will also act as a post-effective amendment to such earlier registration statement.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Allstate Distributors, L.L.C. (“ADLLC”) serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. Commissions earned by ADLLC are described in the notes to the insurer financial statements, under the heading “Broker-Dealer Agreements.” The prospectuses, dated as of the date indicated therein, by which the securities registered in this Form S-1 are described, are included in this registration statement.

LINCOLN BENEFIT LIFE COMPANY

Supplement Dated April 27, 2020

To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED APRIL 29, 2019

CONSULTANT I PROSPECTUS DATED APRIL 29, 2019

LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004

CONSULTANT II PROSPECTUS DATED MAY 1, 2004

PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

SUPPLEMENTAL INFORMATION ABOUT

LINCOLN BENEFIT LIFE COMPANY

Item 3(c).	Risk Factors

LINCOLN BENEFIT LIFE RISK FACTORS

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the SEC or in materials incorporated therein by reference.

Changes in actual experience could materially and adversely affect the Company’s financial condition.

Our liability pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of our business. We establish target returns based upon these factors and the average amount of capital that we must hold to support in-force contracts taking into account rating agencies and regulatory requirements. Profitability emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

Our financial condition depends in part on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies, and the management of operating costs and expenses within anticipated pricing allowances. We may face losses if there are significant deviations from our assumptions regarding the future persistency of our insurance policies and annuity contracts. The prices and expected future profitability of our life insurance, deferred annuity and long-term care products are based in part upon assumptions related to persistency. Economic and market dislocations may occur and future consumer persistency behaviors could vary materially from the past. The effect of persistency on profitability varies for different products. For example, continued activity in the viatical, stranger-owned, and/or life settlement industry could cause the Company’s level of lapses to differ from its assumptions, which could negatively impact the Company’s financial condition and cash flow. Assumptions and estimates involve judgment, and by their nature are imprecise and subject to changes and revisions over time. Accordingly, the Company’s results may be affected, positively or negatively, from time to time, by actual results differing from assumptions by changes in estimates, and by changes resulting from implementing new systems and procedures that facilitate the calculation of more precise estimates. Legislation and regulation of the insurance marketplace and products could also affect the profitability of our business, which in turn could adversely affect our financial condition.

Changes in reserve estimates may adversely affect our operating results.

We establish and hold reserves to pay future policy benefits and claims. The reserve for policy benefits is computed on a prescribed basis. Our reserves do not represent an exact calculation of liability, but rather are actuarial or statistical estimates based on data and models that include many assumptions and projections, which are inherently uncertain and involve the exercise of significant judgment. We periodically review the adequacy of these reserves and the underlying assumptions. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits, claims and expenses or whether the assets supporting our policy liabilities, together with future premiums, will grow to the level assumed prior to the payment of benefits or claims. If actual experience differs significantly from assumptions or estimates, reserves may not be adequate. If we conclude that our reserves, together with future premiums, are insufficient to cover future policy benefits and claims, we would be required to increase our reserves and incur income statement charges for the period in which we make the determination, which could materially and adversely affect our cash flow, results of operations and financial condition.

Changes in market interest rates and/or credit spreads may lead to a significant decrease in the profitability of our spread-based products and may adversely impact investment income.

We are subject to the risk that we will incur losses due to adverse changes in interest rates or credit spreads. Adverse changes to these rates and spreads may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants, or changes in market perceptions of creditworthiness and/or risk tolerance. We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e., increase or decrease) in response to the market’s perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. A decline in the quality of our investment portfolio as a result of changes in market interest rates, adverse economic conditions or otherwise could cause additional realized and unrealized losses on securities in our investment portfolio. Similarly, a ratings downgrade affecting a security we hold could indicate the credit quality of that security has deteriorated and could increase the capital we must hold to support that security to maintain our risk-based capital levels. Levels of writedowns and impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell, fixed maturity securities. Realized losses or impairments on these securities may have a material adverse effect on our net income in a particular period, which in turn could materially and adversely affect our cash flow, results of operations and financial condition.

Our ability to manage our fixed annuities and interest-sensitive life products is dependent upon maintaining profitable spreads between investment yields and interest crediting rates. When market interest rates decrease or remain at relatively low levels, cash flows from renewal premium or investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to changes in the level of policy loans, surrenders and withdrawals. This process may lead to a flow of cash out of our business. These outflows may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses. For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability on our business. Additionally, an increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

Guarantees within certain of our products may decrease our earnings, increase the volatility of our results, result in higher risk management costs and expose us to increased counterparty risk.

Certain of our products include guaranteed benefits. These guarantees are designed to protect contractholders against significant downturns in equity markets and interest rates. Any such periods of significant and sustained downturns in equity markets, increased equity volatility or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income. We use hedging and risk management strategies to mitigate the liability exposure and the volatility of net income associated with these liabilities. These strategies involve the use of reinsurance and derivatives, which may not be completely effective. In addition, hedging instruments may not effectively offset the costs of guarantees or may otherwise be insufficient in relation to our obligations. Furthermore, we are subject to the risk that changes in contractholder behavior or mortality, combined with adverse market events, produce economic losses not addressed by the risk management techniques employed. These, individually or collectively, may have a material adverse effect on our results of operations, including net income, cash flow, financial condition or liquidity.

We may not be able to mitigate the capital impact associated with statutory reinsurance reserving requirements, potentially adversely impacting the profitability of our business.

To support statutory reserves for certain term and universal life insurance products with secondary guarantees, we currently utilize reinsurance and capital markets solutions for financing a portion of our statutory reserve requirements deemed to be non-economic. If we are not able to maintain sufficient financing as a result of market conditions or otherwise, this could potentially adversely impact the profitability of our business, which could materially and adversely effect our financial condition, cash flow and results of operations.

Changes in tax laws and interpretations may decrease the profitability of our products and could adversely affect the Company.

On December 22, 2017, President Trump signed the Tax Cuts and Jobs Act into legislation, which made significant changes to federal income tax laws for life insurance companies. Many of the products that we have sold benefit from one or more forms of tax-favored status under current U.S. federal and state income tax regimes. For example, we have sold annuity contracts that allow the contractholders to defer the recognition of taxable income earned within the contract. Future changes in U.S. federal or state tax law could reduce or eliminate the attractiveness of such products, which could increase the expected lapse rate with respect to products that we have sold. Increases in lapse rates brought about by changes in U.S. tax law may result in a decrease in invested assets and therefore investment income and may have a material and adverse effect on our business, financial position, results of operations and cash flows.

Finally, it is possible that tax laws will be further changed either in a technical corrections bill or entirely new legislation. It remains difficult to predict whether or when there will be any tax law changes or further guidance by the authorities in the U.S., and any such changes or guidance may have a material adverse effect on our business, results of operations, cash flow, liquidity and financial condition.

Regulations defining fiduciary could cause some changes to the manner in which we deliver products and services, as well as changes in the nature and amount of compensation and fees.

The Department of Labor, the Securities and Exchange Commission and the National Association of Insurance Commissioners (“NAIC”) have announced proposals to develop fiduciary standards that would apply to recommendations made by certain financial advisors. Furthermore, several states have either issued their own fiduciary rules or are considering doing so and those rules may extend to certain types of products (e.g. insurance and annuities, financial planning, etc.) or may broadly cover all recommendations made by financial advisors. Additionally, self-regulatory bodies such as the Certified Financial Planner Board are developing a fiduciary standard that would apply to their members, such as financial advisors who hold a Certified Financial Planner designation.

Depending on the span and substance of any fiduciary rules and regulations and timing of their applicability, the scope of any implementation should not materially impact the way we compensate our advisors, particularly with respect to our closed block annuity business. However, compliance with prohibited transactions exemptions, when fully phased in, would likely require additional supervision with the possibility of overlapping or competing requirements from other regulators and increase litigation risk, all of which could adversely impact our business, results of operations and/or financial condition.

The Company is dependent on the performance of others.

The Company relies on third parties to provide various services that are important to our business operations. Certain of these third parties may act on behalf of the Company or represent the Company in various capacities, including but not limited to the administration of our contractholders’ activities or the management of our invested assets on a day-to-day basis. If a third party fails to perform its obligations or acts inappropriately with respect to the Company or its products, it could materially adversely affect the Company’s financial condition, results of operations and cash flows. Additionally, the Company’s operations are dependent on various technologies, some of which are provided and/or maintained by third parties. Any of the third parties that the Company depends upon may default on their services or obligations to the Company, including due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud or other reasons. Further, the Company may be held responsible for obligations that arise from the acts or omissions of these third parties. Such defaults could have a material adverse effect on the Company’s financial condition and results of operations.

If our internal controls are ineffective, our operating results could be adversely affected.

Our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed and we could fail to meet our financial reporting obligations.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our operating results could be adversely affected.

The preparation of financial statements in conformity with statutory accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below our expectations.

The transition of the ownership and management of the Company may affect the Company’s operations.

On December 31, 2019, Guaranty Income Life Insurance Company (“GILICO”), an Iowa-domiciled insurance company, completed the indirect acquisition of all the outstanding stock of the Company. In connection with the change in ownership, certain new officers were appointed, including President, Chief Financial Officer and Secretary, and certain management functions were transitioned to GILICO and its parent company, Kuvare US Holdings, Inc. (“Kuvare”). During the transition period, management of the Company will focus in part on the process of integrating the Company into the broader Kuvare enterprise. In addition, the Company cannot predict what response, if any, our contractholders and policyholders, agents, regulators, ratings agencies, reinsurance partners and other market participants will have to our change in ownership.

We may be unable to retain our highly qualified employees.

Our business depends on our ability to attract, motivate and retain highly skilled and often highly specialized technical, actuarial, managerial and executive personnel, and there is no assurance that we will be able to do so. We compete with other financial services companies for employees primarily on the basis of compensation and financial position. Our reputation, operations and internal controls could be materially adversely affected if we are unsuccessful in recruiting and retaining highly qualified employees.

Risks Relating to Investments

The determination of the fair value of our fixed income securities is subjective and could materially impact our operating results and financial condition.

In determining fair values, we principally use the market approach which utilizes market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets’ fair values. Changing market conditions could materially affect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly, which could materially and adversely affect our cash flows.

Concentration of our investment portfolio in any particular segment of the economy may have adverse effects on our operating results and financial condition.

Our investment portfolio is and may in the future be concentrated in a certain industry, collateral type, group of related industries, geographic sector or risk type. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Debt securities by Industry” and “—Commercial Mortgage Loans.” Any such current or future concentrations could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated, rather than diversified.

The determination of the amount of other-than-temporary-impairments of our investments is subjective and could materially impact our operating results and financial condition.

The determination of the amount of realized capital losses recorded for impairments varies by investment type and is based on our ongoing evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. We define fair value generally as the price that would be received to sell an asset or paid to transfer a liability. Our conclusions on such assessments are judgmental and include assumptions and projections of future cash flows which may ultimately prove to be incorrect as assumptions, facts and circumstances change. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

Defaults or deteriorating credit of securities collateralized by residential and commercial mortgage loans, and collateralized corporate loans may lead to write-downs and impact our results of operations and financial condition.

Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices, corporate loan delinquencies or recovery rates, changes in credit or bond insurer strength ratings and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future, and could materially adversely affect our cash flow, results of operations and financial condition. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Commercial Mortgage Loans.”

Our investment strategies may not adequately protect against adverse developments in the financial markets.

While our investment management strategies are designed to protect asset value even in challenging market conditions, the Company cannot guarantee that such strategies would be successful, especially if there are unexpected developments in the financial markets. Slowing of global growth, tightening monetary policy in the U.S. and increasing political uncertainty remain key challenges for markets. There may be a limited market for certain investments we hold in our investment portfolio, making them relatively illiquid. These include corporate bonds, privately-placed fixed maturity securities, mortgage loans and policy loans. If we were forced to sell certain of our investments during periods of market volatility or disruption, market prices may be lower than our carrying value in such investments. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

Risks Relating to the Insurance Industry

Difficult conditions in the global economy and capital markets generally could adversely affect our business and operating results.

Our business and results of operations are materially affected by conditions in the global capital markets and the economy generally. Stressed conditions, volatility and disruptions in global capital markets, particular markets, or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio and certain of our insurance liabilities are sensitive to changing market factors. Market factors, including interest rates, credit spreads, equity prices, real estate markets, consumer spending, business investment, government spending, the volatility and strength of the capital markets, deflation and inflation, all affect the business and economic environment and, ultimately, the amount and profitability of our business. Disruptions in one market or asset class can also spread to other markets or asset classes. Upheavals in the financial markets can also affect our business through their effects on general levels of economic activity, employment and customer behavior. Financial markets have also been affected periodically by concerns over U.S. fiscal policy. These issues could, on their own, or combined with the possible slowing of the global economy generally, have severe repercussions to the U.S. and global credit and financial markets, further exacerbate concerns over sovereign debt of other countries and disrupt economic activity in the U.S. and elsewhere.

General economic conditions could also adversely affect us in the form of consumer behavior and pressure investment results. Holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our contractholders may choose to defer paying insurance premium or stop paying insurance premiums altogether. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

Losses from legal and regulatory actions may be material to our operating results or cash flows and may result in harm to our reputation.

We are involved in various legal actions in the ordinary course of business, the results of which we cannot predict with certainty. We are also subject to various regulatory actions and inquiries, such as information requests, market conduct examinations and books and record examinations from state and federal regulators and other authorities. A substantial legal liability or significant regulatory action against us, as well as regulatory inquiries or investigations, could harm our reputation, result in material fines or penalties, result in significant legal costs and otherwise have a material adverse effect on our business, financial condition and results of operations. Even if we ultimately prevail in the litigation, regulatory actions or investigation, our ability to retain our current contractholders and recruit and retain employees could be materially and adversely impacted.

We are subject to extensive regulation and potential further restrictive regulation may increase our operating costs.

As an insurance company, we are subject to extensive laws and regulations.

The extent of regulation varies, but generally the Company is governed by state statutes. These statutes delegate regulatory, supervisory and administrative authority to state insurance departments. This system of supervision and regulation covers, among other things, standards of minimum capital requirements and solvency, including risk-based capital measurements, restrictions on certain transactions, licensing status, reserving, payment of policy benefits, etc. State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, sometimes lead to additional expense for the insurer and, thus, could have a material adverse effect on our financial condition and results of operations.

Regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines. Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company. Moreover, as a result of the regulatory process related to GILICO’s acquisition of the Company, jurisdictions where the Company is licensed may perform various levels of review and require certain conditions to be met in order for the Company’s license in such jurisdiction to remain valid or be reauthorized. Failure of the Company to maintain its licenses in each jurisdiction could have a material adverse effect on our results of operations or financial condition.

As an insurance company with separate accounts that are regulated as investment companies, we are also subject to laws and regulations administered and enforced by a number of different governmental authorities, each of which exercises a degree of interpretive latitude, including state insurance regulators, state securities administrators, state attorneys general, and federal agencies including the SEC, the FINRA and the U.S. Department of Justice. Failure to comply with these laws and regulations could result in material fines or other penalties, as well as unexpected costs in remedying any such failure. In addition, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue. Further, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue, result in material fines or penalties or increased costs, which could in turn negatively impact our financial condition, cash flow and results of operations.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business and increase our capital requirements.

Over the last decade, the federal government enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the Federal Insurance Office (“FIO”) established within the Treasury Department.

As the state insurance regulatory framework has come under public scrutiny, members of Congress have discussed proposals to provide for federal chartering of insurance companies, and the FIO and Financial Stability Oversight Council were established. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance and financial regulation. Regulatory reforms and legislative change or regulatory requirements imposed upon us in connection with the federal government’s regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business.

The Company is subject to insurance guaranty fund laws, rules and regulations that could adversely affect the Company’s financial condition or results of operations.

Under insurance guaranty fund laws in most states, insurance companies doing business therein can be assessed up to prescribed limits for contractholder or policyholder losses incurred by insolvent companies. From time to time, companies may be asked to contribute amounts beyond prescribed limits. It is possible that the Company could be assessed with respect to product lines not offered by the Company. In addition, legislation may be introduced in various states with respect to guaranty fund assessment laws related to insurance products, including long term care insurance and other specialty products, that alters future premium tax offsets received in connection with guaranty fund assessments. The Company cannot predict the amount, nature or timing of any future assessments or legislation, any of which could have a material and adverse impact on the Company’s financial condition or results of operations.

Reinsurance may be unavailable at current levels and prices.

Market conditions beyond our control impact the availability and cost of the reinsurance we secure to lessen our risk with respect to the contracts and policies we have issued. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. We review retention limits for continued appropriateness and they may be changed in the future. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs or, ultimately, reinsurers unwilling to offer coverage. If we were unable to renew or purchase reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we may have to accept an increase in risk exposure, seek other alternatives, or accept reduced profitability.

Reinsurance subjects us to the credit risk of our reinsurers and may not be adequate to protect us against losses arising from ceded insurance, which could have a material effect on our operating results.

The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. While we aim to avoid overexposure by entering into reinsurance agreements with varied counterparties, the liabilities for certain products, including the Contracts, are reinsured exclusively to one or a small group of reinsurers. Our inability to collect a material recovery from one or more reinsurers could have a material adverse effect on our operating results, financial condition and cash flows.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or our ability to obtain credit on acceptable terms.

In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. In such circumstances, our ability to obtain capital to fund operating expenses, financing costs, satisfy statutory capital requirements and meet liquidity needs may be limited. Our access to additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. If a combination of these factors were to occur, our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the capital markets.

A downgrade or a potential downgrade in our financial strength or credit rating could result in a loss of business and materially affect our financial condition and results of operations.

Financial strength ratings are published by various Nationally Recognized Statistical Rating Organizations (“NRSRO”) and similar entities not formally recognized as NRSROs. They indicate the NRSROs’ opinion regarding an insurance company’s ability to meet contractholder obligations, and can be important to maintaining public confidence in our products and our competitive position.

In view of the difficulties experienced by many financial institutions as a result of the financial crisis and ensuing global recession, including certain members in the insurance industry, NRSROs continue to implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings. Our ratings could be downgraded at any time and without notice by any NRSRO. In addition, these reforms may also increase our minimum capital requirements.

Downgrades in our financial strength ratings could have a material adverse effect on our financial condition and results of operations in many ways, including materially increasing the number or amount of policy surrenders and withdrawals by contractholders and adversely affecting our ability to obtain reinsurance at reasonable prices or at all.

The occurrence of a catastrophe, including a large scale pandemic, the continued threat of terrorism or military actions may have an adverse effect on the level of claim losses we incur, the value of our investment portfolio, our competitive position, liquidity, operating results and attractiveness of product offering.

Any catastrophic event, such as a large scale pandemic, the continued threat of terrorism within the United States and abroad, or military and other actions, and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from changes, and result in loss of life, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by reduced economic activity caused by the threat of a large scale pandemic such as COVID-19 (Coronavirus) or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material effect on renewal premium, profitability, competitiveness, liquidity, operating results and attractiveness of product offering.

Changes in accounting standards issued by standard-setting bodies may adversely affect our results of operations and financial condition.

Our financial statements are subject to the application of statutory accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we may be required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected.

Any changes in the method of calculating reserves for our life insurance and annuity products under statutory accounting principles may result in increased or decreased reserve requirements. The NAIC has announced focused industry inquiries on certain matters that could have an impact on the Company’s financial condition and results of operations. Such inquiries concern, for example, insurer use of captive reinsurance companies, variable annuity reserves and capital treatment, reinsurance, cybersecurity practices and risk-based capital calculations. In addition, the NAIC continues to consider various initiatives to change and modernize its financial and solvency requirements and regulations. It has adopted principles-based reserving methodologies for life insurance and annuity reserves, but additional formulas and/or guidance relevant to the new standard are being developed. The NAIC is also considering changes to accounting regulations, governance practices of insurers and other items. The Company cannot currently estimate what impact these more focused inquiries or proposed changes, if they occur, will have on reserve and capital requirements, financial condition or results of operations.

For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 to the financial statements.

The failure in cyber or other information security systems, as well as the occurrence of events unanticipated in our disaster recovery systems, management continuity planning or a support failure from external providers, could result in a loss or disclosure of confidential information, damage to our reputation and impairment of our ability to conduct business effectively.

Our business is highly dependent upon the effective operation of our computer systems to perform necessary business functions. We rely on these systems throughout our business for a variety of functions, including processing claims, providing information to customers and distributors, performing actuarial analyses and maintaining financial records. We also retain confidential and proprietary information on our computer systems and we rely on sophisticated technologies and our third party service providers to maintain the security of that information. Our computer systems have been, and will likely continue to be, subject to computer viruses or other malicious codes, unauthorized access, cyber-attacks or other computer-related penetrations. Despite our implementation of administrative and technical controls and other preventive actions to reduce the risk of cyber-incidents and protect our information technology, there can be no assurance that our computer systems and those of our unaffiliated service providers will not be vulnerable to physical and electronic break-ins, cyber-attacks or other security breaches to our computer systems. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

The occurrence of a disaster such as a natural catastrophe, epidemic, industrial accident, blackout, computer virus, terrorist attack or war, cyber-attack, events unanticipated in our disaster recovery systems or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage and retrieval systems or destroy data. If a significant number of our third party service providers were rendered unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised. These interruptions also may interfere with our third party service providers’ ability to provide services and our employees’ ability to perform their job responsibilities.

The failure of our computer systems and/or our disaster recovery plans for any reason could cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers. Such a failure could harm our reputation, subject us to regulatory sanctions and legal claims, lead to a loss of customers and revenues and otherwise adversely affect our business and financial results.

Although we conduct due diligence, negotiate contractual provisions and, in most cases, conduct periodic reviews of our vendors, distributors and other third parties that provide operational or information technology services to us to confirm compliance with the Company’s information security standards, the failure of such third parties’ computer systems and/or their disaster recovery plans for any reason might cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers. Such a failure could harm our reputation, subject us to regulatory sanctions and legal claims, lead to a loss of contractholders and revenues and otherwise adversely affect our business and financial results. While we maintain cyber liability insurance, our insurance may not be sufficient to protect us against all losses.

We are subject to data security and privacy risks that could negatively affect our results, operations or reputation.

Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks. Despite our efforts to ensure the integrity of our systems, it is possible that we may not be able to anticipate and implement effective preventative or detective measures against security breaches of all types because the techniques used change frequently or are not recognized until launched and because cyber-attacks can originate from a wide variety of sources or parties. Those parties may also attempt to fraudulently induce employees, contractholders or other users of our system to deliberately or inadvertently disclose sensitive information in order to gain access to our data or that of our contractholders. Any breach of our network may result in the loss of valuable business data, misappropriation of our consumers’ or employees’ personal information or a disruption of our business, which could give rise to unwanted media attention, materially damage our customer relationships and reputation and result in lost business, fines or lawsuits.

In addition, we must comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data. Cyber threats and related legal and regulatory standards applicable to our business are rapidly evolving and may subject the Company to heightened legal standards, new theories of liability and material claims and penalties that we cannot currently predict or anticipate. The NAIC has adopted the Insurance Data Security Model Law which established the standards for data security and investigation and notification of a breach of data security for insurance companies, and an increasing number of states require that affected persons be notified if a security breach results in the disclosure of their personally identifiable information. Any compromise of the security of our computer systems that results in the inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

As cyber threats and applicable legal standards continue to evolve, the Company may be required to expend significant additional resources to continue to modify or enhance our protective measures and computer systems, and to investigate and remediate any information security vulnerabilities. If the Company experiences security events or other technological failures, it may be subject to regulatory inquiries or proceedings, litigation or reputational damage or be required to pay claims, fines or penalties.

Failure of a vendor to protect personal information of our customers, claimants or employees could affect our operations.

We outsource certain information technology, policy administration, investment management and actuarial functions to third party service providers. In the event that one or more of our vendors fails to protect personal information of our customers, claimants or employees, we may suffer operational impairments and financial losses.

We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect our intellectual property could have a material effect on our business.

We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If our third party service providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly work around. Any of these scenarios could have a material effect on our business and results of our operations.

Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our business.

We have devoted significant resources to develop and periodically update our risk management policies and procedures to reflect ongoing review of our risks and expect to continue to do so in the future. Nonetheless, our policies and procedures may not be comprehensive and may not identify every risk to which we are exposed. Many of our methods for managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. As a result, these methods may not fully predict future exposures, which can be significantly greater than our historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. In addition, more extensive and perhaps different risk management policies and procedures might have to be implemented under pending regulations. Any such unforeseen risk, as well as the implementation of any additional risk management policies and procedures may result in material costs to the Company, which could materially adversely affect the Company’s financial condition, cash flow and results of operations.

The effectiveness of our actuarial and other financial models may adversely affect our financial results, capitalization and financial condition.

Actuarial and other financial models are used primarily to determine reserve levels for our in-force block and to provide information to key internal stakeholders for planning, asset / liability management, and risk / stress testing analysis purposes. The models are subject to extensive internal controls which promote repeatability and sustainability, and are also subject to continual review regarding effectiveness, logic, assumptions and underlying product mechanics and refinements may be implemented based on these reviews. Refinements are subject to a rigorous change management process and are agreed upon with key internal stakeholders prior to implementation. While models are continually improving as a result of these refinements, there are still inherent limitations. First, no assurances can be given that all necessary refinements will be identified and/or implemented in our actuarial models. Also, due to the nature of the underlying risks and the uncertainty associated with prospective modeling techniques and the application of such techniques, these models may not accurately capture the evolution of the in-force block, as we cannot determine precisely the actual experience, policyholder behavior and investment income. Variations in any of the foregoing from estimates in our models may result in the need to post additional reserves, which could have a material adverse effect on the Company’s financial condition including by adversely affecting the Company’s capital adequacy ratios utilized by NRSROs to assign credit ratings.

Item 11(a).	Description of Business

Lincoln Benefit Life Company (referred to in this document as “we,” “Lincoln Benefit,” “our,” “us” or the “Company”) was incorporated under the laws of the State of Nebraska in 1938. Lincoln Benefit is a wholly-owned subsidiary of LBL HoldCo II, Inc., a Delaware corporation, which is a wholly-owned subsidiary of LBL HoldCo, Inc. (“HoldCo Parent”). HoldCo Parent is a wholly-owned subsidiary of GILICO. Prior to December 31, 2019, HoldCo Parent was a wholly-owned subsidiary of RL LP and RL (Parallel) Partnership.

Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate, through independent master brokerage agencies and the Allstate exclusive agency channel. In July 2013, we ceased soliciting and selling new policies through our independent agent channel. In 2017, we ceased soliciting and selling new policies through the Allstate exclusive agency channel.

In 2015, the administration of our retained deferred annuity and life business was outsourced to unaffiliated third-party service providers, SE2, LLC and Alliance–One Services, Inc. Allstate Life Insurance Company (“ALIC”) continues to reinsure and administer business sold through the Allstate exclusive agency channel and certain life, immediate and payout annuity contracts. LifeCare Assurance Company administers the Company’s long-term care business.

Lincoln Benefit’s variable annuity business is reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. The Company was not a direct party to this agreement and its reinsurance agreement with ALIC remains unchanged.

In our reports, we occasionally refer to statutory financial information. All domestic U.S. insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America. We frequently use industry publications containing statutory financial information to assess our competitive position.

Lincoln Benefit is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation varies by state but generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state agency. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency, reserve adequacy, insurance company licensing and examination, agent licensing, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices and corporate governance.

Item 11(b).	Description of Property

Lincoln Benefit occupies leased office space in Lincoln, Nebraska and Rosemont, Illinois.

Item 11(c).	Legal Proceedings

Lincoln Benefit is engaged in routine lawsuits, which, in management’s judgment, are not of material importance to its total assets or business prospects.

Item 11(e)	Financial Statements and Notes to Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned subsidiary of LBL HoldCo II, Inc.)

Index

December 31, 2019

Page(s)

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS	16

STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL STOCK AND SURPLUS	20

STATUTORY STATEMENTS OF OPERATIONS	21

STATUTORY STATEMENTS OF CHANGES IN CAPITAL STOCK AND SURPLUS	22

STATUTORY STATEMENTS OF CASH FLOWS	23

NOTES TO STATUTORY STATEMENTS	24

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Board of Directors of

Lincoln Benefit Life Company

Rosemont, Illinois

We have audited the accompanying statutory financial statements of Lincoln Benefit Life Company (the “Company”), a wholly-owned subsidiary of LBL HoldCo II, Inc., which comprise the statutory statements of admitted assets, liabilities and capital stock and surplus as of December 31, 2019 and 2018, and the related statutory statements of operations, changes in capital stock and surplus, and cash flows for the years then ended, and the related notes to the statutory financial statements (collectively referred to as the “statutory financial statements”).

Management’s Responsibility for the Statutory Financial Statements

Management is responsible for the preparation and fair presentation of these statutory financial statements in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these statutory financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statutory financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statutory financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the statutory financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statutory financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

As described in Note 1 to the statutory financial statements, the statutory financial statements are prepared by Lincoln Benefit Life Company using the accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Insurance Department of the State of Nebraska.

The effects on the statutory financial statements of the variances between the statutory basis of accounting described in Note 1 to the statutory financial statements and accounting principles generally accepted in the United States of America although not reasonably determinable, are presumed to be material.

Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America paragraph, the statutory financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of Lincoln Benefit Life Company as of December 31, 2019 and 2018, or the results of its operations or its cash flows for the years then ended.

Opinion on Statutory Basis of Accounting

In our opinion, the statutory financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of Lincoln Benefit Life Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska as described in Note 1 to the statutory financial statements.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 30, 2020

Report of Independent Auditors

To the Board of Directors of Lincoln Benefit Life Company:

We have audited the accompanying statutory financial statements of Lincoln Benefit Life Company, which comprise the statutory statement of admitted assets, liabilities, and capital stock and surplus as of December 31, 2017, and the related statutory statements of operations and changes in capital stock and surplus, and of cash flows for the year then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Nebraska Department of Insurance. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 1 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Nebraska Department of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 1 and accounting principles generally accepted in the United States of America are material.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the “Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles” paragraph, the financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2017, or the results of its operations or its cash flows for the year then ended.

Opinion on Statutory Basis of Accounting

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and surplus of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year then ended, in accordance with the accounting practices prescribed or permitted by the Nebraska Department of Insurance described in Note 1.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

May 8, 2018

LINCOLN BENEFIT LIFE COMPANY

STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL STOCK AND SURPLUS

DECEMBER 31, 2019 AND 2018

($’S IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31, 2019	December 31, 2018
Admitted Assets
Bonds	$6,361,622	$7,709,648
Preferred stocks	14,800	14,800
Common stocks	8,479	6,988
Mortgage loans	721,831	859,366
Contract loans	33,622	134,465
Other investments	84,792	50,377
Receivables for securities	96	539
Cash, cash equivalents and short-term investments	250,810	211,240

Total Cash and Invested Assets	7,476,052	8,987,423
Due and accrued investment income	75,238	90,974
Current income tax recoverable	26,066	28,937
Net deferred tax asset	27,030	26,585
Deferred premium and other assets, net	103,990	61,707
Separate account assets	1,464,556	1,266,912

Total Admitted Assets	9,172,932	$10,462,538

Liabilities, Capital Stock and Surplus
Reserves for policy benefits	4,357,355	6,001,555
Reinsurance payable	48,333	979
Interest maintenance reserve	35,675	—
Funds held under coinsurance	2,776,976	2,709,129
Other liabilities	137,427	104,033
Separate account liabilities	1,464,556	1,266,912

Total Liabilities	8,820,322	$10,082,608

Capital Stock and Surplus
Common capital stock, $100 par value, 30,000 shares authorized and 25,000 shares outstanding	2,500	2,500
Gross paid in and contributed surplus	196,779	171,003
Unassigned funds	153,331	206,427

Total Capital Stock and Surplus	352,610	$379,930

Total Liabilities, Capital Stock and Surplus	9,172,932	$10,462,538

See Notes to the Statutory Financial Statements

LINCOLN BENEFIT LIFE COMPANY

STATUTORY STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019, 2018 AND 2017

($’S IN THOUSANDS)

	2019	2018	2017
Revenue
Premiums	$(913,357)	$80,113	$111,012
Net investment income	382,333	402,362	431,120
Commissions and expense allowance	84,423	64,286	69,041
Reserve adjustments on reinsurance ceded	(686,158)	(174,884)	(196,905)
Other income	34,628	24,927	25,371

Total Revenue	(1,098,131)	396,804	439,639

Benefits and Expenses
Benefit payments to policyholders and beneficiaries	$389,734	$702,649	$722,790
Net change to policy benefit reserves	(1,707,830)	(484,565)	(488,877)
Net transfers from separate accounts	(63,167)	(60,276)	(70,296)
Commissions and operating expenses	270,576	218,553	229,001

Total benefits and expenses	(1,110,687)	376,361	392,618

Gain from operations before dividends and taxes	12,556	20,443	47,021
Policyholder dividends	31	34	34

Gain from operations before taxes	12,525	20,409	46,987
Income tax expense (benefit)	—	(4,090)	(8,296)

Net gain from operations	12,525	24,499	55,283
Net realized capital gains (losses)	21,624	11,224	9,212

Net Income	$34,149	$35,723	$64,495

See Notes to the Statutory Financial Statements

LINCOLN BENEFIT LIFE COMPANY

STATUTORY STATEMENTS OF CHANGES IN CAPITAL STOCK AND SURPLUS

FOR THE YEARS ENDED DECEMBER 31, 2019, 2018 AND 2017

($’S IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

			Additional		Total
			Paid-In	Unassigned	Capital Stock
	Common Capital Stock		Capital	Funds	and Surplus
Balance, December 31, 2016	25,000	$2,500	$171,003	$386,032	$559,535
Net income	—	—	—	64,495	64,495
Change in net unrealized capital gains (losses)	—	—	—	(10,092)	(10,092)
Change in net deferred income tax	—	—	—	(13,626)	(13,626)
Change in nonadmitted assets	—	—	—	(92,976)	(92,976)
Dividends to stockholder	—	—	—	(70,000)	(70,000)
Change in liability for reinsurance in unauthorized and certified companies	—	—	—	2,212	2,212
Change in asset valuation reserve	—	—	—	2,032	2,032
Deferral of ceding commission	—	—	—	(15,779)	(15,779)

Balance, December 31, 2017	25,000	$2,500	$171,003	$252,298	$425,801
Net income	—	—	—	35,723	35,723
Change in net unrealized capital gains (losses)	—	—	—	(50,622)	(50,622)
Change in net deferred income tax	—	—	—	12,913	12,913
Change in nonadmitted assets	—	—	—	(19,333)	(19,333)
Dividends to stockholder	—	—	—	(15,000)	(15,000)
Change in asset valuation reserve	—	—	—	6,488	6,488
Deferral of ceding commission	—	—	—	(16,040)	(16,040)

Balance, December 31, 2018	25,000	$2,500	$171,003	$206,427	$379,930

Change in paid-in capital	—	—	25,776	—	25,776
Net income	—	—	—	34,149	34,149
Change in net unrealized capital gains (losses)	—	—	—	(45,874)	(45,874)
Change in net deferred income tax	—	—	—	(5,802)	(5,802)
Change in nonadmitted assets	—	—	—	19,704	19,704
Dividends to stockholder	—	—	—	(40,000)	(40,000)
Change in liability for reinsurance in unauthorized and certified companies	—	—	—	(4,606)	(4,606)
Change in asset valuation reserve	—	—	—	5,397	5,397
Deferral of ceding commission	—	—	—	(16,064)	(16,064)

Balance, December 31, 2019	25,000	$2,500	$196,779	$153,331	$352,610

See Notes to the Statutory Financial Statements

LINCOLN BENEFIT LIFE COMPANY

STATUTORY STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019, 2018 AND 2017

($’S IN THOUSANDS)

	2019	2018	2017
Cash Flows from Operating Activities:
Premiums and other income received	$35,727	$154,825	$206,540
Investment income received	430,113	452,609	452,678
Benefit payments to policyholders and beneficiaries, including net transfers to separate accounts	(706,381)	(791,653)	(717,365)
Commissions, expenses and taxes paid	(200,532)	(228,066)	(234,171)

Net Cash Used in Operating Activities	(441,073)	(412,285)	(292,318)

Cash Flows from Investing Activities:
Proceeds from investments sold, matured, repaid or received
Bonds	$1,176,624	$1,418,296	$2,048,999
Mortgage loans	277,171	338,652	422,223
Other investments	48,813	14,348	24,668

Subtotal Proceeds from Investments	1,502,608	1,771,296	2,495,890
Cost of Investments Acquired:
Bonds	936,205	1,139,991	2,022,551
Stocks	51,519	50,110	117,852
Mortgage loans	141,078	147,702	5,325
Other investments	20,452	14,376	18,914

Subtotal Investments Acquired	1,149,254	1,352,179	2,164,642
Net Decrease in Contract Loans	(7,694)	(4,824)	(2,334)

Net Cash Provided by Investing Activities	361,048	423,941	333,582

Cash Flows from Financing and Miscellaneous Sources:
Net inflows (outflows) on deposit-type contracts	$80,479	$(41,070)	$168,220
Dividend to stockholders	(40,000)	(15,000)	(70,000)
Other cash provided (applied)	79,116	61,476	(53,141)

Net Cash (Used in) Provided by Financing and Miscellaneous Sources	119,595	5,406	45,079

Net Increase (Decrease) in Cash and Short-term Investments	39,570	17,062	86,343
Cash, cash equivalents and Short-term investments, Beginning of Year	$211,240	$194,178	$107,835

Cash, cash equivalents and Short-term Investments, End of Year	$250,810	$211,240	$194,178

Supplemental Disclosures of Cash Flow Information for Non-cash Transactions:
Change of intercompany note payable and receivable	$(55,500)	$(118,000)	$129,500
Transfers to other invested assets	$—	$—	$28,718
Bond exchanges and other non-cash exchanges	$—	$5,375	$10,959
Mortgage loan refinance	$—	$45,712	$11,368
Bonds, policy loans and other non-cash assets remitted to settle reinsurance premium	$1,444,046	$—	$—
Recapture of modified coinsurance	$539,191	$—	$—
IMR cession	$33,277	$—	$—

See Notes to the Statutory Financial Statements

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Lincoln Benefit Life Company (the “Company” or “Lincoln Benefit”) is a stock insurance company domiciled in the State of Nebraska. It is a wholly-owned subsidiary of LBL HoldCo II, Inc. (“HoldCo”), which in turn is a wholly-owned subsidiary of LBL HoldCo, Inc. (“Holdings”).

On December 31, 2019, Guaranty Income Life Insurance Company (“GILICO”), an Iowa-domiciled insurance company, completed the acquisition (the “Transaction”) of Holdings and its subsidiaries (including the Company). Prior to December 31, 2019, Holdings was a wholly-owned subsidiary of RL LP (formerly Resolution Life LP) and RL Parallel LP (formerly Resolution Life (Parallel) LP).

Lancaster Re Captive Insurance Company (“Lancaster Re”), a Nebraska domiciled captive insurance company, became a wholly-owned subsidiary of Lincoln Benefit on April 1, 2014.

The Company is authorized to sell life insurance and retirement products in all states except New York, as well as, in the District of Columbia, the U.S. Virgin Islands and Guam. Prior to July 18, 2013, the Company sold interest-sensitive, traditional and variable life insurance products through both exclusive agencies (“Allstate Sales channel”) and independent master brokerage agencies. Effective July 17, 2013, sales through the independent master brokerage agencies ceased. Sales through the Allstate Sales channel ceased in 2017.

Allstate Life Insurance Company (“ALIC”) continues to administer and reinsure all life insurance business written by Lincoln Benefit through the Allstate Sales channel, all immediate annuities written by Lincoln Benefit prior to April 1, 2014, certain term life policies written by Lincoln Benefit, and Lincoln Benefit’s variable annuity business.

BASIS OF PRESENTATION

The accompanying statutory financial statements of the Company are presented on the basis of accounting principles prescribed or permitted by the Nebraska Department of Insurance (“NE DOI” or the “Department”). The NE DOI requires insurance companies domiciled in the State of Nebraska to prepare their statutory financial statements in accordance with the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”). Prescribed statutory accounting practices include a variety of publications of the NAIC, as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. There are no deviations from NAIC SAP in the Company’s statutory financial statements as presented for December 31, 2019, 2018 or 2017.

DIFFERENCES BETWEEN NAIC SAP AND U.S. GAAP

Accounting principles and procedures of the NAIC as prescribed or permitted by the Department comprise a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America (“U.S. GAAP”). NAIC SAP differs from U.S. GAAP in several respects, which causes differences in reported assets, liabilities, stockholder’s equity (statutory capital and surplus), net income, and cash flows. The principal differences between NAIC SAP and U.S. GAAP include:

•

Investments in bonds are generally carried at amortized cost; under U.S. GAAP, investments in bonds, other than those classified as held-to-maturity, are carried at fair value. For bonds held as available-for-sale, changes in fair value are recorded in accumulated other comprehensive income.

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•

The changes in the unrealized gains or losses on certain investments are recorded as increases or decreases in statutory surplus; under U.S. GAAP, such unrealized gains and losses are recorded as a component of comprehensive income.

•

Investments in insurance subsidiaries are generally carried on a statutory equity basis with equity in the earnings of subsidiaries reflected in unassigned surplus; under U.S. GAAP, subsidiaries are consolidated and results of operations are included in net income.

•

Minority ownership interests in partnerships are generally carried on an equity method basis with changes in equity reflected in unassigned surplus; under U.S. GAAP, minority ownership interests in partnerships are subject to lower thresholds and are generally carried at cost. Larger ownership interests are carried on an equity method basis with changes in equity reflected in net income. Controlling interests may be considered affiliated and require consolidation.

•

Derivative instruments are recorded at fair value and the changes in fair value are recorded as unrealized gains and losses in statutory surplus. Under U.S. GAAP, derivatives are recorded at fair value and changes in fair value are recorded in net income.

•

Embedded derivatives are carried consistently with the host instruments. Under U.S. GAAP, the embedded derivatives that are not clearly and closely related to the host are bifurcated and accounted for like any other freestanding derivative.

•

Interest Maintenance Reserve (“IMR”) represents the deferral of interest-related realized gains and losses, net of tax, on primarily fixed maturity investments which are amortized into income over the remaining life of the investment sold. No such reserve is required under U.S. GAAP.

•

Asset Valuation Reserve (“AVR”) represents a contingency reserve for credit related risk on most invested assets of the Company and is charged to statutory surplus. No such reserve is required under U.S. GAAP, but mortgage loans are recorded net of allowances for estimated uncollectible amounts.

•

Certain assets, principally prepaid expenses, agents’ balances, and certain deferred tax assets have been designated as nonadmitted assets and excluded from assets by a charge to statutory surplus. Under U.S. GAAP, such amounts are carried with an appropriate valuation allowance, when necessary.

•

Intangible assets such as present value of future profits and other adjustments, resulting from the Company’s acquisitions, are not recorded for statutory purposes. Intangible assets such as goodwill are recorded for statutory purposes with limitations and amortized. Under U.S. GAAP, the present value of future profits is recorded and amortized and goodwill is recorded at cost and tested for impairment using a fair value methodology at least annually.

•

A provision is established for unsecured reinsurance recoverable balances from unauthorized reinsurers. The change in this provision is credited or charged to unassigned statutory surplus. Under U.S. GAAP, a provision is established for uncollectible reinsurance balances with any changes to this provision reflected in earnings for the period.

•

Aggregate reserves for a majority of life insurance and fixed annuity contracts are based on statutory mortality and interest requirements without consideration for anticipated withdrawals. Variable annuity contracts are reserved for using a prescribed principles-based approach. Under U.S. GAAP reserves for term life and fixed annuities are based on the present value of future benefits less the present value of future net premiums based on mortality, morbidity and other assumptions, which were appropriate at the time the policies were issued or acquired. Reserves for universal life and deferred annuities are recognized by establishing a liability equal to the current account value of the policyholders’ contracts, with an additional reserve for certain guaranteed benefits.

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•

Reserves are reported net of ceded reinsurance; under U.S. GAAP, reserves relating to business in which the ceding company is not legally relieved of its liability are reported gross with an offsetting reinsurance receivable.

•

Certain annuity contracts which do not pass through all investment gains to the contract holders are maintained in the separate accounts, whereas U.S. GAAP reports these contracts in the general account of the Company.

•

Policy acquisition costs are expensed as incurred; under U.S. GAAP, these costs are related to the successful acquisition of new and renewal insurance policies and investment contracts which are deferred and recognized over either the expected premium paying period or the expected gross profits.

•

The cumulative effect of changes in accounting principles are recorded as increases or decreases in statutory surplus; under U.S. GAAP, cumulative effects of changes in accounting principles generally affect equity and net income.

•

Premiums of universal life and deferred annuity contracts including policy charges are recorded as revenue when due. Under U.S. GAAP, policy charges are recorded as revenue when due, and the premiums are recorded as policyholder account balances.

•

Federal income taxes are provided for in the Company’s estimated current and deferred taxes. Income taxes incurred include current year estimates of Federal income taxes due or refundable, based on tax returns for the current year and all prior years to the extent not previously provided. Deferred taxes are provided for differences between the statutory financial statement basis and the tax basis of assets and liabilities. Changes in deferred tax assets (“DTAs”) and deferred tax liabilities (“DTLs”) are recognized as a separate component of gains and losses in statutory unassigned surplus, while under U.S. GAAP, these changes are included in income tax expense or benefit. Under U.S. GAAP and NAIC SAP, gross deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the assets will not be realized. The remaining adjusted gross deferred tax asset not meeting certain criteria outlined in Statement of Statutory Accounting Principle (“SSAP”) No. 101, “Income Taxes” (“SSAP No. 101”), are not admitted.

•

The Statutory Statements of Cash Flows differ in certain respects from the presentation required by U.S. GAAP, including the presentation of the changes in cash and short-term investments instead of cash and cash equivalents. Short-term investments include securities with maturities of one year or less at the time of acquisition. For statutory purposes, there is no reconciliation between net income and cash from operations.

•	NAIC SAP does not require the presentation of a Statement of Comprehensive Income; under U.S. GAAP such a statement is required.

The effects on the Company’s financial statements attributable to the differences between NAIC SAP and U.S. GAAP are presumed to be material.

USE OF ESTIMATES

The preparation of financial statements in conformity with statutory accounting principles prescribed or permitted by the State of Nebraska requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. It also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates. The most significant estimates are those used in determining the fair value of financial instruments, allowance for loan losses, aggregate reserves for life policies and

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contracts, deferred income taxes, provision for income taxes and other-than-temporary impairments (“OTTI”) of investments.

FINANCIAL INSTRUMENTS

In the normal course of business, the Company enters into transactions involving various types of financial instruments, including cash equivalents, short-term investments, debt and equity securities and mortgage loans. These instruments involve credit risk and also may be subject to risk of loss due to interest rate fluctuation. The Company evaluates and monitors each financial instrument individually and, when appropriate, obtains collateral or other security to minimize losses.

SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Company in preparing the accompanying statutory-based financial statements:

INVESTMENTS

Cash, cash equivalents and Short-term Investments

Cash, cash equivalents and short-term investments are highly liquid securities. The Company’s cash equivalents primarily include cash, commercial paper and certain money market investments which have an original term to maturity of less than three months. Short-term investments include debt instruments with a term to maturity exceeding three months, but less than one year on the date of acquisition. Cash equivalents and short-term investments are carried at estimated fair value or amortized cost, which approximates fair value.

Bonds

Investments in debt securities including bonds, mortgage-backed securities (“MBS”) and asset-backed securities (“ABS”) are stated at amortized cost using the effective interest method. Where the NAIC rating has fallen to 6 and the fair value has fallen below amortized cost, they are stated at fair value. The ratings for certain residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”) were determined by comparing the insurer’s carrying value divided by remaining par value to price ranges modeled by a third-party vendor chosen by the NAIC that correspond to each NAIC designation. Comparisons were initially made to the model based on amortized cost. Where the resulting rating was a NAIC 6 per the model, further comparison based on fair value was required which, in some cases, resulted in a higher final NAIC rating.

Amortization of the premium or discount from the purchase of these securities considers the estimated timing and amount of prepayments of the underlying loans. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. Prepayment assumptions for single-class and multi-class MBS and ABS are estimated by management using inputs obtained from third-party specialists and based on management’s knowledge of the current market. For prepayment-sensitive securities such as interest-only and principal-only strips, inverse floaters and credit-sensitive MBS and ABS securities, which represent beneficial interests in securitized financial assets that are not of high credit quality or that have been credit impaired, the effective yield is recalculated on a prospective basis. For all other MBS and ABS, the effective yield is recalculated on a retrospective basis. If the collection of all

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contractual cash flows is not probable, an OTTI may be indicated. The process of analyzing securities for an OTTI adjustment is further described in Note 3.

Common Stocks

Common stocks are solely comprised of Federal Home Loan Bank of Chicago (“FHLB”) stock and are carried at cost.

Preferred Stocks

Redeemable preferred stocks are carried at cost.

Investments in Subsidiaries

Investments in insurance subsidiaries are carried based on the underlying statutory equity of the subsidiary. The Company’s investment in Lancaster Re is fully nonadmitted as of December 31, 2019 and 2018. The Company’s book/carrying values and nonadmitted value of its investment in Lancaster Re were $156.8 million and $168.1 million as of December 31, 2019 and 2018, respectively.

Mortgage Loans

Mortgage loans are stated at unpaid principal balances, net of provisions for estimated losses. Mortgage loans acquired at a premium or discount are stated at amortized cost using the effective interest rate method, net of provisions for estimated losses. Purchases and sales of mortgage loans are recognized or derecognized in the Company’s Statutory Statements of Admitted Assets, Liabilities and Capital Stock on the loan’s settlement date, which is the date that the Company cash settles the purchase or sale of the loan. Transaction costs on mortgage loans are capitalized on initial recognition and are recognized in the Company’s Statutory Statements of Operations using the effective interest rate method. Mortgage loans, which primarily include commercial first lien mortgages, are diversified by property type and geographic area throughout the United States. Mortgage loans are collateralized by the related properties and generally are no more than 75% of the property’s value at the time that the original loan is made. The Company regularly assesses the value of the collateral.

A mortgage loan is considered impaired when it is probable that the principal or interest is not collectible in accordance with the contractual terms of the loan. When a mortgage loan is classified as impaired, allowances for credit losses are established to adjust the carrying value of the loan to its net recoverable amount.

The allowance for credit losses are estimated using the present value of expected cash flows discounted at the loan’s effective interest rate or the fair value of the collateral, if the loan is collateral dependent. A specific allowance for loan loss is established for an impaired loan if the present value of expected cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral less cost to sell, is less than the recorded amount of the loan. The full extent of impairment in the mortgage portfolio cannot be assessed solely by reviewing these loans individually. A general allowance for loan loss is established based on an assessment of past loss experience on groups of loans with similar characteristics and current economic conditions. While management believes that it uses the best information available to establish the loan loss allowances, future adjustments may become necessary if economic conditions differ from the assumptions used in calculating them.

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It is the Company’s policy to cease to carry accrued interest on commercial mortgage loans in default if deemed uncollectible or over 180 days past due. The Company held no investments in non-accrual status as of December 31, 2019 or 2018. Interest income is recognized on impaired mortgage loans upon receipt.

Changes in allowances for losses are recorded as changes in unrealized gains and losses to surplus. Once the conditions causing impairment improve and future payments are reasonably assured, the mortgages are no longer classified as impaired and the Company resumes accrual of income. However, if the original terms of the contract have been changed resulting in the Company providing an economic concession to the borrower at below market rates, then the mortgage is reclassified as restructured.

If the conditions causing impairment do not improve and future payments remain unassured, the Company typically derecognizes the asset through disposition or foreclosure. Uncollectible collateral-dependent loans are written off through realized losses for any difference between the carrying value and amount received for the underlying property at the time of disposition or foreclosure.

Contract Loans

Contract loans are carried at the amount of outstanding principal balance. Contract loans are collateralized by the related insurance policy and do not exceed the net cash surrender value of such policy.

Other Investments

Other investments include investments in derivatives, surplus notes, a limited partnership and low income housing tax credits (“LIHTCs”). Investments in surplus notes that are rated NAIC 1 are carried at amortized cost. The minority interest in the partnership is carried using the equity method. LIHTCs are generally recorded at cost and amortized based on the utilization of tax credits and benefits. All of the Company’s investments in LIHTCs were sold in 2018 for a realized loss of $9 thousand.

Derivatives

Derivative instruments used in hedging transactions that meet the criteria of a highly effective hedge are valued and reported consistently with the hedged items. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are valued at fair value with the changes in fair value recorded as unrealized gains and losses in the Statutory Statements of Changes in Capital Stock and Surplus, Change in net unrealized capital gains (losses). Realized investment gains and losses from derivatives that qualify for hedge accounting are reduced by amounts transferred to IMR.

Derivative instruments acquired by the Company were used to manage risks with certain assets and liabilities arising from potential adverse impacts from changes in risk-free interest rates and equity markets related to the Company’s equity indexed annuity and life contracts. The Company does not use derivatives for speculative purposes. Derivatives may include index option contracts and futures and interest rate swaps and are included in Other investments on the Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus. The notional amounts specified in the contracts are used to calculate contractual payments under the agreements and are generally not representative of the potential for gain or loss on these contracts.

The Company did not report any derivatives as accounting hedges as of December 31, 2019 and 2018.

ASSET VALUATION RESERVE AND INTEREST MAINTENANCE RESERVE

The AVR is established as a liability based upon a formula prescribed by the NAIC to offset potential credit-related investment losses on all invested assets, with changes in the AVR charged or credited directly

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to surplus. The IMR is established as a liability to capture realized gains and losses, net of income tax, on the sale of fixed income investments, principally bonds and mortgage loans, resulting from changes in the general level of interest rates, and is amortized into income over the remaining years to expected maturity of the assets sold. Should the deferral of realized losses, net of income tax, result in a debit balance IMR, that amount is presented as an asset and nonadmitted.

INVESTMENT INCOME DUE AND ACCRUED

Accrued investment income consists primarily of interest and dividends. Interest is recognized on an accrual basis and dividends are recorded as earned on the ex-dividend date. Due and accrued income is not recorded on: (a) bonds in default, (b) bonds delinquent more than 90 days or where collection of interest is improbable and (c) mortgage loans in default if deemed uncollectible or over 180 days past due. As of December 31, 2019 and 2018, the Company’s nonadmitted investment income due and accrued was zero.

POLICY AND CONTRACT RESERVES

Policy reserves on annuity and supplementary contracts are calculated using the Commissioners’ Annuity Reserve Valuation Method, except variable annuities which use the Commissioners’ Annuity Reserve Valuation Method for Variable Annuities. The valuation interest assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and issue year.

Policy reserves on life contracts are based on statutory mortality and valuation interest rates using the Commissioner’s Reserve Valuation Method without consideration of withdrawals. The valuation interest and mortality assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and issue year.

Valuation methods provide, in the aggregate, reserves that are greater than or equal to the minimum of guaranteed policy cash values or the amount required by law.

Accident and health benefit reserves are developed by actuarial methods and are determined based on published tables using specified statutory interest rates and mortality. Morbidity and lapse assumptions are based on Company experience.

Liability for deposit-type contracts represents contracts without significant mortality or morbidity risk. Payments received from sales of deposit-type contracts are recognized by providing a liability equal to the current value of the policyholders’ contracts. Interest rates credited to these contracts are based on the applicable terms of the respective contract.

LIABILITY FOR POLICY AND CONTRACT CLAIMS

Liabilities for unpaid claims consist of the estimated amount payable for claims reported but not yet settled and an estimate of claims incurred but not reported. The amounts reported are based upon actual pending claim amounts and historical experience, adjusted for trends and current circumstances. Revisions of these estimates are included in the Company’s Statutory Statements of Operations in the year such adjustments are determined to be required.

INCOME TAXES

The Company accounts for current and deferred income taxes and recognizes reserves for income tax contingencies in accordance with SSAP No. 101. Under the applicable asset and liability method for recording deferred income taxes, deferred taxes are recognized when assets and liabilities have different

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values for financial statement and tax reporting purposes, using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on DTAs and DTLs is recognized in the period that includes the enactment date. Valuation allowances on DTAs are estimated based on the Company’s assessment of the realizability of such amounts. Refer to Note 13 of the Company’s financial statements for further discussion of the Company’s income taxes.

REINSURANCE

Policy and contract liabilities ceded have been reported as reductions of the related reserves. Premiums, commissions, expense reimbursement, claims, and claim adjustment expenses related to reinsured business are accounted for on a basis consistent with that used in accounting for the original policies issued and with the terms of the reinsurance contracts and are reported net of amounts ceded to other companies.

A liability has been provided for unsecured policy reserves on reinsurance ceded to companies not authorized to assume business in the state of domicile and is included in funds held under reinsurance treaties with unauthorized companies. Changes in this liability are reported directly in unassigned surplus.

EXPERIENCE REFUNDS

Experience refunds are calculated in accordance with the applicable reinsurance agreements. Experience refunds are primarily determined by claims experience on the ceded blocks, in addition to numerous factors that include profitability of the Company during the period covered by the refund and capitalization levels of the Company. Experience refunds are recorded directly in earned income.

GUARANTY ASSOCIATION ASSESSMENTS

The Company is required by law to participate in the guaranty associations of the various states in which it is licensed to do business. The state guaranty associations ensure payment of guaranteed benefits, with certain restrictions, to policyholders of impaired or insolvent insurance companies by assessing all other companies involved in similar lines of business. Certain guaranty fund assessments paid by the Company are recoverable through premium tax credits over time.

RECOGNITION OF REVENUE AND RELATED EXPENSES

Scheduled life, accident and health insurance premiums and annuity considerations are recognized as revenue when due. Premiums for universal life and single premium contracts are recognized as revenue when collected. Benefits, surrenders and withdrawals are expensed as incurred. All acquisition costs and maintenance expenses are charged to the Company’s Statutory Statements of Operations as incurred.

OTHER INCOME

Other income primarily consists of various insurance policy charges. In 2019, other income includes IMR ceded as part of the Company’s reinsurance program described in Note 8.

SEPARATE ACCOUNTS

The Company has established unitized Separate Accounts applicable to various classes of contracts providing for variable benefits. Contracts for which funds are invested in the variable Separate Accounts include individual and group life and annuity contracts.

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Net investment income, capital gains and losses, and changes in mutual fund asset values on the variable Separate Accounts are allocated to policyholders and therefore do not affect the operating results of the Company. Assets held in the variable Separate Accounts are carried at fair value. The investment risk of such securities is retained by the contractholder. The Company earns separate account fees for providing administrative services and bearing the mortality risks related to contracts for which funds are invested in variable Separate Accounts.

The activity of the variable Separate Accounts is not reflected in the Company’s financial statements except for the following:

•	The fees that the Company receives, which are assessed periodically and recognized as revenue when assessed.

•

The activity related to the guaranteed minimum death benefit, guaranteed minimum accumulation benefit and guaranteed minimum withdrawal benefit with offsetting transfers to/from the variable Separate Accounts are reflected in the Company’s financial statements.

•	Premiums and withdrawals with offsetting transfers to/from the variable Separate Accounts are reflected in the Company’s Statutory Statements of Operations.

•	Transfers from the variable Separate Accounts due and accrued, which include accrued expense allowances receivable from the variable Separate Accounts.

•

The dividends-received-deduction (“DRD”), which is included in the Company’s income tax expense, is calculated based upon the variable Separate Accounts’ assets held in connection with variable contracts.

The results of variable annuity contracts and certain variable life policies are reinsured to ALIC pursuant to a modified coinsurance agreement.

NONADMITTED ASSETS

Certain assets are designated as “nonadmitted” under NAIC SAP. Such assets, principally related to amounts advanced to or due from financial representatives, prepaid expenses, aged reinsurance recoverables, deferred tax assets in excess of statutory limits and the Company’s investment in Lancaster Re are excluded from assets and surplus in the Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus as of December 31, 2019 and 2018. IMR is excluded from assets and surplus in the Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus as of December 31, 2018.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.

ACCOUNTING PRONOUNCEMENTS

Effective January 2020 with early adoption permitted, the NAIC revised SSAP No. 22, “Leases” to SSAP No. 22R, “Leases - Revised” in order to update guidance on leases, including leveraged leases and sale-leaseback transactions. The substantive revisions to SSAP No. 22 were the result of U. S. GAAP based changes by the Financial Accounting Standards Board (“FASB”) through issuance of Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842)”. The adoption of these revisions is not expected to have an

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impact on the financial statements of the Company as the “operating lease” approach without recognition of a right-to-use asset or lease liability is still used under NAIC SAP for lessees.

Effective January 2020 with early adoption permitted, the NAIC revised SSAP No. 100R, “Fair Value”, as a result of the issuance of ASU 2018-13, “Changes to the Disclosure Requirements for Fair Value Measurement”. This ASU was issued in August 2018 as part of a FASB project to improve the effectiveness of U.S. GAAP disclosures. The adoption of these revisions is not expected to have a significant impact on the financial statements of the Company and disclosures will be updated in Note 12.

Effective April 2019, the NAIC revised SSAP No. 100R, “Fair Value” as a result of the issuance of ASU 2018-36, “Changes to the Disclosure Requirements for Fair Value Measurement”. This ASU was issued to update the timing for the application of ASU 2018-13 for certain of the disclosures, i.e., deletion of the disclosures detailing transfers between Levels 1 and 2, policy for timing of transfers and valuation process for Level 3. The adoption of these revisions did not have a significant impact on the financial statements of the Company and disclosures were updated in Note 12.

Effective December 2019, the NAIC revised SSAP No. 43R “Loan-Backed and Structured Securities” to incorporate guidance for certain government sponsored enterprises credit risk transfer instruments known as mortgage-referenced securities (“MRS”) that meet the statutory classification of a structured note as the holder could lose principal with the performance of the referenced security, however, also encompass both the credit risk of the issuer (e.g., Fannie Mae or Freddie Mac), as well as the credit risk of mortgage loan borrowers. The adoption of these revisions did not have an impact on the financial statements of the Company as they continue to be admitted assets whereas the guidance for other types of structured notes was moved effective December 2019 to SSAP No. 86, “Derivatives” and the assets were nonadmitted.

Effective December 2019 with early adoption permitted, the NAIC revised SSAP No. 69. “Cash Flows”, as a result of the issuance of ASU 2016-18. “Statement of Cash Flows: Restricted Cash”. This ASU required restricted cash and restricted cash equivalents to be included with cash and cash equivalents when reconciling the beginning and ending balances shown on the Statutory Statements of Cash Flows. This revision is to be shown retrospectively, allowing for comparative cash flow statements. The adoption of this revision is included as a reclass between line items of the Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus and related adjustments to the Statutory Statements of Cash Flows with an immaterial overall impact to the financial statements.

Effective March 2019 with early adoption permitted, the NAIC amended SSAP No. 43R, “Loan-backed and Structured Securities” to delete the modified filing exempt (“MFE”) guidance. Under the MFE process, the amortized cost basis is used in conjunction with the credit rating provider (“CRP”) rating to determine the final NAIC designation. When eliminated, securities that have a CRP rating that are not captured as financially modeled securities will use the equivalent NAIC designation without adjustment. The adoption of these revisions did not have an impact on the financial statements of the Company as no numeric ratings were changed as a result of early adoption.

Effective May 2018, in response to the enactment of the Tax Cuts and Jobs Act on December 22, 2017, the NAIC amended SSAP No. 101, “Income Taxes” to clarify the following: (1) the remeasurement of deferred tax assets and deferred tax liabilities due to the change in the tax rate to three components of surplus: change in net unrealized capital gain/loss, change in net deferred income tax and change in nonadmitted assets; and (2) the classification of life and nonlife entities for tax purposes and that the classification is based on how the entity is taxed. Minor revisions were also made to the question and answer guidance provided in SSAP No. 101. The adoption of these revisions did not have a significant impact on the financial statements of the Company.

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Effective January 2018, the NAIC amended SSAP No. 86, “Derivatives” to clarify the reporting for variation margin. Revisions clarify that variation margin changes shall not be recognized as settled until the derivative contract has terminated and/or otherwise expired. The adoption of these revisions did not have a significant impact on the financial statements of the Company as this is current practice.

2.	RELATED PARTY TRANSACTIONS

The Company has significant transactions with affiliates. Intercompany revenues and expenses recognized under these agreements may not necessarily be indicative of costs that would be incurred if the Company operated on a stand-alone basis and if these transactions were with unrelated parties. Below is a summary of significant transactions with affiliates.

Capital Contributions and Dividends

On December 31, 2019, the Company received a capital contribution from GILICO for $20 million.

After receiving prior approval from the NE DOI, the Company paid extraordinary dividends of $40 million, $15 million and $70 million in 2019, 2018 and 2017, respectively.

During 2019, the Company contributed additional capital of $50 million to Lancaster Re. In 2018, the Company contributed additional capital and special surplus funds of $15 million and $35 million, respectively, to Lancaster Re. In 2017, the Company contributed additional capital and special surplus funds of $30 million and $70 million, respectively, to Lancaster Re.

Reinsurance Related Agreements

As more fully described in Note 8, the Company is party to reinsurance transactions with affiliates.

On December 31, 2019, the Company entered into a coinsurance agreement with GILICO, resulting in the transfer of certain life and annuity contracts. The Company ceded statutory reserves of $1,387 million in return for a ceding commission, which was recorded in the Statutory Statements of Operations. The Company had a net payable of $35 million due to GILICO under terms of the coinsurance agreement at December 31, 2019.

On April 1, 2014, the Company entered into an indemnity reinsurance agreement on a combination coinsurance and coinsurance funds withheld basis with Lancaster Re, resulting in the transfer of XXX and AXXX reserves associated with certain term and universal life policies. The Company ceded statutory reserves of $2,733 million in return for a ceding commission, which was deferred net of tax into unassigned surplus in accordance with NAIC SAP. Amortization of $16.1 million, $16.0 million and $15.8 million was recorded during the years ended December 31, 2019, 2018 and 2017, respectively, resulting in an unamortized balance in surplus at December 31, 2019, 2018 and 2017 of $230.5 million, $246.6 million and $262.6 million, respectively. The deferred ceding commission is amortized into income over the period under which earnings emerge from the business reinsured. The Company had a net reinsurance receivable from Lancaster Re of $35.6 million and $16.0 million at December 31, 2019 and 2018, respectively.

There is no reported risk-based capital or Primary Security shortfall associated with these agreements.

Administrative Service Agreements and Other

The Company and HoldCo have entered into a Services Agreement to provide certain administrative and other services to each other. Total expenses incurred under this agreement to HoldCo were $13.5 million, and $22.4 million and $18.8 million for the years ended December 31, 2019, 2018 and 2017, respectively.

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NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

The Company and Lancaster Re have entered into a Services Agreement to provide certain administrative and other services to Lancaster Re. The Company and Lancaster Re also entered into an Investment Services Agreement pursuant to which the Company will provide investment management services with respect to assets of Lancaster Re. The Investment Services Agreement does not apply to the Funds Withheld Account held at Lincoln Benefit. Assets may be added to or withdrawn from the accounts at any time by Lancaster Re. Management and administrative fees are payable quarterly and totaled approximately $(8.6) million, $1.7 million and $1.9 million for the years ended December 31, 2019, 2018 and 2017, respectively.

Effective December 31, 2019, the Company entered into a Cost Sharing and Services Agreement with Kuvare US Holdings, Inc. (“Kuvare”) and Kuvare Insurance Services LP (“KIS”) whereby Kuvare and KIS have agreed to provide certain management and administrative services to Lincoln Benefit, including management, reinsurance, legal, audit, administration, financial planning and other services. Lincoln Benefit reimburses Kuvare and KIS at cost for services provided by Kuvare and KIS pursuant to this agreement. Total expenses incurred under this agreement to HoldCo were $0.3 million for the year ended December 31, 2019.

On December 31, 2019, Lincoln Benefit entered into an Investment Management Agreement with KIS, whereby KIS has agreed to provide certain investment advisory and management services to Lincoln Benefit. Pursuant to this agreement, KIS will receive a gross fee of approximately 0.30% per annum on all invested assets of Lincoln Benefit managed under this agreement. No expenses were incurred under this agreement during the year ended December 31, 2019.

The Company and Lancaster Re have entered into a federal income Tax Allocation Agreement. Refer to Note 13 for more information related to this agreement.

Effective April 1, 2014, the Company entered into a Fee Letter (the “Fee Letter”) with Lanis LLC (“Lanis”) pursuant to which the Company will pay Lanis the risk spread due on the Vehicle Note issued by Lanis to Lancaster Re. A reserve of $2.1 million had been established on the balance sheet for these payments as of December 31, 2018. This reserve was released in 2019 and the Company was reimbursed as described directly below.

On April 1, 2014, the Company and HoldCo entered into a Letter Agreement whereby from and after the fifth anniversary of the date of the agreement, if the Company makes any payment pursuant to the Fee Letter, within ten business days of such payment by the Company, HoldCo shall reimburse the Company in cash in an amount equal to such payment by the Company. For the year ended December 31, 2019, HoldCo contributed capital of $5.8 million to the Company under this agreement.

Effective November 4, 2016, the Company entered into an intercompany note receivable and note payable agreement with Lancaster Re in equal amounts (initially $100 million, and up to $500 million). The consideration for each note is offset, and interest is paid quarterly based on rates defined in the agreement. The gross amounts as of December 31, 2019 and 2018 were $211.0 million and $266.5 million, respectively.

The maturities of the outstanding intercompany note receivable and payable as of December 31, 2019 and 2018 were as follows:

($’s thousands)	December 31, 2019	December 31, 2018
2019	$—	$55,500
2020	105,500	105,500
2021	76,000	76,000
2022	29,500	29,500

Total	$211,000	$266,500

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

Interest expense incurred on the note payable and interest income earned on the note receivable for the year ended December 31, 2019 were $10.6 million and $4.7 million, respectively. Interest expense incurred on the note payable and interest income earned on the note receivable for the year ended December 31, 2018 were $13.7 million and $5.6 million, respectively. Interest expense incurred on the note payable and interest income earned on the note receivable for the year ended December 31, 2017 were $16.6 million and $6.1 million, respectively.

Amounts Due To or From Affiliates

The Company reported the following receivables/ (payables) to affiliates as of December 31, 2019 and 2018 excluding amounts related to taxes (see Note 13) and reinsurance agreements:

($’s in thousands)	December 31, 2019	December 31, 2018
Holdco	$(2,828)	$(5,288)
Lancaster Re	(580)	(1,273)
Lanis	(1,956)	(2,131)
Kuvare	(300)	—

Intercompany receivable and payable balances are evaluated on an individual company basis. Intercompany balances are generally settled quarterly.

3.	INVESTMENTS

The statement value and fair value of the Company’s debt securities as of December 31, 2019 and 2018 were as follows:

December 31, 2019

($’s in thousands)	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. governments	$58,548	$5,375	$(86)	$63,837
All other governments	12,807	190	(578)	12,419
U.S. states, territories and possessions	15,426	2,162	—	17,588
U.S. political subdivisions	64,496	2,826	(63)	67,259
Special revenue	875,549	68,577	(894)	943,232
Industrial and miscellaneous	5,232,882	407,791	(14,019)	5,626,654
Hybrids	101,914	7,277	(423)	108,768

Total bonds	$6,361,622	$494,198	$(16,063)	$6,839,757

December 31, 2018

($’s in thousands)	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. governments	$146,412	$2,382	$(2,308)	$146,486
All other governments	22,596	8	(2,627)	19,977
U.S. states, territories and possessions	15,565	—	(49)	15,516
U.S. political subdivisions	92,396	1,157	(2,515)	91,038
Special revenue	979,287	30,306	(14,972)	994,621
Industrial and miscellaneous	6,332,610	26,116	(339,351)	6,019,375
Hybrids	120,782	925	(5,726)	115,981

Total bonds	$7,709,648	$60,894	$(367,548)	$7,402,994

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

The statement value and estimated fair value as of December 31, 2019 by maturity periods for debt securities, other than ABS and MBS were as shown below:

December 31, 2019

($’s in thousands)	Statement Value	Fair Value
Due in one year or less	$136,742	$137,714
Due after one through five years	524,557	542,327
Due after five through ten years	639,630	681,821
Due after ten years	3,942,466	4,326,858

Total before asset and mortgage-backed securities	5,243,395	5,688,720
Asset and mortgage-backed securities	1,118,227	1,151,037

Total bonds	$6,361,622	$6,839,757

Actual maturities may differ from contractual maturities on ABS and MBS because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties; accordingly, the contractual maturities for those securities are not shown.

Proceeds from sales of investments in debt securities for the years ended December 31, 2019, 2018 and 2017 were $0.9 billion, $1.0 billion and $1.5 billion, respectively; gross gains for the years ended December 31, 2019, 2018 and 2017 were $47.4 million, $4.8 million and $30.0 million, respectively, and gross losses for the years ended December 31, 2019, 2018 and 2017 were $19.3 million, $47.0 million and $11.9 million, respectively. Investment grade debt securities were 98.7% and 98.3% of the Company’s total debt securities as of December 31, 2019 and 2018, respectively.

The Company held no 5* securities as of December 31, 2019 and December 31, 2018.

For securities sold, redeemed or otherwise disposed as a result of a callable feature (including make whole call provisions), the number of CUSIPs and amount of investment income for the years ended December 31, 2019, 2018 and and 2017 were as follows:

($’s in thousands, except # of securities)
	December 31, 2019		December 31, 2018		December 31, 2017
Type	General Account	Separate Account	General Account	Separate Account	General Account	Separate Account
Number of CUSIPs	22	—	13	—	12	—
Aggregate Amount of Investment Income	$3,785	$—	$1,005	$—	$2,169	$—

Pricing

Non-U.S. government fixed income holdings are valued on the basis of the quotes provided by pricing services, which are subject to pricing validation reviews and a pricing vendor challenge process. Valuations provided by vendors are generally based on the actual trade information as substantially all of the Company’s non-U.S. government holdings are traded in a transparent and liquid market.

Corporate debt securities mainly include investment grade positions, which are priced on the basis of quotes provided by third-party pricing vendors and first utilize valuation inputs from actively traded securities, such as bid prices, bid spreads to Treasury securities, Treasury curves, and same or comparable issuer curves and spreads. Issuer spreads are determined from actual quotes and traded prices and incorporate considerations of credit/default, sector composition, and liquidity and call features. Where market data is not

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

available valuations are developed based on the modeling techniques that utilize observable inputs and option adjusted spreads and incorporate considerations of the security’s seniority, maturity and the issuer’s corporate structure.

Values of RMBS, CMBS and ABS are obtained from third-party pricing vendors and through quoted prices, some of which may be based on the prices of comparable securities with similar structural and collateral features. Pricing inputs for ABS, primarily debt securitized by credit card, student loan and auto receivables, focus on capturing, where relevant, collateral quality and performance, payment patterns, and delinquencies. Values of certain ABS for which there are no significant observable inputs are developed using benchmarks to similar transactions or indices.

For both CMBS and RMBS, cash flows are derived based on the transaction-specific information which incorporates priority in the capital structure and are generally adjusted to reflect benchmark yields, market prepayment data, collateral performance (default rates and loss severity) for specific vintage and geography, credit enhancements, and ratings. For certain RMBS and CMBS with low levels of market liquidity, judgments may be required to determine comparable securities based on the loan type and deal-specific performance. CMBS terms may also incorporate lock-out periods that restrict borrowers from prepaying the loans or provide disincentives to prepay and therefore reduce prepayment risk of these securities, as compared to RMBS. The factors specifically considered in valuation of CMBS include borrower-specific statistics in a specific region, such as debt service coverage and loan-to-value ratios, as well as the type of commercial property.

Other-than-temporary impairments

The Company recognizes and measures OTTI for ABS and MBS in accordance with SSAP No. 43R, “Loan-Backed and Structured Securities”. In accordance with SSAP No. 43R, if the fair value of a structured security is less than its amortized cost basis at the balance sheet date, the Company assesses whether the impairment is an OTTI. When an OTTI has occurred, the amount of OTTI recognized in earnings is the difference between the amortized cost basis of the security and the present value of its expected future cash flows discounted at the effective interest rate implicit in the security.

If the Company intends to sell the structured security, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis, an OTTI is considered to have occurred. The amount of the OTTI recognized in earnings is the difference between the amortized cost basis and the fair value of the security.

If the Company does not intend to sell the structured security, or it is not more likely than not that it will be required to sell the security before recovery of its amortized cost basis, the Company performs cash flow testing to determine if the present value of its expected future cash flows discounted at the effective interest rate implicit in the security is less than its amortized cost basis.

Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third parties, along with assumptions and judgments about the future performance of the underlying collateral. Losses incurred on the respective portfolios are based on loss models using assumptions about key systemic risks such as unemployment rates and housing prices and loan specific information such as delinquency rates and loan-to-value ratios.

If the fair value of a debt security, other than those subject to SSAP No. 43R, is less than its amortized cost basis at the balance sheet date, the Company assesses whether the impairment is an OTTI. When an OTTI has occurred, the amount of OTTI recognized in earnings is the difference between the amortized cost basis of the security and its fair value.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

If the Company intends to sell the debt security, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis, an OTTI is considered to have occurred. If the Company does not intend to sell the debt security, or it is not more likely than not that it will be required to sell the security before recovery of its amortized cost basis, the Company employs a portfolio monitoring process to identify securities that are OTTI.

The Company has a Credit Committee comprised of investment and finance professionals which meets at least quarterly to review individual issues or issuers that may be of concern. In determining whether a security is OTTI, the Credit Committee considers the factors described below. The process involves a quarterly screening of all securities where fair value is less than the amortized cost basis. Discrete credit events, such as a ratings downgrade, are also used to identify securities that may be OTTI. The securities identified are then evaluated based on issuer-specific facts and circumstances, such as the issuer’s ability to meet current and future interest and principal payments, an evaluation of the issuer’s financial position and its near-term recovery prospects, difficulties being experienced by an issuer’s parent or affiliate, and management’s assessment of the outlook for the issuer’s sector.

As a supplement to the qualitative assessment, independent screenings are performed to help identify securities that should be carefully scrutinized for inclusion on the watchlist and in the proper category. These include things like market value to book value ratio, highest unrealized losses, length of time at an unrealized loss and stress test results for structured securities. In making these evaluations, the Credit Committee exercises considerable judgment. Based on this evaluation, issues or issuers are considered for inclusion on one of the Company’s following watchlists: Monitor, Concern, High Concern, or Default.

“Monitor List”- Management has concluded that the Company’s amortized cost will be recovered through timely collection of all contractually specified cash flows, but that changes in issuer-specific facts and circumstances require monitoring on a quarterly basis. The likelihood of future non-repayment is considered not probable. For loan-backed and structured securities, a principal loss would be projected under a significant stress model scenario. No OTTI charge is recorded in the Company’s Statutory Statements of Operations for unrealized loss on securities related to these issuers.

“Concern List”- Management has concluded that the Company’s amortized cost will be recovered through timely collection of all contractually specified cash flows, but that changes in issuer-specific facts and circumstances require monitoring on a quarterly basis. The likelihood of future non-repayment is considered above average but not probable. For loan-backed and structured securities, a principal loss would be projected under a stress model scenario. No OTTI charge is recorded in the Company’s Statutory Statements of Operations for unrealized loss on securities related to these issuers.

“High Concern”- Management has concluded that the Company’s amortized cost will be recovered through timely collection of all contractually specified cash flows, but that changes in issuer-specific facts and circumstances require continued monitoring. A security is moved from the Concern List to the High Concern List when changes in issuer-specific facts and circumstances increase the possibility that a security may become impaired. The likelihood of future non-repayment is considered probable. For loan-backed and structured securities, a principal loss would be projected under a base case model scenario. No OTTI charge is recorded in the Company’s Statutory Statements of Operations for unrealized loss on securities related to these issuers.

“Default List”- A security that is not current with respect to principal and interest or was issued by a company that has entered bankruptcy subsequent to acquisition or experienced a significant credit downgrade. Management has concluded the amortized cost basis of the security may not be recovered due to expected delays or shortfalls in the contractually specified cash flows. For these investments, the amount of OTTI recognized in the Company’s Statutory Statements of Operations is the difference between the amortized cost basis of the security and its fair value or present value of discounted cash flows dependent on the length of time and degree of impairment.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

Should it be determined that a security is other than temporarily impaired, the Company records a loss through an appropriate adjustment in carrying value. During the year ended December 31, 2019, the Company incurred the following write-downs of debt securities, which were subject to SSAP No. 43R:

($’s in thousands)
CUSIP	Book/Adj Carrying value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows	Recognized OTTI	Amortized Cost After OTTI	Fair Value at Time of OTTI	Date of Financial Statement Where Reported
50179MAH4	$4,982	$3,767	$1,215	$3,767	$3,767	6/30/2019
50179MAH4	3,978	3,102	876	3,102	3,102	9/30/2019
50179MAH4	3,041	2,633	408	2,633	2,633	12/31/2019

Total	$12,001	$9,502	$2,499	$9,502	$9,502

There are inherent risks and uncertainties in management’s evaluation of securities for OTTI. These risks and uncertainties include factors both external and internal to the Company, such as general economic conditions, an issuer’s financial condition or near-term recovery prospects, market interest rates, unforeseen events which affect one or more issuers or industry sectors, and portfolio management parameters, including asset mix, interest rate risk, portfolio diversification, duration matching, and greater than expected liquidity needs. All of these factors could impact management’s evaluation of securities for OTTI.

Temporary impairments

The gross unrealized losses and fair value of investments, which have been deemed temporarily impaired, aggregated by investment category, number of securities and length of time that securities have been in an unrealized loss position at December 31, 2019 and 2018 were as follows:

December 31, 2019	Less than 12 months			12 months or more			Total
($’s in thousands, except # of securities)	#	Fair Value	Unrealized Losses	#	Fair Value	Unrealized Losses	#	Fair Value	Unrealized Losses
U.S. governments	4	$2,566	$(76)	11	$217	$(10)	15	$2,783	$(86)
All other governments	—	—	—	1	4,298	(578)	1	4,298	(578)
U.S. political subdivisions	1	7,072	(63)	—	—	—	1	7,072	(63)
Special revenue	34	204,463	(883)	37	361	(11)	71	204,824	(894)
Industrial and miscellaneous	92	255,033	(2,757)	71	233,548	(11,262)	163	488,581	(14,019)
Hybrids	—	—	—	2	9,578	(423)	2	9,578	(423)

Total bonds	131	$469,134	$(3,779)	122	$248,002	$(12,284)	253	$717,136	$(16,063)

December 31, 2018	Less than 12 months			12 months or more			Total
($’s in thousands, except # of securities)	#	Fair Value	Unrealized Losses	#	Fair Value	Unrealized Losses	#	Fair Value	Unrealized Losses
U.S. governments	25	$17,848	$(708)	25	$38,398	$(1,600)	50	$56,246	$(2,308)
All other governments	1	8,894	(122)	4	10,573	(2,505)	5	19,467	(2,627)
U.S. states, territories and possessions	2	15,516	(49)	—	—	—	2	15,516	(49)
U.S. political subdivisions	6	14,765	(352)	4	26,323	(2,163)	10	41,088	(2,515)
Special revenue	96	141,627	(5,360)	168	161,355	(9,612)	264	302,982	(14,972)
Industrial and miscellaneous	1,206	3,814,020	(220,946)	332	1,001,027	(118,405)	1,538	4,815,047	(339,351)
Hybrids	21	81,256	(4,526)	2	8,800	(1,200)	23	90,056	(5,726)

Total bonds	1,357	$4,093,926	$(232,063)	535	$1,246,476	$(135,485)	1,892	$5,340,402	$(367,548)

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

Exposure to Subprime and Alt-A mortgages

Subprime mortgages are residential loans to borrowers with weak credit profiles. Alt-A mortgages are residential loans to borrowers who generally have credit profiles above subprime but do not conform to traditional (“prime”) mortgage underwriting guidelines. The Company has invested in certain mortgage-backed and structured securities that include exposure to subprime and other below-prime mortgage loans. These investments are included in bonds in the Statutory Statements of Admitted Assets and are generally reported at amortized cost.

The Company has a comprehensive portfolio monitoring process. No impairments were recorded in the subprime or Alt-A portfolio in 2019, 2018 or 2017. The Company’s practice for acquiring and monitoring subprime and Alt-A securities takes into consideration the quality of the originator, quality of the servicer, security credit rating, underlying characteristics of the mortgages, borrower characteristics, level of credit enhancement in the transaction, and bond insurer strength, where applicable. The originators and servicers of the underlying mortgage loans are primarily subsidiaries of large banks and brokers.

The Company had no indirect exposure to subprime and Alt-A loans as of December 31, 2019. The Company had indirect exposure to subprime and Alt-A loans with book adjusted carrying value of $58.6 million which was less than one percent of the Company’s total invested assets as of December 31, 2018, as shown below:

($’s in thousands)
	December 31, 2018
Direct Exposure through Other Investments	Actual Cost	Book/Adjusted Carrying Value (excluding interest)	Fair Value	Other Than Temporary Impairment Losses Recognized
Residential mortgage backed securities	$56,495	$58,639	$62,670	$—

4.	MORTGAGE LOANS

The Company invests in commercial first lien mortgage loans throughout the United States. Investments are diversified by property type and geographic area. The Company monitors the condition of the mortgage loans in its portfolio. In those cases where mortgages have been restructured, appropriate allowances for losses have been made. In those cases where, in management’s judgment, the mortgage loans’ values are impaired, appropriate losses are recorded.

The geographical distribution of the statement value of the mortgage loans portfolio as of December 31, 2019 and 2018 was as follows:

($’s in thousands)	December 31, 2019	December 31, 2018
Alabama	$569	$829
Arizona	36,032	36,758
California	140,936	146,681
Colorado	91,680	61,631
Florida	24,305	54,630
Georgia	29,631	20,562
Hawaii	2,754	3,964
Illinois	56,163	86,827
Iowa	276	545

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

($’s in thousands)	December 31, 2019	December 31, 2018
Kansas	$—	$9,200
Massachusetts	29,549	30,656
Minnesota	22,624	23,837
Nevada	9,308	80,931
New Jersey	35,663	21,192
New York	47,556	48,375
North Carolina	3,817	33,483
Ohio	12,110	12,325
Pennsylvania	69,800	50,353
South Carolina	24,384	24,791
Texas	84,674	110,698
Virginia	—	249
Wisconsin	—	849
General Allowance	—	—

Total mortgage loans	$721,831	$859,366

Outstanding commitments on certain mortgage loans held in the investment portfolio to finance property improvements on underlying real estate totaled $5.1 million and $4.8 million at December 31, 2019 and 2018, respectively.

During 2019, the maximum and minimum lending rates were 5.170% and 3.570%, respectively. The maximum and minimum lending rates for commercial mortgage loans during 2018 were 5.360% and 4.006%, respectively. During the years ended December 31, 2019 and 2018, the Company did not reduce interest rates on any outstanding mortgage loans. Mortgage loans are collateralized by the related properties and did not exceed 74% and 70% of the properties’ value at the time the original loan was made in 2019 and 2018, respectively.

A loan is considered impaired when it is probable that the principal or interest is not collectible in accordance with the contractual terms of the loan. The allowance for credit losses is estimated using the present value of expected cash flows discounted at the loan’s effective interest rate or the fair value of the collateral, if the loan is collateral dependent. A specific allowance for loan loss is established for an impaired loan if the present value of expected cash flows discounted at the loan’s effective interest rate, or the fair value of the loan collateral, less cost to sell, is less than the recorded amount of the loan. During the years ended December 31, 2019, 2018 and 2017, no loans were impaired or past due.

A general allowance for loan loss is established based on an assessment of past loss experience on groups of loans with similar characteristics and current economic conditions. While management believes that it uses the best information available to establish the allowances, future adjustments may become necessary if economic conditions differ from the assumptions used in calculating them. There was no general allowance for loan loss at December 31, 2019 or 2018.

As of December 31, 2019, and 2018, the Company held no restructured loans. Should the Company hold any troubled debt, the Company may modify the terms of a loan by adjusting the interest rate, extending the maturity date, or both.

The Company accrues interest income on impaired loans to the extent it is deemed collectible, assuming it is delinquent less than 180 days and the loan continues to perform under its original or restructured contractual terms. Interest income is recognized on impaired mortgage loans upon receipt.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

The credit quality indicator for the Company’s mortgage loans is a risk-rated measure based on the borrowers’ ability to pay and the value of the underlying collateral. The Commercial Mortgage Loan risk rating is related to an increasing likelihood of loss, with lower quality ratings representing the category in which losses may be expected. It is used in measuring relative risk for the AVR calculation. The statement value of the Company’s mortgage loans, net of allowances for credit losses, by credit quality indicator as of December 31, 2019 and 2018 was as follows:

($’s in thousands)	December 31, 2019	December 31, 2018
CM1 - Highest Quality	$443,931	$444,430
CM2 - High Quality	239,928	377,490
CM3 - Medium Quality	37,972	37,446

Total mortgage loans	$721,831	$859,366

5.	INVESTMENT GAINS AND LOSSES

Realized capital gains and losses on debt securities, mortgages and derivatives which relate to changes in levels of interest rates are charged or credited to the IMR, net of tax, and amortized into income over the remaining contractual life of the security sold. Realized gains and losses from the remaining investments are reported, net of tax, on the Statutory Statements of Operations, but are not included in the computation of net gain from operations. Realized capital gains and losses are recognized on a specific identification basis.

Net realized gains and losses recognized through the Statutory Statements of Operations for the years ended December 31, 2019, 2018 and 2017 were comprised of the following:

($’s in thousands)	2019	2018	2017
Debt securities	$115,958	$(50,282)	$11,256
Mortgage loans	474	(104)	3,997
Cash, cash equivalents and short-term investments	(1)	2	—
Derivative instruments	8,268	4,913	21,229
Other invested assets	267	(9)	(92)

Subtotal	124,966	(45,480)	36,390
Capital gains tax expense	344	(20,649)	15,149

Net realized gains (losses)	124,622	(24,831)	21,241
Gains transferred to IMR (net of taxes)	(102,998)	36,055	(12,029)

Total	$21,624	$11,224	$9,212

Realized capital gains and losses included $3.1 million of other-than-temporary impairment losses related to debt securities for the year ended December 31, 2019. Realized capital gains and losses included $4.8 million of other-than-temporary impairment losses related to debt securities for the year ended December 31, 2018. Realized capital gains and losses included $4.3 million and $0.1 million of other-than-temporary impairment losses related to debt securities and LIHTCs, respectively, for the year ended December 31, 2017.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

Changes in unrealized gains and losses from investments are reported as a component of Capital and Surplus, net of deferred income taxes, and were as follows for the years ended December 31, 2019, 2018 and 2017:

($’s in thousands)	2019	2018	2017
Common stocks of affiliates	$(61,355)	$(38,572)	$(8,223)
Derivative instruments	15,281	(12,050)	(1,869)
Other invested assets	200	—	—

Total	$(45,874)	$(50,622)	$(10,092)

There was no deferred tax netted in the above for the years ended December 31, 2019, 2018, or 2017.

6.	NET INVESTMENT INCOME

Net investment income for the years ended December 31, 2019, 2018 and 2017 consisted of:

($’s in thousands)	2019	2018	2017
Debt securities	$322,129	$329,729	$344,880
Mortgage loans	37,239	41,310	48,837
Contract loans	6,245	6,710	6,776
Cash, cash equivalents and short-terms	4,041	3,867	1,693
Other invested assets	7,933	8,684	6,578

Gross investment income	377,587	390,300	408,764
Interest expenses	10,637	13,718	16,558
Third party administration costs	13,150	14,046	14,415
Other investment expenses	434	429	349

Net investment income before IMR amortization	353,366	362,107	377,442
IMR amortization	28,967	40,255	53,678

Total net investment income	$382,333	$402,362	$431,120

The Company’s policy is to exclude investment income due and accrued with amounts that are over 90 days past due for investments other than mortgage loans and over 180 days past due for mortgage loans or where the collection of interest is uncertain. No investment income due and accrued was excluded from surplus at December 31, 2019 or 2018.

7.	DERIVATIVES

Derivative financial instruments utilized by the Company included index options, futures contracts and interest rate swaps. The notional amounts specified in the contracts are used to calculate contractual payments under the agreements and are generally not representative of the potential for gain or loss on these contracts.

Market risk is the risk that the Company will incur losses due to adverse changes in market prices or rates. Market risk exists for all of the derivative financial instruments the Company holds, so they may become less valuable due to adverse changes in market conditions. Changes in the fair value of the derivative financial instruments that the Company uses for risk management purposes are generally offset by the changes in the fair value or cash flows of the hedged risk of the related assets, liabilities or forecasted transactions. To limit the risk to the Company, the Company’s senior management has established risk control limits.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

Counterparty credit risk relates to the Company’s potential loss if counterparties concurrently fail to perform under the contractual terms of the contracts. The Company manages its exposure to counterparty credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master agreements and obtaining collateral where appropriate. The Company has not incurred any losses on derivative financial instruments due to counterparty nonperformance. The above derivatives are traded on organized exchanges, which require margin deposits and guarantee the execution of trades, thereby mitigating potential credit risk. At December 31, 2019 and 2018, the Company had $0.3 million and $1.0 million, respectively, in cash collateral from counterparties related to organized exchanges.

The Company uses derivatives to manage risks with certain assets and liabilities arising from potential adverse impacts from changes in risk-free interest rates and equity markets. The Company does not use derivatives for speculative purposes.

The paragraphs below describe the derivatives the Company uses, including the objectives, cash requirements and accounting policies.

Futures

The Company utilizes equity index futures contracts. Futures contracts are defined as commitments to buy or sell designated financial instruments based on specified prices, yields or indexes. Futures contracts provide returns based upon a specified index or interest rate applied to a notional amount. The Company uses futures to hedge exposures in annuity and life contracts. Daily cash settlement of variation margins is required for futures contracts and is based on the changes in daily prices. The final settlement of futures contracts is in cash.

Options

The Company also uses equity index options. Index option contracts provide returns at specified or optional dates based on a specified index applied to the option’s notional amount. The Company purchases and writes (sells) option contracts primarily to reduce market risk associated with certain annuity and life contracts. When the Company purchases/sells option contracts at specific prices, it is required to pay/receive a premium to/from the counterparties. The amount of premium paid/received is based on the number of contracts purchased/sold, the specified price and the maturity date of the contract. The Company pays/receives cash equal to the premium of purchased/written options when the contract is established. Premiums paid are reported as a derivative asset and premiums received are reported as a derivative liability. The change in the fair value of option contracts is reported as change in surplus, with an adjustment to derivatives. If the option is exercised, the Company receives/pays cash equal to the product of the number of contracts and the specified price in the contract with the gain or loss on settlement reported in realized gain or loss. If the options are not exercised and the contracts expire, then no additional cash is exchanged and the remaining book value is offset to realized gain or loss.

Swaps

The Company employs interest rate swaps to hedge interest rate risk related to investments purchased to support annuity contracts. An interest rate swap is an agreement between two counterparties in which one stream of future interest payments is exchanged for another. Interest rate swaps usually involve the exchange of a fixed interest rate for a floating rate, or vice versa, to reduce or increase exposure to fluctuations in interest rates, or to obtain a marginally lower interest rate. Swaps provide returns at the reset dates based on respective interest rates applied to the notional amount with the net difference in resulting interest payments settled between the counterparties. The Company purchases/sells swap contracts at specific prices and pays/receives a premium to/from the counterparties. The amount of premium paid/received is based on the number of contracts purchased/sold and the specified price based on the interest rates used and other terms of the contract. The

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

Company pays/receives cash equal to the premium of the purchased/written swap when the contract is established. Premiums paid are reported as a derivative asset and premiums received are reported as a derivative liability. The change in the fair value of the swap is reported as change in surplus, with an adjustment to derivatives. Cash flows received/paid at the reset dates are reported in net investment income and consist of any differences in the amounts of contractual interest calculated due to the respective counterparties based on changes in interest rates. Swaps usually terminate upon expiration and the remaining book value is offset to realized gain or loss. If terminated through sale, the difference between consideration received or paid and the remaining book value is recorded to realized gain or loss.

The Company did not report any derivatives as accounting hedges as of December 31, 2019 or 2018.

All derivative transactions are covered under standardized contractual agreements with counterparties, all of which include credit-related contingent features. Certain counterparty relationships also may include supplementary agreements with tailored terms, such as additional triggers for early terminations, acceptable practices related to cross-transaction netting, and minimum thresholds for determining collateral. Credit-related triggers include failure to pay or deliver on an obligation past certain grace periods, bankruptcy or the downgrade of credit ratings to below a stipulated level. These triggers apply to both the Company and its counterparty.

Derivatives are carried in accordance with SSAP No. 86, “Derivatives.” The Company’s underlying notional or principal amounts and gross fair values as of December 31, 2019 and 2018 were as follows:

	December 31, 2019				December 31, 2018
	Notional		Gross Fair Value		Notional		Gross Fair Value
($’s in thousands)	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Options	$311,160	$288,913	$49,158	$(30,770)	$338,470	$324,047	$5,099	$(1,584)
Futures	—	—	—	—	—	9,934	—	(539)

8.	REINSURANCE

Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet the obligations assumed under the reinsurance agreement. To minimize its exposure to significant losses from reinsurer insolvencies, the Company regularly evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. Management believes that any liability arising from this contingency is unlikely. ALIC represents over 44% and 49%, of the Company’s ceded reserves as of December 31, 2019 and December 31, 2018, respectively.

The Company did not write off any uncollectible reinsurance balances due for the year ended December 31, 2019. The Company wrote off uncollectible reinsurance balances due of $4.9 million and $2.3 million for the years ended December 31, 2018 and 2017, respectively.

On March 6, 2019, Scottish Re was put into receivership by the Delaware Department of Insurance (the “Receiver”). The Receiver is expected to publish a plan later this year. Our reserve credit with respect to Scottish Re treaties is approximately $7.3 million as of December 31, 2019. The Company has not established an allowance or written off any amounts with respect to these treaties during 2019. A non-admitted asset of approximately $3.3 million has been recorded with regards to reinsurance recoverables as of December 31, 2019.

For the year ended December 31, 2019, the Company reported $539.2 million of premiums earned and $539.2 million of reserve adjustments on reinsurance ceded as a result of commutation/recapture of ceded reinsurance. For the year ended December 31, 2018, the Company reported $1.4 million of premiums earned and $1.5 million of reserve adjustments on reinsurance ceded as a result of commutation/recapture of ceded reinsurance. For the year ended December 31, 2017, the Company reported $1.7 million of premiums earned and $1.7 million of reserve adjustments on reinsurance ceded as a result of commutation/recapture of ceded reinsurance.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

The Company has agreements with several unrelated companies, which provide for reinsurance of portions of the net-amount-at-risk under certain policies. These amounts are reinsured on either a yearly renewable term, coinsurance or modified coinsurance basis. The Company’s modified coinsurance reserves (general account only) were $0.4 billion and $1.0 billion as of December 31, 2019 and 2018, respectively.

The effects of reinsurance were as follows for the years ended December 31, 2019, 2018 and 2017:

($’s in thousands)	2019	2018	2017
Insurance and other individual policy benefits and claims*:
Direct	$1,395,622	$1,257,583	$1,292,006
Assumed	5,957	5,190	6,074
Ceded	(1,285,691)	(1,039,743)	(1,067,171)

Net policy benefits and claims	$115,888	$223,030	$230,909

*	Excludes surrender benefits

($’s in thousands)	2019	2018	2017
Premiums and annuity considerations:
Direct	$1,256,891	$1,304,600	$1,372,143
Assumed	4,949	5,118	4,768
Ceded - affiliated	(1,423,211)	7,422	(21,674)
Ceded - other non-affiliated	(751,986)	(1,237,027)	(1,244,225)

Net premiums and annuity considerations	$(913,357)	$80,113	$111,012

9.	RESERVES FOR LIFE CONTRACTS AND DEPOSIT TYPE CONTRACTS

The reserves for life insurance and annuity contracts are computed in accordance with presently accepted actuarial standards, and are based on actuarial assumptions and methods (including use of published mortality tables and prescribed interest rates and methodologies) which produce reserves at least as great as those required by law and contract provisions.

Deduction of deferred fractional premiums upon death of the insured and return of any portion of the final premium for the period beyond the date of death are not applicable to the business of the Company. Surrender values are not promised in excess of reserves legally computed.

For traditional life contracts, the cost of additional mortality for each policy is assumed to equal the additional premium charged for that policy period and is reserved accordingly. Additional premiums are collected for policies issued on substandard lives. Reserves are held in a manner consistent with traditional policies. For interest-sensitive policies, substandard mortality is reflected in the cost of insurance charges.

As of December 31, 2019, 2018 and 2017, the Company had $4.7 billion, $5.4 billion and $6.3 billion of direct insurance in force for which gross premiums were less than the net premiums according to the standard of valuation required by the State of Nebraska, respectively. Deficiency reserves above base contract reserves as of December 31, 2019 and 2018 totaled $76.0 million and $85.0 million, respectively.

The Tabular Interest has been determined by formula as described in the NAIC instructions, except for some business for which the Tabular Interest is determined from basic policy data for reserving. The Tabular less

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

Actual Reserve Released has been determined by formula as described in the NAIC instructions. The Tabular Cost has been determined by formula as described in the NAIC instructions, except for universal life products which use cost of insurance and some business which uses basic policy data for reserving. The Tabular Interest on funds not involving life contingencies was determined from the interest credited to the deposits, except for certain guaranteed interest contracts for which Tabular Interest on funds is determined by formula as described in the instructions.

The Company recorded an additional reserve of $1.1 million related to additional capital requirements for life business for the year ended December 31, 2019. The Company recorded an additional reserve of $19.4 million related to additional capital requirements for deferred annuities for the year ended December 31, 2018.

The Company recorded no premium deficiency reserves related to accident and health contracts for the year ended December 31, 2019. The Company recorded a premium deficiency reserve related to accident and health contracts of $6.0 million for the year ended December 31, 2018.

The withdrawal characteristics of general account and separate account life reserves and deposits as of December 31, 2019 and 2018 were as follows:

December 31, 2019

	General Account			Separate Accounts - Guaranteed and Nonguaranteed
($’s in thousands)	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve
A. Subject to discretionary withdrawal, surrender values or policy loans:
1. Term policies with cash value	$—	$12,033	$48,814	$—	$—	$—
2. Universal life	906,440	906,280	916,544	—	—	—
3. Universal life with secondary guarantees	3,742,945	2,920,439	6,188,250	—	—	—
4. Indexed universal life	59,125	48,909	56,571	—	—	—
5. Indexed universal life with secondary guarantees	573,928	327,805	451,051	—	—	—
6. Indexed life	—	—	—	—	—	—
7. Other permanent cash value life insurance	—	5,945	8,331	—	—	—
8. Variable life	—	—	—	—	—	—
9. Variable universal life	100,615	83,450	111,697	986,047	977,591	978,930
10. Miscellaneous reserves	—	28,904	107,335	—	—	—
B. Not subject to discretionary withdrawal or no cash values
1. Term policies without cash value	XXX	XXX	3,529,402	XXX	XXX	—
2. Accidental death benefits	XXX	XXX	119	XXX	XXX	—
3. Disability - active lives	XXX	XXX	816	XXX	XXX	—
4. Disability - disabled lives	XXX	XXX	25,560	XXX	XXX	—
5. Miscellaneous reserves	XXX	XXX	59,181	XXX	XXX	—

C. Total (gross: direct + assumed)	5,383,053	4,333,765	11,503,671	986,047	977,591	978,930
D. Reinsurance ceded	5,099,025	4,055,171	11,202,886	—	—	—

E. Total (net) (C minus D)	$284,028	$278,594	$300,785	$986,047	$977,591	$978,930

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

December 31, 2018
	General Account			Separate Accounts - Guaranteed and Nonguaranteed
($’s in thousands)	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve
A. Subject to discretionary withdrawal, surrender values or policy loans:
1. Term policies with cash value	$—	$9,396	$10,395	$—	$—	$—
2. Universal life	940,803	934,823	945,621	—	—	—
3. Universal life with secondary guarantees	3,732,204	2,803,454	5,964,743	—	—	—
4. Indexed universal life	60,156	47,100	53,333	—	—	—
5. Indexed universal life with secondary guarantees	528,044	269,341	404,411	—	—	—
6. Indexed life	—	—	—	—	—	—
7. Other permanent cash value life insurance	—	5,806	7,788	—	—	—
8. Variable life	—	—	—	—	—	—
9. Variable universal life	93,749	90,726	104,413	819,939	792,350	811,306
10. Miscellaneous reserves	—	23,713	109,479	—	—	—
B. Not subject to discretionary withdrawal or no cash values
1. Term policies without cash value	XXX	XXX	3,579,013	XXX	XXX	—
2. Accidental death benefits	XXX	XXX	119	XXX	XXX	—
3. Disability - active lives	XXX	XXX	680	XXX	XXX	—
4. Disability - disabled lives	XXX	XXX	23,883	XXX	XXX	—
5. Miscellaneous reserves	XXX	XXX	88,978	XXX	XXX	—

C. Total (gross: direct + assumed)	5,354,956	4,184,359	11,292,856	819,939	792,350	811,306
D. Reinsurance ceded	4,382,730	3,225,479	10,286,872	—	—	—

E. Total (net) (C minus D)	$972,226	$958,880	$1,005,984	$819,939	$792,350	$811,306

10.	WITHDRAWAL CHARACTERISTICS OF ANNUITY RESERVES AND DEPOSIT LIABILITIES

The withdrawal characteristics of general account and separate account annuity reserves and deposits as of December 31, 2019 and 2018 were as follows:

December 31, 2019 ($’s in thousands)
	General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
A. INDIVIDUAL ANNUITIES:
1. Subject to discretionary withdrawal:
a. With market value adjustment	$261,759	$34,221	$—	$295,980	6.8%
b. At book value less current surrender charge of 5% or more	47,407	—	—	47,407	1.1%
c. At fair value	24,155	—	445,888	470,043	10.8%

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

December 31, 2019 ($’s in thousands)
	General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
d. Total with market value adjustment or at fair value (Total of a through c)	$333,321	$34,221	$445,888	$813,430	18.7%
e. At book value without adjustment (minimal or no charge or adjustment)	3,035,371	—	—	3,035,371	69.7%
2. Not subject to discretionary withdrawal	501,894	—	4,307	506,201	11.6%

3. Total (gross: direct + assumed)	3,870,586	34,221	450,195	4,355,002	100.0%

4. Reinsurance ceded	952,311	34,221	—	986,532

5. Total (net) (line 3 minus 4)	$2,918,275	$—	$450,195	$3,368,470

6. Amount included in A.1.b. above that will move to A.1.e. in the year after the statement date	$12,756	$—	$—	$12,756

	General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
B. GROUP ANNUITIES:
1. Subject to discretionary withdrawal:
a. With market value adjustment	$232,235	$217	$—	$232,452	64.7%
b. At book value less current surrender charge of 5% or more	353	—	—	353	0.1%
c. At fair value	—	—	27,375	27,375	7.6%

d. Total with market value adjustment or at fair value (Total of a through c)	232,588	217	27,375	260,180	72.4%
e. At book value without adjustment (minimal or no charge or adjustment)	49,818	—	—	49,818	13.9%
2. Not subject to discretionary withdrawal	49,098	—	104	49,202	13.7%

3. Total (gross: direct + assumed)	331,504	217	27,479	359,200	100.0%

4. Reinsurance ceded	61,206	217	—	61,423

5. Total (net) (line 3 minus 4)	$270,298	$—	$27,479	$297,777

6. Amount included in B.1.b. above that will move to B.1.e. in the year after the statement date	$—	$—	$—	$—

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

	General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
C. DEPOSIT TYPE CONTRACTS
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
c. At fair value	2,440	—	—	2,440	0.4%

d. Total with market value adjustment or at fair value (Total of a through c)	2,440	—	—	2,440	0.4%
e. At book value without adjustment (minimal or no charge or adjustment)	61,122	—	—	61,122	10.6%
2. Not subject to discretionary withdrawal	512,790	—	—	512,790	89.0%

3. Total (gross: direct + assumed)	576,352	—	—	576,352	100.0%

4. Reinsurance ceded	105,880	—	—	105,880

5. Total (net) (line 3 minus 4)	$470,472	$—	$—	$470,472

6. Amount included in C.1.b. above that will move to C.1.e. in the year after the statement date	$—	$—	$—	$—

December 31, 2018
($’s in thousands)
	General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
A. INDIVIDUAL ANNUITIES:
1. Subject to discretionary withdrawal:
a. With market value adjustment	$319,071	$33,142	$—	$352,213	7.4%
b. At book value less current surrender charge of 5% or more	91,039	—	—	91,039	1.9%
c. At fair value	27,234	—	418,506	445,740	9.4%

d. Total with market value adjustment or at fair value (Total of a through c)	437,344	33,142	418,506	888,992	18.7%
e. At book value without adjustment (minimal or no charge or adjustment)	3,308,973	—	—	3,308,973	69.5%
2. Not subject to discretionary withdrawal	558,332	—	3,538	561,870	11.8%

3. Total (gross: direct + assumed)	4,304,649	33,142	422,044	4,759,835	100%

4. Reinsurance ceded	452,669	33,142	—	485,811

5. Total (net) (line 3 minus 4)	$3,851,980	$—	$422,044	$4,274,024

6. Amount included in A.1.b. above that will move to A.1.e. in the year after the statement date	$16,891	$—	$—	$16,891

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

	General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
B. GROUP ANNUITIES:
1. Subject to discretionary withdrawal:
a. With market value adjustment	$268,945	$208	$—	$269,153	66.9%
b. At book value less current surrender charge of 5% or more	1,514	—	—	1,514	0.4%
c. At fair value	—	—	23,865	23,865	5.9%

d. Total with market value adjustment or at fair value (Total of a through c)	270,459	208	23,865	294,532	73.2%
e. At book value without adjustment (minimal or no charge or adjustment)	56,126	—	—	56,126	14.0%
2. Not subject to discretionary withdrawal	51,702	—	15	51,717	12.9%

3. Total (gross: direct + assumed)	378,287	208	23,880	402,375	100.0%

4. Reinsurance ceded	27,645	208	—	27,853

5. Total (net) (line 3 minus 4)	$350,642	$—	$23,880	$374,522

6. Amount included in B.1.b. above that will move to B.1.e. in the year after the statement date	$167	$—	$—	$167

	General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
C. DEPOSIT TYPE CONTRACTS
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
c. At fair value	3,052	—	—	3,052	0.6%

d. Total with market value adjustment or at fair value (Total of a through c)	3,052	—	—	3,052	0.6%
e. At book value without adjustment (minimal or no charge or adjustment)	66,313	—	—	66,313	13.0%
2. Not subject to discretionary withdrawal	440,935	—	—	440,935	86.4%

3. Total (gross: direct + assumed)	510,300	—	—	510,300	100.0%

4. Reinsurance ceded	120,306	—	—	120,306

5. Total (net) (line 3 minus 4)	$389,994	$—	$—	$389,994

6. Amount included in C.1.b. above that will move to C.1.e. in the year after the statement date	$—	$—	$—	$—

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

11.	SEPARATE ACCOUNTS

The Company continues to have variable life policies and variable annuity contracts in-force, however, it stopped issuing new business on these products in 2017 and 2006, respectively. The assets and liabilities of variable life policies and variable annuity contracts are recorded as assets and liabilities of the Separate Accounts and are legally insulated from the General Account, excluding any purchase payments or transfers directed by the contract holder to earn a fixed rate of return which are included in the Company’s General Account assets. The legal insulation of the Separate Accounts assets prevents such assets from being generally available to satisfy claims resulting from the General Account. Separate Accounts which contain variable annuity and variable life business are unit investment trusts registered with the Securities and Exchange Commission (“SEC”). The results of the Separate Accounts related to variable annuity and certain variable life business are reinsured to ALIC pursuant to a modified coinsurance agreement.

The Separate Accounts allow the contract holder to accumulate funds within a variety of portfolios, at rates which depend upon the return achieved from the types of investments chosen. The net investment experience of the Separate Accounts is credited directly to the contract holder and can be favorable or unfavorable. The assets of each portfolio are held separately from the other portfolios and each has distinct investment objectives and policies. Absent any contract provision wherein the Company provides a guarantee, the contract holders of the variable annuity and variable life products bear the investment risk that Separate Accounts’ funds may not meet their stated investment objectives.

The assets legally insulated and not legally insulated from the general account as of December 31, 2019 and 2018 were attributed to the following products/transactions:

($’s in thousands)	December 31, 2019		December 31, 2018
Product/transaction	Legally insulated assets	Separate Account Assets (Not legally insulated)	Legally insulated assets	Separate Account Assets (Not legally insulated)
Variable annuity contracts	$478,509	$—	$446,973	$—
Variable life policies	986,047	—	819,939	—

Total	$1,464,556	$—	$1,266,912	$—

Some of the Separate Account liabilities are guaranteed by the General Account. To compensate the General Account for the risk taken on variable annuity products, the Separate Accounts paid risk charges of $1.1 million, $1.2 million and $1.2 million for the years ended December 31, 2019, 2018 and 2017, respectively. All such guarantees and the related risk charges are reinsured to ALIC. The risk charges related to variable life products are not explicit, but rather embedded within the cost of insurance.

The amounts paid by the General Account for Separate Account guarantees for the years ended December 31, 2019, 2018 and 2017 were $1.2 million, $2.1 million and $3.2 million, respectively. Certain of these guarantees and the related risk charges are reinsured to ALIC.

The Company did not have securities lending transactions within the Separate Accounts at December 31, 2019 or 2018.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

An analysis of the Separate Account reserves as of December 31, 2019 was as follows:

($’s in thousands)	Index	Nonindexed Guarantee Less Than/Equal to 4%	Nonindexed Guarantee More than 4%	Non-Guaranteed Separate Accounts	Total
1. Premiums, considerations or deposits for the year ended 12/31/19	$—	$—	$—	$68,061	$68,061

Reserves at 12/31/19
2. For accounts with assets at:
a. Fair value	—	—	—	1,456,604	1,456,604
b. Amortized cost	—	—	—	—	—

c. Total Reserves	$—	$—	$—	$1,456,604	$1,456,604

3. By withdrawal characteristics:
a. Subject to discretionary withdrawal	$—	$—	$—	$—	$—
b. With market value adjustment	—	—	—	—	—
c. At book value without market value adjustment and with current surrender charge of 5% or more	—	—	—	—	—
d. At fair value	—	—	—	1,452,193	1,452,193
e. At book Value without market value adjustment and with current surrender charge less than 5%	—	—	—	—	—

f. Subtotal	—	—	—	1,452,193	1,452,193
g. Not subject to discretionary withdrawal	—	—	—	4,411	4,411

h. Total Reserves	$—	$—	$—	$1,456,604	$1,456,604

4. Reserves for Asset Default Risk in Lieu of AVR	$—	$—	$—	$—	$—

An analysis of the Separate Account reserves as of December 31, 2018 was as follows:

($’s in thousands)	Index	Nonindexed Guarantee Less Than/Equal to 4%	Nonindexed Guarantee More than 4%	Non-Guaranteed Separate Accounts	Total
1. Premiums, considerations or deposits for the year ended 12/31/18	$—	$—	$—	$72,926	$72,926

Reserves at 12/31/18
2. For accounts with assets at:
a. Fair value	—	—	—	1,257,230	1,257,230
b. Amortized cost	—	—	—	—	—

c. Total Reserves	$—	$—	$—	$1,257,230	$1,257,230

3. By withdrawal characteristics:
a. Subject to discretionary withdrawal	$—	$—	$—	$—	$—
b. With market value adjustment	—	—	—	—	—

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

($’s in thousands)	Index	Nonindexed Guarantee Less Than/Equal to 4%	Nonindexed Guarantee More than 4%	Non-Guaranteed Separate Accounts	Total
c. At book value without market value adjustment and with current surrender charge of 5% or more	$—	$—	$—	$—	$—
d. At fair value	—	—	—	1,253,677	1,253,677
e. At book Value without market value adjustment and with current surrender charge less than 5%	—	—	—	—	—

f. Subtotal	—	—	—	1,253,677	1,253,677
g. Not subject to discretionary withdrawal	—	—	—	3,553	3,553

h. Total Reserves	$—	$—	$—	$1,257,230	$1,257,230

4. Reserves for Asset Default Risk in Lieu of AVR	$—	$—	$—	$—	$—

The reconciliation of Net Transfers from Separate Accounts (from) to the Statements of Operations of the Separate Account Statement to the Statutory Statements of Operations of the Company for the years ended December 31, 2019, 2018 and 2017 was as follows:

($’s in thousands)	2019	2018	2017
Transfers as reported in the Summary of Operations of the Separate Accounts Statements
Transfers to Separate Accounts	$68,061	$72,926	$75,689
Transfers from Separate Accounts	(131,228)	(133,202)	(145,985)

Net transfers to or (from) Separate Accounts	$(63,167)	$(60,276)	$(70,296)

12.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

Level 1 Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

Level 2 Assets and liabilities whose values are based on the following:

(a)	Quoted prices for similar assets or liabilities in active markets;

(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active; or

(c)	Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

Level 3 Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.

The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models.

The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions. There were no significant changes made in valuation techniques during 2019 or 2018.

The Company may reclassify assets reported at fair value between levels of the SSAP No. 100 fair value hierarchy if appropriate based on changes in the quality of valuation inputs available during a reporting period. The policy governing when these transfers are recognized did not change during 2019 or 2018. There are no transfers between Level 2 and Level 3 during 2019 or 2018.

The Company’s assets and liabilities by classification measured at fair value as of December 31, 2019 were as follows:

($’s in thousands)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets at fair value:
Options	$18,388	$0	$0	$0	$18,388
Separate account assets	1,464,556	0	0	0	1,464,556

Total assets at fair value	$1,482,944	$0	$0	$0	$1,482,944

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

($’s in thousands)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Liabilities at fair value:
Separate account liabilities	$1,464,556	$0	$0	$0	$1,464,556

Total liabilities at fair value	$1,464,556	$0	$0	$0	$1,464,556

The Company’s assets and liabilities by classification measured at fair value as of December 31, 2018 were as follows:

($’s in thousands)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets at fair value:
Options	$3,515	$—	$—	$—	$3,515
Separate account assets	1,266,912	—	—	—	1,266,912

Total assets at fair value	$1,270,427	$—	$—	$—	$1,270,427

Liabilities at fair value:
Futures	$539	$—	$—	$—	$539
Separate account liabilities	1,266,912	—	—	—	1,266,912

Total liabilities at fair value	$1,267,451	$—	$—	$—	$1,267,451

The carrying amounts and estimated fair values of the Company’s financial instruments as of December 31, 2019 were as follows:

($’s in thousands)	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Not Practicable (Carrying Value)
Assets at fair value:
Bonds	$6,839,757	$6,361,622	$38,582	$6,788,028	$13,147	$—	$—
Preferred stocks	14,800	14,800	—	14,800	—	—	—
Common stocks	8,479	8,479	—	—	—	—	8,479
Mortgage loans	735,948	721,831	—	—	735,948	—	—
Contract loans	33,622	33,622	—	—	33,622	—	—
Derivative assets	18,388	18,388	18,388	—	—	—	—
Other invested assets	50,753	45,752	—	50,753	—	—	—
Cash and short-term investments	250,510	250,510	250,510	—	—	—	—
Derivatives collateral	300	300	300	—	—	—	—
Separate account assets	1,464,556	1,464,556	1,464,556	—	—	—	—
Liabilities at fair value:
Deposit liabilities	$473,016	$470,472	$—	$—	$473,016	$—	$—
Separate account liabilities	1,464,556	1,464,556	1,464,556	—	—	—	—

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

The carrying amounts and estimated fair values of the Company’s financial instruments as of December 31, 2018 was as follows:

($’s in thousands)	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Not Practicable (Carrying Value)
Assets at fair value:
Bonds	$7,402,994	$7,709,648	$91,310	$7,297,956	$13,728	$—	$—
Preferred stocks	14,800	14,800	—	14,800	—	—	—
Common stocks	6,988	6,988	—	—	—	—	6,988
Mortgage loans	852,034	859,366	—	—	852,034	—	—
Contract loans	134,465	134,465	—	—	134,465	—	—
Derivative assets	2,976	2,976	2,976	—	—	—	—
Other invested assets	46,757	47,400	—	46,757	—	—	—
Cash and short-term investments	210,290	210,290	210,290	—	—	—	—
Derivatives collateral	950	950	950	—	—	—	—
Separate account assets	1,266,912	1,266,912	1,266,912	—	—	—	—
Liabilities at fair value:
Deposit liabilities	$383,854	$389,993	$—	$—	$383,854	$—	$—
Separate account liabilities	1,266,912	1,266,912	1,266,912	—	—	—	—

The methods and assumptions that the Company uses in determining the estimated fair value of its financial instruments are summarized below:

Cash and short-term investments – The Company believes that due to the short-term nature of certain assets, the carrying value approximates fair value. Cash and short-term investments include money market instruments, highly liquid debt instruments and certain other investments. Certain money market instruments are valued using unadjusted quoted prices in active markets that are accessible for identical assets and are primarily classified as Level 1. The remaining instruments in this category are generally fair valued based on market observable inputs and these investments have primarily been classified within Level 2.

Bonds and redeemable preferred stock – The fair values of the Company’s public fixed maturity securities are generally based on prices obtained from independent pricing services. Prices for each security are generally sourced from multiple pricing vendors, and a vendor hierarchy is maintained by asset type based on historical pricing experience and vendor expertise. The Company ultimately uses the price from the pricing service highest in the vendor hierarchy based on the respective asset type. The pricing hierarchy is updated for new financial products and recent pricing experience with various vendors. Consistent with the fair value hierarchy described above, securities with validated quotes from pricing services are generally reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs. Typical inputs used by these pricing services include but are not limited to reported trades, benchmark yields, issuer spreads, bids, offers, and/or estimated cash flow, market activity or other inputs observable in the market. The Company may challenge the price through a formal process with the pricing service or classify the securities as Level 3. If the pricing service updates the price to be more consistent with the presented market observations, the security remains within Level 2.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

Indicative broker quotes are also used to determine fair value in circumstances where vendor pricing is not available, or where the Company ultimately concludes that pricing information received from independent pricing services is not reflective of market activity. If the Company concludes the values from both pricing services and brokers are not reflective of market activity, pricing overrides may be used. Internally developed valuations and indicative broker quotes are generally included in Level 3 in the fair value hierarchy.

The fair value of private fixed maturities and redeemable preferred stock, which are comprised of investments in private placement securities are primarily determined using discounted cash flow models. These models primarily use observable inputs that include Treasury or similar base rates plus estimated credit spreads to value each security. The credit spreads are obtained through a survey of private market intermediaries who are active in both primary and secondary transactions, and consider, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Since most private placements are valued using standard market observable inputs and inputs derived from, or corroborated by, market observable data including observed prices and spreads for similar publicly traded or privately traded issues, they have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model may incorporate significant unobservable inputs, which reflect the Company’s own assumptions about the inputs that market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the price of a security, a Level 3 classification is made. No private placement securities were classified as Level 3 as of December 31, 2019 and 2018.

Common stocks – The Company’s investment in FHLB stock and the limited partnership are not practicable to measure fair value due to the redemption provisions. Therefore, carrying value approximates fair value.

Mortgage loans – The fair value of most commercial mortgage loans is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate plus an appropriate credit spread for similar quality loans.

Derivatives – The estimated fair value of derivatives is determined through the use of quoted market prices for exchange-traded derivatives.

Other invested assets – The Company’s other invested assets consist of investments in surplus notes. Investments in surplus notes are 144A institutionally traded private placements. Pricing is readily available from multiple pricing sources and therefore these are reflected in Level 2.

Contract loans – The fair value of contract loans was determined by discounting expected cash flows at the current loan coupon rate. As a result, the carrying value of the contract loans approximates the fair value.

Separate Accounts – Separate account assets and liabilities consist principally of investments in mutual fund shares. The fair values are based on quoted market prices in active markets for identical assets and are classified within Level 1 in the fair value hierarchy.

Deposit Liabilities – Only the portion of deposit liabilities with defined or contractual maturities are reflected in the table above. The fair value is based upon the present value of the expected future cash flows.

13.	FEDERAL INCOME TAXES

The Company and Lancaster Re file a consolidated life insurance federal income tax return. The method of allocation among the companies is subject to a written agreement approved by the NE DOI and the Board of Directors (the “Tax Allocation Agreement”). The Company and Lancaster Re determine their respective

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

income tax expense or benefit and related liability or recoverable as if they each filed separate company tax returns. Neither the Company nor Lancaster Re is required to make any payments with respect to the utilization of any losses or other tax attributes that reduce the overall consolidated tax liability until such time the member with such losses or tax attributes could have otherwise used its losses or tax attributes on a separate company basis. In this regard, any benefit of filing a consolidated tax return as compared to the sum of the tax liabilities computed on a separate entity basis shall reside at the Company until such time as payment is required under the Tax Allocation Agreement. The Company is also responsible for preparing the group’s tax returns and controlling tax audits. Intercompany tax balances are settled on a quarterly basis and a final true up is made after the filing of the federal income tax return, as prescribed by the terms of the Tax Allocation Agreement.

The Company does not believe it has any uncertain tax positions for its federal income tax return that would be material to its financial condition, results of income, or cash flows. Therefore, the Company did not record a liability for unrecognized tax contingencies/benefits at December 31, 2019 or 2018. As of December 31, 2019, there were no uncertain tax positions for which management believes it is reasonably possible that the total amounts of tax contingencies will significantly increase within 12 months of the reporting date. No amounts have been accrued for interest or penalties.

The application of SSAP No. 101 requires a company to evaluate the recoverability of DTAs and to establish a valuation allowance if necessary to reduce the DTAs to an amount which is more likely than not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance, the Company considers many factors including: (1) the nature of the DTAs and DTLs; (2) whether they are ordinary or capital; (3) the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carryforwards; (5) the length of time carryovers can be utilized; (6) unique tax rules that would impact the utilization of the DTAs and (7) any tax planning strategies that the Company would employ to avoid a tax benefit from expiring unused.

The components of the Company’s net DTAs and DTLs as of December 31, 2019 and 2018 were as follows:

($’s in thousands)		12/31/2019			12/31/2018			Change
		(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)
		Ordinary	Capital	(Col. 1 + 2) Total	Ordinary	Capital	(Col. 4 + 5) Total	(Col. 1 - 4) Ordinary	(Col. 2-5) Capital	(Col. 7 + 8) Total
a.	Gross Deferred Tax Assets	$75,931	$641	$76,572	$76,884	$723	$77,607	$(953)	$(82)	$(1,035)
b.	Statutory Valuation Allowance Adjustment	—	—	—	—	—	—	—	—	—
c.	Adjusted Gross Deferred Tax Assets (a - b)	75,931	641	76,572	76,884	723	77,607	(953)	(82)	(1,035)
d.	Deferred Tax Assets Nonadmitted	34,088	—	34,088	40,336	—	40,336	(6,248)	—	(6,248)

e.	Subtotal Net Admitted Deferred Tax Asset (c - d)	41,843	641	42,484	36,548	723	37,271	5,295	(82)	5,213
f.	Deferred Tax Liabilities	(14,813)	(641)	(15,454)	(9,963)	(723)	(10,686)	(4,850)	82	(4,768)

g.	Net Admitted Deferred Tax Asset/(Net Deferred Tax Liability) (e - f)	$27,030	$—	$27,030	$26,585	$—	$26,585	$445	$—	$445

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

The component amounts of the Company’s net admitted DTAs by tax character as of December 31, 2019 and 2018 were as follows:

($’s in thousands)		December 31, 2019			December 31, 2018			Change
		(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)
		Ordinary	Capital	(Col. 1 + 2) Total	Ordinary	Capital	(Col. 4 + 5) Total	(Col. 1 - 4) Ordinary	(Col. 2-5) Capital	(Col. 7 + 8) Total
	Admission Calculation Components SSAP No. 101
a.	Federal Income Taxes Paid in Prior Years Recoverable Through Loss Carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
b.	Adjusted Gross Tax Assets Expected to Be Realized (Excluding the Amount of Deferred Tax Assets from a) above) After Application of the Threshold Limitation. (The Lesser of (b)1 and (b)2 Below)	27,030	—	27,030	26,585	—	26,585	445	—	445
	1. Adjusted Gross Deferred Tax Assets Expected To Be Realized Following the Balance Sheet Date	27,030	—	27,030	26,585	—	26,585	445	—	445
	2. Adjusted Gross Deferred Tax Assets Allowed per Limitation Threshold	xxx	xxx	48,837	xxx	xxx	53,002	xxx	xxx	(4,165)
c.	Adjusted Gross Deferred Tax Assets (Excluding the Amount of Deferred Tax Assets from a) and b) above) Offset by Gross Deferred Tax Liabilities	14,813	641	15,454	9,963	723	10,686	4,850	(82)	4,768

d	Total Admitted under 11a) through 11c)	$41,843	$641	$42,484	$36,548	$723	$37,271	$5,295	$(82)	$5,213

The recovery period and threshold limitation information as of December 31, 2019 and December 31, 2018 were as follows:

($’s in thousands)	2019	2018
Ratio Percentage Used to Determine Recovery Period and Threshold Amount Limitation	689.5%	627.9%
Amount of Adjusted Capital and Surplus Used to Determine Recovery Period and Threshold Limitation in (b)2 above.	$378,449	$411,476

The impact of tax planning strategies, as used in the Company’s SSAP No. 101 calculation, on adjusted gross and net admitted DTAs as of December 31, 2019 and 2018 were as follows:

	December 31, 2019		December 31, 2018		Change
	(1)	(2)	(3)	(4)	(5)	(6)
($’s in thousands)	Ordinary	Capital	Ordinary	Capital	(Col. 1 - 3) Ordinary	(Col. 2-4) Capital
Impact of Tax Planning Strategies
Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage
1. Adjusted Gross DTAs Amount	$75,931	$641	$76,884	$723	$(953)	$(82)
2. Percentage of Adjusted Gross DTAs by Tax Character Attributable to the Impact of Tax Planning Strategies	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

	December 31, 2019		December 31, 2018		Change
	(1)	(2)	(3)	(4)	(5)	(6)
($’s in thousands)	Ordinary	Capital	Ordinary	Capital	(Col. 1 - 3) Ordinary	(Col. 2-4) Capital
3. Net admitted Adjusted Gross DTAs amount	$41,843	$641	$36,548	$723	$5,295	$(82)
4. Percentage of Net Admitted Adjusted Gross DTAs by Tax Character Admitted Because of the Impact of Tax Planning Strategies	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

The Company did utilize tax planning strategies in the calculation of its adjusted gross DTAs and net admitted DTAs as of December 31, 2019 and 2018, but none of the tax planning strategies involved reinsurance.

The Company has an investment in Lancaster Re for which it has not recorded deferred taxes at this time. The amount of any deferred tax balance attributable to this investment has not yet been quantified. Aside from the Company’s investment in Lancaster Re, the Company has no temporary differences for which deferred taxes have not been established as of December 31, 2019 or 2018.

The Company’s significant components of income taxes incurred for the years ended December 31, 2019, 2018 and 2017 were as follows:

($’s in thousands)	2019	2018	2017
Current Income Tax
Federal income tax expense (benefit) from operations	$(31,140)	$(4,090)	$(8,296)
Federal income tax on net capital gains (losses)	31,484	(20,649)	15,149

Federal and foreign income taxes incurred (benefit)	$344	$(24,739)	$6,853

The Company’s significant components of the Company’s DTAs and DTLs as of December 31, 2019 and 2018 were as follows:

($’s in thousands)	December 31, 2019	December 31, 2018	Change
Deferred Tax Assets:
Ordinary:
Policyholder reserves	$6,880	$11,629	$(4,749)
Investments	—	—	—
Deferred acquisition costs	66,841	64,394	2,447
Receivables — nonadmitted	809	183	626
Other (including items <5% of total ordinary tax assets)	1,401	678	723

Subtotal	75,931	76,884	(953)
Statutory valuation allowance adjustment	—	—	—
Nonadmitted	34,088	40,336	(6,248)

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

($’s in thousands)	December 31, 2019	December 31, 2018	Change
Admitted ordinary deferred tax assets	$41,843	$36,548	$5,295
Capital:
Investments	641	723	(82)
Other (unrealized gains)	—	—	—

Subtotal	641	723	(82)
Statutory valuation allowance adjustment	—	—	—
Nonadmitted	—	—	—

Admitted capital deferred tax assets	641	723	(82)

Admitted deferred tax assets	42,484	37,271	5,213

Deferred Tax Liabilities
Ordinary
Investments	(2,693)	(4,560)	1,867
Deferred and uncollected premium	(11,297)	(4,016)	(7,281)

Subtotal	(13,990)	(8,576)	(5,414)
Capital
Investments	(1,464)	(2,110)	646
Other (unrealized gains)	—	—	—

Subtotal	(1,464)	(2,110)	646
Deferred tax liabilities	(15,454)	(10,686)	(4,768)

Net deferred tax assets (liabilities)	$27,030	$26,585	$445

The change in net deferred income taxes was comprised of the following:

($’s in thousands)	December 31, 2019	December 31, 2018	Change
Total deferred tax assets	$76,572	$77,607	$(1,035)
Total deferred tax liabilities	(15,454)	(10,686)	(4,768)

Net deferred tax asset (liability)	$61,118	$66,921	(5,803)

Tax effect of unrealized gains (losses)			—

Change in net deferred income tax			$(5,803)
Tax effect of nonadmitted assets			(625)

Change in net deferred income tax per rate reconciliation			$(6,428)

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate of 21%, 21% and 35% to income before income taxes for 2019, 2018 and 2017, respectively. The significant items causing this difference for the years ended December 31, 2019, 2018 and 2017 were as follows:

	December 31, 2019		December 31, 2018		December 31, 2017
($’s in thousands)	Amount	Effective Tax Rate	Amount	Effective Tax Rate	Amount	Effective Tax Rate
Provision computed at statutory rate	$7,244	21.00%	$2,307	21.00%	$24,972	35.00%
IMR amortization	(6,083)	-17.64%	(8,454)	-76.97%	(18,787)	-26.33%
Transfer of IMR	21,630	62.71%	(7,572)	-68.94%	4,210	5.90%
IMR ceded	(6,988)	-20.26%	—	0.00%	—	0.00%
Amortization of initial ceding commission	(3,374)	-9.78%	(3,368)	-30.67%	(5,523)	-7.74%
Adjustment for tax allocation agreement	(7,919)	-22.96%	(9,359)	-85.21%	(15,558)	-21.81%
Tax rate change	343	1.00%	(8,917)	-81.18%	36,005	50.46%
Change in DTA on nonadmitted assets	—	0.00%	—	0.00%	(2,626)	-3.68%
Other	1,919	5.56%	(3,904)	-35.55%	(2,214)	-3.10%

Total	$6,772	19.63%	$(39,267)	-357.52%	$20,479	28.70%

Current income taxes incurred	344		(24,739)		6,853
Change in net deferred income taxes	6,428		(14,528)		13,626

Total statutory income taxes	$6,772		$(39,267)		$20,479

For both years ended December 31, 2019 and 2018, the Company had no tax credit carryforwards and no net operating loss or capital loss carryforwards. The Company had approximately $6.5 million of income taxes paid in prior years available for recoupment in the event of future net capital losses at December 31, 2019. The Company did not have deposits admitted under Section 6603 of the Internal Revenue Code as of December 31, 2019. There was no repatriation transition tax owed under the Tax Cuts and Jobs Act as of December 31, 2019 or 2018. There was no alternative minimum tax credit as of December 31, 2019 or 2018.

14.	CAPITAL AND SURPLUS AND DIVIDEND RESTRICTIONS

The Company had 30,000 common shares authorized and 25,000 shares issued and outstanding at December 31, 2019 and 2018. All shares had a par value of $100 per share.

The Company’s ability to pay dividends is subject to certain statutory restrictions. The State of Nebraska has enacted laws governing the payment of dividends to stockholders by domestic insurers. Pursuant to state statues, the maximum amount of dividends and other distributions that a domestic insurer may pay in any twelve-month period without the prior approval of the Nebraska Director of Insurance (the “NE DOI Director”) is limited to the greater of: (i) 10% of its statutory surplus as of the preceding December 31; or (ii) the Company’s statutory net gain from operations for the preceding calendar year. Prior approval of the NE DOI Director was required for the Company for any dividend or distribution before April 1, 2019. See Note 2 for more information related to the payment of dividends.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

15.	RISK-BASED CAPITAL

Life and health insurance companies are subject to certain Risk-based Capital (“RBC”) requirements as specified by the NAIC. The RBC requirements provide a method for measuring the minimum acceptable amount of adjusted capital that a life insurer should have, as determined under NAIC SAP taking into account the risk characteristics of its investments and products. The Company has met the minimum RBC requirements at December 31, 2019.

16.	COMMITMENTS AND CONTINGENT LIABILITIES

Regulation and Compliance

The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.

The Company is currently being examined by certain states for compliance with unclaimed property laws, premium tax filings and market conduct. It is possible that these examinations may result in additional payments to states and to changes in the Company’s practices and procedures, which could impact benefit payments, operating expenses and reserves, among other consequences; however, it is not likely to have a material effect on the financial statements of the Company.

The Company is assessed amounts by the state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. For both years ended December 31, 2019 and 2018, the Company accrued $3.8 million for guaranty fund assessments which was expected to be offset by estimated future premium tax deductions of $3.4 million for both periods. The period over which these assessments are expected to be paid varies. Premium tax offsets are realized on a straight-line basis over the period allowed by each individual state once the guaranty fund assessment has been paid. The Company did not recognize an impairment loss on the premium tax offsets in 2019, 2018 or 2017. The liabilities or assets related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were not material as of December 31, 2019 and 2018.

Liabilities and assets, discounted and undiscounted, related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were as follows as of December 31, 2019 ($’s in thousands):

	Guaranty fund assessment		Related assets
Name of Insolvency	Undiscounted	Discounted	Undiscounted	Discounted
American Network Insurance Company	$19	$12	$18	$11
Penn Treaty Network America Insurance Company	$218	$122	$73	$29

The discount rate applied as of December 31, 2019 was 4.25%.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

The number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency in 2019 were as follows:

	Payables			Recoverables
Name of Insolvency	Number of jurisdictions	Range of years	Weighted average number of years	Number of jurisdictions	Range of years	Weighted average number of years
American Network Insurance Company	25	14-59	50	22	14-59	50
Penn Treaty Network America Insurance Company	9	42-55	53	7	42-55	50

Liabilities and assets, discounted and undiscounted, related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were as follows as of December 31, 2018 ($’s in thousands):

	Guaranty fund assessment		Related assets
Name of Insolvency	Undiscounted	Discounted	Undiscounted	Discounted
American Network Insurance Company	$13	$9	$12	$8
Penn Treaty Network America Insurance Company	$93	$50	$87	$47

The discount rate applied as of December 31, 2018 was 4.25%.

The number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency in 2018 were as follows:

	Payables			Recoverables
Name of Insolvency	Number of jurisdictions	Range of years	Weighted average number of years	Number of jurisdictions	Range of years	Weighted average number of years
American Network Insurance Company	25	22-56	55	22	22-56	55
Penn Treaty Network America Insurance Company	10	52-62	59	9	52-62	59

Retained Assets

Effective April 1, 2014, the Company ceased offering Allstate Advantage Accounts (“Allstate Advantage”). Those retained asset accounts previously offered through the Allstate Advantage Account remain reinsured to ALIC. The Allstate Advantage accounts were offered to beneficiaries of certain life policies when the death benefit proceeds payable were $50,000 or greater, and for certain annuity contracts for proceeds of $10,000 or greater. The retained asset accounts are reported on a direct basis and fully reinsured. The Allstate Advantage accounts enabled beneficiaries to deposit benefit proceeds into an interest-bearing checking account in the beneficiaries’ name at the Northern Trust Company. The beneficiaries may draw upon these funds at their discretion, including an immediate withdrawal of the funds in full. During 2019, 2018 and 2017, the Allstate Advantage accounts earned interest at an average interest rate of 0.5%. These accounts are not FDIC insured.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

The Company also offers to beneficiaries of certain life policies the option to deposit proceeds into a deposit fund, which continues to credit interest in accordance with the terms of the original contract. The interest rate credited to these deposit funds ranged from 2.0% to 4.0% in 2019. The interest rate credited to these deposit funds ranged from 2.0% to 3.5% in 2018.

The Company had the following amount and number of assets retained in deposit funds as of December 31, 2019 and 2018:

($’s in thousands)	December 31, 2019		December 31, 2018
	Number	Balance	Number	Balance
a. Up to and including 12 months	10	$6,518	13	$431
b. 13 to 24 months	8	649	10	943
c. 25 to 36 months	11	317	—	—
d. 37 to 48 months	—	—	—	—
e. 49 to 60 months	—	—	—	—
f. Over 60 months	—	—	—	—

g. Total	29	$7,484	23	$1,374

The activity in the Company’s assets retained in deposit funds for the years ended December 31, 2019, 2018 and 2017 was as follows:

	2019		2018		2017
	Individual		Individual		Individual
($’s in thousands)	Number	Balance	Number	Balance	Number	Balance
Number/balance of retained asset accounts, beginning of year	23	$1,374	19	$740	—	$—
Number/amount of retained asset accounts issued/added during the year	10	7,289	13	1,152	19	943
Investment earnings credited to retained asset accounts during the year	N/A	131	N/A	45	N/A	27
Fees and other charges assessed to retained asset accounts during the year	N/A	—	N/A	—	N/A	—
Number/amount of retained asset accounts transferred to state unclaimed property funds during the year	—	—	—	—	—	—
Number/amount of retained asset accounts closed/withdrawn during the year	(4)	(1,310)	(9)	(563)	—	(230)

Number/balance of retained asset accounts, end of year	29	$7,484	23	$1,374	19	$740

Leases

The Company leases office space under a non-cancellable operating lease agreement. The Company paid $0.2 million pursuant to this operating lease during each of the years ended December 31, 2019, 2018 and 2017.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

The minimum aggregate rental commitments as of December 31, 2019 and 2018 were as follows ($’s in thousands):

	December 31, 2019	December 31, 2018
2019	$—	$230
2020	218	218
2021	223	223
2022	229	229
2023	235	235
2024	241	—
All future years	288	529

Aggregate total	$1,434	$1,664

Litigation and Other Matters

The Company is involved from time to time in judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its business. Management believes, based on currently available information, that the results of such proceedings, in the aggregate, will not have a material adverse effect on the Company’s financial condition. Given the inherent difficulty of predicting the outcome of the Company’s litigation and regulatory matters, particularly in cases or proceedings in which substantial or indeterminate damages or fines are sought, the Company cannot estimate losses or ranges of losses for cases or proceedings where there is only a reasonable possibility that a loss may be incurred. However, the Company believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the financial position or results of operations.

In the normal course of its business, the Company has entered into agreements that include indemnities in favor of third parties, such as contracts with advisors and consultants, outsourcing agreements, information technology agreements, and service agreements. The Company has also agreed to indemnify its directors, officers and employees in accordance with the Company’s by-laws. The Company believes any potential liability under these agreements is neither probable nor estimable. Therefore, the Company has not recorded any associated liability.

Pledged or Restricted Assets

The following were restricted assets (including pledged assets) as of December 31, 2019 ($’s in thousands):

		Gross (Admitted & Nonadmitted) Restricted							Current Year
		Current Year									Percentage
		1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category		Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Nonadmitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets (c)	Admitted Restricted to Total Admitted Assets (d)
a.	Subject to contractual obligation for which liability is not shown	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%	0.0%
b.	Collateral held under security lending agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

		Gross (Admitted & Nonadmitted) Restricted							Current Year
		Current Year									Percentage
		1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category		Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Nonadmitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonad mitted) Restricted to Total Assets (c)	Admitted Restricted to Total Admitted Assets (d)
c.	Subject to repurchase agreements	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%	0.0%
d.	Subject to reverse repurchase agreement	—	—	—	—	—	—	—	—	—	0.0%	0.0%
e.	Subject to dollar repurchase agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
f.	Subject to dollar reverse repurchase agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
g.	Placed under option contracts	—	—	—	—	—	—	—	—	—	0.0%	0.0%
h.	Letter stock or securities restricted as to sale — excluding FHLB capital stock	—	—	—	—	—	—	—	—	—	0.0%	0.0%
i.	FHLB capital stock	8,479	—	—	—	8,479	6,988	1,491	—	8,479	0.1%	0.1%
j.	On deposit with states	7,742	—	—	—	7,742	7,744	(2)	—	7,742	0.1%	0.1%
k.	On deposit with other regulatory bodies	590	—	—	—	590	590	—	—	590	0.0%	0.0%
l.	Pledged as collateral to FHLB (including assets backing funding agreements)	525,065	—	—	—	525,065	516,263	8,802	—	525,065	5.6%	5.7%
m.	Pledged as collateral not captured in other categories	300	—	—	—	300	950	(650)	—	300	0.0%	0.0%
n.	Other restricted assets	—	—	—	—	—	—	—	—	—	0.0%	0.0%
o.	Total Restricted Assets	$542,176	$—	$—	$—	$542,176	$532,535	$9,641	$—	$542,176	5.8%	5.9%

(a) subset of column 1	(c) Column 5 divided by Asset Page, Column 1, Line 28
(b) subset of column 3	(d) Column 9 divided by Asset Page, Column 3, Line 28

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

The following were assets pledged as collateral in other categories (contracts that share similar characteristics, such as reinsurance and derivatives, were reported in the aggregate) as of December 31, 2019 ($’s in thousands):

	Gross (Admitted and Nonadmitted) Restricted								Percentage
Description of Assets	Current year
	1	2	3	4	5	6	7	8	9	10
	Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Current Year Admitted Restricted	Gross (Admitted and Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Derivatives collateral	$300	$—	$—	$—	$300	$950	$(650)	$300	0.0%	0.0%
Total	$300	$—	$—	$—	$300	$950	$(650)	$300	0.0%	0.0%

(a) subset of column 1
(b) subset of column 3

The following were restricted assets (including pledged assets) as of December 31, 2018 ($’s in thousands):

		Gross (Admitted & Nonadmitted) Restricted							Current Year
		Current Year									Percentage
		1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category		Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Nonadmitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets (c)	Admitted Restricted to Total Admitted Assets (d)
a.	Subject to contractual obligation for which liability is not shown	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%	0.0%
b.	Collateral held under security lending agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
c.	Subject to repurchase agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
d.	Subject to reverse repurchase agreement	—	—	—	—	—	—	—	—	—	0.0%	0.0%
e.	Subject to dollar repurchase agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
f.	Subject to dollar reverse repurchase agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

		Gross (Admitted & Nonadmitted) Restricted							Current Year
		Current Year									Percentage
		1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category		Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Nonadmitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets (c)	Admitted Restricted to Total Admitted Assets (d)
g.	Placed under option contracts	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%	0.0%
h.	Letter stock or securities restricted as to sale — excluding FHLB capital stock	—	—	—	—	—	—	—	—	—	0.0%	0.0%
i.	FHLB capital stock	6,988	—	—	—	6,988	8,152	(1,164)	—	6,988	0.1%	0.1%
j.	On deposit with states	7,744	—	—	—	7,744	7,953	(209)	—	7,744	0.1%	0.1%
k.	On deposit with other regulatory bodies	590	—	—	—	590	605	(14)	—	590	0.0%	0.0%
l.	Pledged as collateral to FHLB (including assets backing funding agreements)	516,263	—	—	—	516,263	544,024	(27,761)	—	516,263	4.8%	4.9%
m.	Pledged as collateral not captured in other categories	950	—	—	—	950	250	700	—	950	0.0%	0.0%
n.	Other restricted assets	—	—	—	—	—	—	—	—	—	0.0%	0.0%
o.	Total Restricted Assets	$532,535	$—	$—	$—	$532,535	$560,984	$(28,449)	$—	$532,535	5.0%	5.1%

	(a) subset of column 1						(c) Column 5 divided by Asset Page, Column 1, Line 28
	(b) subset of column 3						(d) Column 9 divided by Asset Page, Column 3, Line 28

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

The following were assets pledged as collateral in other categories (contracts that share similar characteristics, such as reinsurance and derivatives, were reported in the aggregate) as of December 31, 2018 ($’s in thousands):

	Gross (Admitted and Nonadmitted) Restricted								Percentage
	Current Year
	1	2	3	4	5	6	7	8	9	10
Description of Assets	Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Current Year Admitted Restricted	Gross (Admitted and Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Derivatives collateral	$950	$—	$—	$—	$950	$250	$700	$950	0.0%	0.0%
Total	$950	$—	$—	$—	$950	$250	$700	$950	0.0%	0.0%

(a) subset of column 1
(b) subset of column 3

17.	DIRECT PREMIUM WRITTEN/PRODUCED BY MANAGING GENERAL AGENTS/THIRD PARTY ADMINISTRATORS

The aggregate amount of direct premiums written/produced by managing general agents (“MGA”)/third party administrators (“TPA”) was $865.3 million, $929.8 million and $978.0 million for the years ended December 31, 2019, 2018 and 2017, respectively, which exceeded 5% of the Company’s surplus for each year. All direct premiums written/produced by MGA/TPA were ceded to ALIC or other external reinsurers. Information for each MGA/TPA was as follows:

($’s in thousands)		2019	2018	2017
Name of MGA/TPA	Types of Business Written	Total Direct Premiums Written/ Produced	Total Direct Premiums Written/Produced	Total Direct Premiums Written/Produced
Allstate Life Insurance Company	Individual life, group life, variable life, variable annuities, group annuities	$808,462	$872,588	$919,095
LifeCare Assurance Company	Long-term care, home health care	56,811	57,217	58,891

		$865,273	$929,805	$977,986

18.	PREMIUM AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED

Deferred and uncollected life insurance premiums and annuity considerations, net of reinsurance, at December 31, 2019 and 2018 were as follows:

	December 31, 2019		December 31, 2018
($’s in thousands)	Gross	Net of Loading	Gross	Net of Loading
Ordinary new business	$446	$359	$189	$164
Ordinary renewal	29,430	18,328	(3,447)	(2,261)
Group life	(23,298)	(23,033)	(1,074)	(779)

Total	$6,578	$(4,346)	$(4,332)	$(2,876)

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2019

19.	FEDERAL HOME LOAN BANK AGREEMENTS

Through its FHLB membership, the Company has used proceeds received from the issuance of funding agreements to improve the risk profile on its universal life secondary guarantee products which are ultimately reinsured with Lancaster Re.

The amount of FHLB capital stock held as of December 31, 2019 and 2018 was as follows:

($’s in thousands)	December 31, 2019	December 31, 2018
Membership Stock – Class A	$—	$—
Membership Stock – Class B	10	10
Activity Stock	8,199	6,978
Excess Stock	270	—

Total	$8,479	$6,988

None of the Company’s membership stock held as of December 31, 2019 was eligible for redemption.

The Company reported aggregate funding agreements and deposit liabilities of $409.9 million and $349.4 million as of December 31, 2019 and 2018, respectively. These funding agreements are not subject to any prepayment obligations. The Company’s maximum aggregate borrowings from the FHLB at any time during the years ended December 31, 2019 and 2018 was $422.7 million and $407.6 million, respectively. The Company has determined that the actual or estimated maximum borrowing capacity as of December 31, 2019 and 2018 based on FHLB of Chicago regulatory and or FHLB specific borrowing limits was $3.6 billion and $3.9 billion, respectively.

The carrying value and fair value of collateral pledged as of December 31, 2019 and 2018 were as follows ($’s in thousands):

	December 31, 2019	December 31, 2018
Carrying Value	$525,065	$516,262
Fair Value	538,633	513,232

The carrying value and fair value of the maximum amounts of collateral pledged during the years ended December 31, 2019 and 2018 were as follows ($’s in thousands):

	December 31, 2019	December 31, 2018
Carrying Value	$575,082	$593,994
Fair Value	578,203	586,533

20.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 30, 2020, the date that these financial statements were available to be issued. Effective February 2020, the Company entered into a capital maintenance agreement with Kuvare Holdings LP. Under this agreement, Kuvare Holdings LP has agreed to fund the Company to a minimum level of capital and surplus of not less than 325% of the company action level risk-based capital at the end of certain calendar quarters, up to an aggregate amount of $100 million.

*****

Item 11(f).	Selected Financial Data

	5-YEAR SUMMARY OF SELECTED FINANCIAL DATA
($ in millions)	2019	2018	2017	2016	2015
Operating results
Net investment income	$382,333	$402,362	$431,120	$434,823	$446,385
Realized capital gains and (losses)	21,624	11,224	9,212	(12,647)	16,011
Total revenues	(1,098,131)	396,804	439,639	440,585	421,395
Net income	34,149	35,723	64,495	51,530	74,129
Financial position
Cash and invested assets	$7,476,052	$8,987,423	$9,601,190	$9,989,286	$10,138,819
Total admitted assets	9,172,932	10,462,538	11,231,298	11,517,599	11,701,128
Reserves for policy benefits	4,357,355	6,001,555	6,515,742	6,833,263	7,065,878
Separate Accounts	1,464,556	1,266,912	1,460,380	1,342,220	1,395,141
Total capital stock and surplus	352,610	379,930	425,801	559,535	555,229

Item 11(h).	Management’s Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW

The following discussion highlights significant factors influencing the financial position and results of operations of Lincoln Benefit. It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein.

The most important factors we monitor to evaluate the financial condition and performance of our Company include:

•

For operations: premiums, benefits paid, amounts ceded to reinsurers and return on investments including exposure to market risk, credit quality/experience, net investment income, cash flows, realized capital gains and losses, unrealized capital gains and losses, stability of long-term returns, and asset/liability duration (“asset duration”).

•	For financial condition: risk-based capital ratios and stress testing of overall capital position.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles prescribed or permitted by the NE DOI requires the application of accounting policies that often involve a significant degree of judgment. Certain differences exist between NAIC SAP and U.S. GAAP, which are presumed to be material. For a summary of such differences, see Note 1 in the Notes to Statutory Statements. Management, on an ongoing basis, reviews estimates and assumptions used in the preparation of financial statements. If management determines that modifications in assumptions and estimates are appropriate given current facts and circumstances, the Company’s results of operations and financial position as reported in the Statutory Financial Statements could change significantly.

Management believes the critical accounting policies relating to the following areas are most dependent on the application of estimates, assumptions and judgments:

•	Future policy benefits and other policyholder liabilities

•	Investments — Impairments and Fair Value Measurements

•	Income Taxes

•	Reserves for Contingencies

Liability for Policy and Contract Reserves and Claims

Policy liabilities are established for future policy benefits on certain annuity, life, and long-term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract reserves are recorded in Net change to policy benefit reserves and changes in policy and contract claims are recorded in Benefit payments to policyholders and beneficiaries in the Statutory Statements of Operations.

Policy reserves on annuity and supplementary contracts are calculated using the Commissioners’ Annuity Reserve Valuation Method, except variable annuities which use the Commissioners’ Annuity Reserve Valuation Method for Variable Annuities. The valuation interest assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and issue year. Policy reserves on life contracts are based on statutory mortality and valuation interest rates using the Commissioner’s Reserve Valuation Method without consideration of withdrawals. The valuation interest and mortality assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and issue year. Valuation methods provide, in the aggregate, reserves that are greater than or equal to the minimum of guaranteed policy cash values or the amount required by law. Accident and health benefit reserves are developed by actuarial methods and are determined based on published tables using specified statutory interest rates and mortality. Morbidity assumptions are based on Company experience.

Liability for deposit-type contracts represents contracts without significant mortality or morbidity risk. Payments received from sales of deposit-type contracts are recognized by providing a liability equal to the current value of the policyholders’ contracts. Interest rates credited to these contracts are based on the applicable terms of the respective contract.

Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported claims and claims adjustment expenses. A liability is also held for claims adjustment expenses incurred but not reported as of the balance sheet date. These liabilities are determined using case basis evaluations and statistical analyses and represent estimates of the ultimate cost of all claims incurred but not paid. These estimates are continually reviewed and adjusted as necessary with any adjustments reflected in current operations.

Policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that policy liabilities and accruals will be sufficient to meet future obligations of policies in-force. The amount of liabilities and accruals, however, could be revised if the estimates discussed above are revised.

Valuation of Investments, Including Derivatives, and the Recognition of Other-than-Temporary Impairments

Our investment portfolio consists of public and private debt securities, commercial mortgage and other loans, other invested assets and derivative financial instruments. Derivatives are financial instruments the values of which are derived from interest rates, financial indices or the values of securities. The derivative financial instruments we generally use are futures and options. Management believes the following accounting policies related to investments, including derivatives, are most dependent on the application of estimates and assumptions. Each of these policies is discussed further within other relevant disclosures related to the investments and derivatives, as referenced below:

•	Valuation of investments, including derivatives;

•	Recognition of other-than-temporary impairments; and

•	Determination of the valuation allowance for losses on commercial mortgage and other loans.

We provide fair value for our investments, including debt securities, derivatives and embedded derivatives. Embedded derivatives are carried consistently with the host instruments. For additional information regarding the key estimates and assumptions surrounding the determination of fair value of debt and equity securities, as well as derivative instruments, embedded derivatives and other investments, see Note 12 in the Notes to the Statutory Statements.

For our investments held at fair value, the impact of changes in fair value is recorded as an unrealized gain or loss within surplus. For a discussion of our policies regarding other-than-temporary declines in investment value and the related methodology for recording other-than-temporary impairments of debt and equity securities, see Note 3 in the Notes to Statutory Statements.

Commercial mortgage loans (“CMLs”) are carried at amortized cost using the effective interest rate method. CMLs held by the Company are diversified by property type and geographic area throughout the U.S. CMLs are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses. The Company estimates an allowance for losses representing potential credit losses embedded in the CML portfolio. The estimate is based on a consistently applied analysis of the loan portfolio and takes into consideration all available information, including industry, geographical, economic and political factors.

Income Taxes

Income taxes represent the net amount of income taxes that the Company expects to pay to or receive from various taxing jurisdictions in connection with its operations. The Company provides for federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities.

Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. Deferred tax assets are limited to: (1) the amount of federal income taxes paid in prior years that can be recovered through capital loss carrybacks for existing temporary differences that reverse by the end of the subsequent calendar year; (2) the lesser of the amount of adjusted gross deferred tax assets expected to be realized within three years of the balance sheet date or 15% of capital and surplus, excluding any net deferred tax assets, electronic data equipment processing or operating software and any net positive goodwill, provided certain risk-based capital thresholds are met and (3) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities after considering the character (i.e., ordinary vs. capital) of the deferred tax assets and liabilities. The remaining deferred tax assets are nonadmitted.

Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. The Company’s accounting for income taxes represents management’s best estimate of the tax consequences of various events and transactions.

Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities, and in evaluating the Company’s tax positions including evaluating uncertainties under the relevant statutory guidance. The Company accounts for current and deferred income taxes and recognizes reserves for income tax contingencies in accordance with SSAP No. 101, “Income Taxes”. Under the guidance, the Company determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. The Company’s liability for income taxes includes the liability for unrecognized tax benefits and interest that relate to tax years still subject to review by the Internal Revenue Service or other taxing authorities. We do not anticipate any significant changes within the next 12 months to our total unrecognized tax benefits related to tax years for which the statute of limitations has not expired.

Reserves for Contingencies

A contingency is an existing condition that involves a degree of uncertainty that will ultimately be resolved upon the occurrence of future events. Under NAIC SAP, reserves for contingencies are required to be established when the future event is probable and its impact can be reasonably estimated, such as in connection with an unresolved legal matter. The initial reserve reflects management’s best estimate of the probable cost of ultimate resolution of the matter and is revised accordingly as facts and circumstances change and, ultimately, when the matter is resolved.

OPERATIONS

Overview and strategy. Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate, through independent master brokerage agencies. In July 2013, we ceased soliciting and selling new policies through our independent agent channel. In 2017, we ceased new policy issuances through the Allstate exclusive agency channel.

LBL HoldCo II, Inc. and ALIC entered into an Administration Services Agreement (“ASA”), pursuant to which ALIC continues to provide certain administrative services to the Company. In 2015, the administration of our deferred annuity and life business was outsourced to unaffiliated third-party service providers, SE2, LLC and Alliance–One Services, Inc. ALIC continues to administer business sold through the Allstate exclusive agency channel and business sold through this channel is fully reinsured with ALIC.

In April 2014, Lincoln Benefit entered into two transactions with Hannover Re. The first transaction provided financing for a portion of our statutory reserves associated with our universal life business with no-lapse guarantees and our level premium term life business. The second transaction involved a reinsurance agreement with Hannover Re, structured on a combined modified coinsurance and monthly renewable term reinsurance basis. In October of 2019, a portion of the modified coinsurance agreement was recaptured from Hannover Re (the “Hannover Recapture”).

On December 31, 2019, Lincoln Benefit entered into a coinsurance agreement with GILICO (the “GILICO Coinsurance Agreement”), resulting in the transfer of certain life and annuity contracts. The Company ceded assets of $1.1 billion and statutory reserves of $1.3 billion.

Financial Position

The Company’s total adjusted capital (“TAC”), as defined by the NAIC, decreased to $404.9 million as of December 31, 2019 from $437.6 million as of December 31, 2018.

The following table sets forth the calculation of the Company’s TAC:

($ in millions)	December 31, 2019	December 31, 2018
Capital and surplus	$352.6	$379.9
Asset valuation reserve	52.3	57.7

Total adjusted capital	$404.9	$437.6

The following table outlines amounts reported in the Company’s Balance Sheet as of December 31, 2019 and 2018:

($ in millions)	December 31, 2019	December 31, 2018
Admitted Assets
Cash and invested assets	$7,476.1	$8,987.4
Due and accrued investment income	75.2	91.0
Current income tax recoverable	26.1	28.9
Net deferred tax asset	27.0	26.6
Deferred premium and other assets, net	103.9	61.7
Separate account assets	1,464.6	1,266.9

Total Admitted Assets	$9,172.9	$10,462.5

Liabilities
Reserves for policy benefits	$4,357.4	$6,001.6
Reinsurance payable	48.3	1.0
Interest maintenance reserve	35.7	—
Funds held under coinsurance	2,777.0	2,709.1
Other liabilities	137.3	104.0
Separate account liabilities	1,464.6	1,266.9

Total Liabilities	$8,820.3	$10,082.6

Shareholder’s Equity
Common stock	2.5	2.5
Gross paid in and contributed surplus	196.8	171.0
Unassigned funds	153.3	206.4

Total Capital Stock and Surplus	$352.6	$379.9

Total Liabilities, Capital Stock and Surplus	$9,172.9	$10,462.5

December 31, 2019 vs. December 31, 2018

Assets

Total admitted assets decreased by $1.3 billion, from $10.5 billion at December 31, 2018 to $9.2 billion at December 31, 2019. The decrease in total admitted assets primarily relates to the continued runoff of the blocks of business and the GILICO Coinsurance Agreement. Partially offsetting this decrease is an increase in separate account assets for current market appreciation.

Significant variances are as follows:

Cash and invested assets decreased by $1.5 billion from $9.0 billion at December 31, 2018 to $7.5 billion at December 31, 2019. The significant components of this balance and related decrease are described below.

The Company’s bond portfolio decreased by $1.3 billion from $7.7 billion at December 31, 2018 to $6.4 billion at December 31, 2019. The decrease reflects the continued runoff of the blocks of business and the cession of assets described above. The bond portfolio is comprised of approximately 74% publicly traded securities and approximately 26% privately placed issuances.

Mortgage loans decreased by $137.6 million from $859.4 million at December 31, 2018 to $721.8 million at December 31, 2019. The decrease is related to mortgage loans maturing, being paid down or paid off.

Contract loans decreased by $100.9 million from $134.5 million at December 31, 2018 to $33.6 million at December 31, 2019. The decrease in balances is primarily related to cessions under the GILICO Coinsurance Agreement discussed above.

Derivatives increased by $15.4 million from $3.0 million at December 31, 2018 to $18.4 million at December 31, 2019. These balances are comprised primarily of options that are used to economically hedge the market risk inherent in the Company’s equity-indexed products. These assets are carried at fair value with changes in fair value recognized as unrealized investment gains or losses included in unassigned surplus. The increase in these balances is primarily related to the equity market movement in 2019.

Cash and short-term investments increased by $39.6 million from $211.2 million at December 31, 2018 to $250.8 million at December 31, 2019. The amount invested in cash and short-term investments fluctuates based on liquidity needs and the timing of investment decisions. Overall, short-term investments and cash range from 1% to 3% of total invested assets. The increase in cash and short-term investments in 2019 is primarily a function of the timing of reinvestment activity.

Deferred premiums and other assets increased by $42.2 million from $61.7 million at December 31, 2018 to $103.9 million at December 31, 2019. This is mainly due to increases in reinsurance recoverables related to the timing and severity of losses received close to year end.

Separate Account assets and liabilities increased by $0.2 billion from $1.3 billion at December 31, 2018 to $1.5 billion at December 31, 2019. This increase is primarily driven by equity market appreciation in 2019.

The assets of Separate Accounts are carried at fair value for NAIC SAP. Separate Accounts liabilities represent the contractholders’ claims to the related assets and are carried at the fair value of the assets. In the event the asset values of certain contractholder accounts are projected to be below the value guaranteed by the Company, a liability is established through a charge to earnings.

Lincoln Benefit’s variable annuity business and a portion of the variable life business are reinsured by ALIC and GILICO. As of December 31, 2019 and 2018, all assets of the Separate Accounts that support the variable annuity and variable life business are legally insulated.

Liabilities

Total liabilities decreased by $1.3 billion, from $10.1 billion at December 31, 2018 to $8.8 billion at December 31, 2019. The decrease consists of the following components:

Reserves for policy benefits decreased by $1.6 billion from $6.0 billion at December 31, 2018 to $4.4 billion at December 31, 2019. Such liabilities are established to meet the estimated future obligations of policies in-force. The decrease in Reserves for policy benefits mainly related to the continued runoff of the business and cession of reserves for the GILICO Coinsurance Agreement.

Interest maintenance reserve increased by $35.7 million from a nonadmitted asset balance at December 31, 2018 to a $35.7 million liability at December 31, 2019 primarily related to capital gains generated from the GILICO Coinsurance Agreement.

Funds held under coinsurance increased by $0.1 billion from $2.7 billion at December 31, 2018 to $2.8 billion at December 31, 2019. This item represents funds withheld in conjunction with the Company’s AXXX coinsurance funds withheld treaty with Lancaster Re. The AXXX treaty with Lancaster Re covers universal life secondary guarantee and term business. The growth in the funds withheld balance primarily related to an increase of the statutory reserve on these products. These balances are expected to continue to increase.

Other liabilities increased by $33.3 million from $104.0 million at December 31, 2018 to $137.3 million at December 31, 2019. This balance principally consists of various policyholder related liabilities, other liability balances related to general expenses and unsettled trades. The increase in this balance is mainly comprised of higher securities payable related to the timing of unsettled securities purchased and establishment of a liability for unauthorized reinsurance offset by a lower asset valuation reserve and lower expense and commission accruals.

Results of Operations

The following table outlines amounts reported in Net Income (Loss):

($ in millions)	2019	2018	2017
Gain from operations before taxes	$12.5	$20.4	$47.0
Income tax expense (benefit)	—	(4.1)	(8.3)

Net gain from operations	$12.5	$24.5	$55.3

Net realized capital gains (losses)	21.6	11.2	9.2

Net income	$34.1	$35.7	$64.5

Results of Operations

For the Year Ended December 31, 2019

Net income of $34.1 million is comprised of Gain from operations before taxes of $12.5 million and net realized capital gains of $21.6 million. Operating results reflect the loss on reinsurance to GILICO offset by lower operating expenses.

For the Year Ended December 31, 2018

Net income of $35.7 million is the result of the Gain from operations before taxes of $20.4 million and net realized gains of $11.2 million. In 2018, the Gain from operations decreased due to lower investment income consistent with business runoff and slightly higher reinsurance premium. This is offset by $11.2 million in realized capital gains resulting from asset-liability management initiatives.

For the Year Ended December 31, 2017

Net income of $64.5 million is primarily from the Gain from operations before taxes of $47.0 million. Improved results from prior year are primarily the result of favorable mortality.

The significant components of income are summarized below:

($ in millions)	2019	2018	2017
Revenue
Premiums	$(913.4)	$80.1	$111.0
Net investment income	382.3	402.4	431.1
Reserve adjustments on reinsurance ceded	(686.2)	(174.9)	(196.9)
Other income	119.2	89.2	94.4

Total revenue	$(1,098.1)	$396.8	$439.6

Benefits and expenses
Benefit payments to policyholders and beneficiaries	$389.7	$702.6	$722.8
Net change to policy benefit reserves	(1,707.8)	(484.6)	(488.9)
Net transfers from separate accounts	(63.2)	(60.3)	(70.3)
Commissions and operating expenses	270.7	218.7	229.0

Total benefits and expenses	$(1,110.6)	$376.4	$392.6

Gain from operations before taxes	$12.5	$20.4	$47.0

Premiums are $(913.4) million, $80.1 million and $111.0 million for the years ended December 31, 2019, 2018 and 2017, respectively. Premiums are net of reinsurance premiums paid on the ceded business. The decrease in premiums in 2019 mainly related to lower direct annuity premiums and higher premiums ceded under the GILICO Coinsurance Agreement offset by premiums from the Hannover Recapture. The decrease in premiums in 2018 is primarily related to lower life and annuity premiums and slightly higher reinsurance premiums.

Net investment income is $382.3 million, $402.4 million and $431.1 million for the years ended December 31, 2019, 2018 and 2017, respectively. Net investment income is attributable to the following asset types:

($ in millions)	2019	2018	2017
Debt securities	$322.1	$329.7	$344.9
Mortgage loans	37.2	41.3	48.8
Other invested assets	18.2	19.3	15.0

Gross investment income	377.5	390.3	408.7
Investment expenses	24.2	28.2	31.3

Net investment income before IMR amortization	353.3	362.1	377.4
IMR amortization	29.0	40.3	53.7

Total net investment income	$382.3	$402.4	$431.1

Overall, net investment income in 2019 is lower compared to 2018 and 2017. The main driver of this is lower average asset balances resulting from the continued runoff of the business. The decline in IMR amortization is also in line with expectations related to the runoff of the business.

Reserve adjustments on reinsurance ceded are $(686.2) million, $(174.9) million and $(196.9) million for the years ended December 31, 2019, 2018 and 2017. Reserve adjustments on reinsurance ceded include reserve changes related to the Company’s modified coinsurance agreements on its life and annuity business. The significant decrease in reserve adjustments on reinsurance ceded in 2019 is as a result of the Hannover Recapture. Reserve adjustments on reinsurance ceded decreased in 2018 primarily related to slowdown in the runoff of the variable annuity business and deferred annuity products.

Benefit payments to policyholders and beneficiaries are $389.7 million, $702.6 million and $722.8 million for the years ended December 31, 2019, 2018 and 2017, respectively. This line item represents benefit payments on life insurance and annuity products. The decrease in 2019 is primarily related to the GILICO Coinsurance Agreement and lower surrenders on life and annuity business partially offset by higher claims from unfavorable mortality. Benefit payments to policyholders and beneficiaries decreased in 2018 due to a decrease in surrender and annuity benefits. Surrenders decreased primarily on market-value and equity-indexed annuities resulting from lower equity market performance.

Net changes to policy benefit reserves are $(1,707.8) million, $(484.6) million and $(488.9) million for the years ended December 31, 2019, 2018 and 2017, respectively. The decrease in 2019 is primarily the result of higher ceded reserves as result of the GILICO Coinsurance Agreement and lower annuity reserves.

Commissions and operating expenses are $270.7 million, $218.7 million and $229.0 million for the years ended December 31, 2019, 2018 and 2017, respectively. These expenses are comprised of general operating expenses, premium taxes and investment income ceded on reinsurance. The increase in 2019 is related to higher investment income ceded under the GILICO Coinsurance Agreement offset by lower commissions and operating expenses. The decline in 2018 is primarily as a result of lower direct life and annuity premiums and the continued runoff of the business while operating expenses decreased primarily as a function of lower third-party administrative expenses as well as lower compensation costs.

Realized investment gains (losses) are $21.6 million, $11.2 million and $9.2 million for the years ended December 31, 2019, 2018 and 2017, respectively. The net realized gains in 2019 are primarily related to capital gains generated from the GILICO Coinsurance Agreement and derivative gains offset by lower capital gains tax and credit related capital losses. The net realized gains in 2018 are related to asset-liability management initiatives to improve yields and better match assets and liabilities. The net realized gains in 2017 are primarily derivative related.

General Account Investment Portfolio

The General Account Investment Assets (“GAIA”) portfolio consists of a well-diversified portfolio of public and private debt securities, commercial mortgages and other loans and other invested assets. The General Account portfolios and investment results primarily support the insurance liabilities of Lincoln Benefit’s business operations. The following table reconciles the balance sheet asset amounts to GAIA:

	December 31, 2019	December 31, 2018
($ in millions)
Bonds	$6,361.6	$7,709.6
Preferred stocks	14.8	14.8
Common stocks	8.5	7.0
Mortgage loans	721.8	859.4
Contract loans	33.6	134.5
Other investments	84.9	50.4
Receivables for securities	0.1	0.5
Cash and short-term investments	250.8	211.2

Total Cash and Invested Assets	$7,476.1	$8,987.4

Assets listed in Other investments principally consist of surplus notes, a limited partnership and derivatives.

Investment Results of General Account Investment Assets

The following table summarizes investment results by asset category for the years ended December 31, 2019, 2018 and 2017:

	2019		2018		2017
($ in millions)	Amount	Yield	Amount	Yield	Amount	Yield
Debt securities	$322.1	4.58%	$329.7	4.17%	$344.9	4.22%
Mortgage loans	37.2	4.71%	41.3	4.32%	48.8	3.86%
Cash, cash equivalents and short-terms	4.0	1.75%	3.9	1.91%	1.7	1.12%
Other invested assets	14.2	(a)	15.4	(a)	13.3	(a)

Gross investment income	$377.5		$390.3		$408.7

Investment expenses	24.2		28.2		31.3

Net investment income before IMR amortization	$353.3		$362.1		$377.4

(a)	Primarily FHLB note interest and contract loans

Debt Securities

The bond portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. More detail around the composition of debt securities as of December 31, 2019 and 2018 for GAIA is as shown below.

Debt Securities by Industry

The General Account debt securities portfolios include publicly-traded and privately-placed corporate debt securities across an array of industry categories. The following tables set forth these debt securities by industry category as of December 31, 2019 and 2018 along with their associated gross unrealized gains and losses:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses
December 31, 2019 ($ in millions)
				Fair Value
U.S. governments	$38.2	$0.4	$—	$38.6
All other governments	5.7	0.1	(0.6)	5.2
U.S. states, territories and possessions	15.4	2.2	—	17.6
U.S. political subdivisions	64.5	2.8	(0.1)	67.2
Special revenue	556.8	56.5	(0.3)	613.0
Industrial and miscellaneous
Basic materials	217.5	18.8	(0.8)	235.5
Communications	470.6	52.0	—	522.6
Consumer, cyclical	338.9	20.3	(1.6)	357.6
Consumer, non-cyclical	479.4	37.0	(1.1)	515.3
Diversified	1.0	—	—	1.0
Energy	550.4	44.1	(3.6)	590.9
Financial	1,093.6	105.1	(2.9)	1,195.8
Industrial	389.4	24.3	(1.8)	411.9
Technology	238.7	33.4	(0.2)	271.9
Utilities	681.4	54.6	(0.1)	735.9
Hybrids	101.9	7.3	(0.4)	108.8
ABS	506.9	8.1	(0.7)	514.3
CMBS	261.3	10.2	(1.0)	270.5
RMBS	350.0	17.1	(0.9)	366.2

Total debt securities	$6,361.6	$494.3	$(16.1)	$6,839.8

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses
December 31, 2018 ($ in millions)
				Fair Value
U.S. governments	$91.2	$0.2	$(0.1)	$91.3
All other governments	13.6	—	(2.5)	11.1
U.S. states, territories and possessions	15.6	—	—	15.6
U.S. political subdivisions	92.4	1.2	(2.5)	91.1
Special revenue	647.8	20.9	(4.2)	664.5
Industrial and miscellaneous
Basic materials	249.0	1.9	(18.3)	232.6
Communications	631.3	2.6	(39.2)	594.7
Consumer, cyclical	401.9	0.9	(27.4)	375.4
Consumer, non-cyclical	695.3	3.9	(48.2)	651.0
Diversified	1.0	—	—	1.0
Energy	715.1	1.7	(44.7)	672.1
Financial	1,416.1	2.7	(65.5)	1,353.3
Industrial	452.5	1.6	(35.2)	418.9
Technology	303.8	2.1	(11.6)	294.3
Utilities	678.0	2.6	(26.9)	653.7
Hybrids	120.8	0.9	(5.7)	116.0
ABS	410.5	0.3	(14.1)	396.7
CMBS	309.2	1.6	(7.9)	302.9
RMBS	464.5	15.8	(13.5)	466.8

Total debt securities	$7,709.6	$60.9	$(367.5)	$7,403.0

Gross unrealized gains increased by $433.4 million from $60.9 million at December 31, 2018 to $494.3 million at December 31, 2019. The increase in unrealized gains is primarily due to a decrease in interest rates. The 10-year treasury yield curve rates at December 31, 2019 and 2018 are 1.92% and 2.69%, respectively. There is also a decrease in gross unrealized losses of $351.4 million, for a net change in net unrealized gains of $784.8 million.

Debt Securities by Credit Quality

The Securities Valuation Office (“SVO”) of the NAIC has established credit ratings related to investments of insurers for regulatory reporting purposes and assigns debt securities to one of six categories (“NAIC Designations”) based on the equivalent ratings of an approved rating agency. NAIC Designations of “1” or “2” relate to debt securities considered investment grade, which include securities rated Baa3 or higher by Moody’s or BBB- or higher by Standard & Poor’s. NAIC Designations of “3” through “6” are referred to as below investment grade, which include securities rated Ba1 or lower by Moody’s and BB+ or lower by Standard & Poor’s. As a result of time lags between the funding of investments, the finalization of legal documents and the completion of the SVO filing process, the bond portfolio generally includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC designation is based on the expected ratings indicated by internal analysis.

The following table sets forth the General Accounts’ debt securities by NAIC rating at the dates indicated:

December 31, 2019 ($ in millions)		Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
NAIC Rating
1	Aaa, Aa, A	$2,520.8	$259.4	$(0.5)	$2,779.7
2	Baa	2,637.5	197.9	(8.5)	2,826.9

	Investment grade	$5,158.3	$457.3	$(9.0)	$5,606.6
3	Ba	85.1	1.6	(4.5)	82.2
4	B	—	—	—	—
5	C and lower	—	—	—	—
6	In or near default	—	—	—	—

	Below investment grade	$85.1	$1.6	$(4.5)	$82.2

	Total before asset and mortgage-backed securities	$5,243.4	$458.9	$(13.5)	$5,688.8
	Asset and mortgage-backed securities	1,118.2	35.4	(2.6)	1,151.0

	Total fixed maturities	$6,361.6	$494.3	$(16.1)	$6,839.8

December 31, 2018 ($ in millions)		Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
NAIC Rating
1	Aaa, Aa, A	$3,282.5	$32.7	$(111.5)	$3,203.7
2	Baa	3,131.0	10.4	(196.4)	2,945.0

	Investment grade	$6,413.5	$ 43.1	$(307.9)	$6,148.7
3	Ba	75.3	0.1	(13.2)	62.2
4	B	22.3	—	(5.2)	17.1
5	C and lower	14.3	—	(5.7)	8.6
6	In or near default	—	—	—	—

	Below investment grade	$111.9	$0.1	$(24.1)	$87.9

	Total before asset and mortgage-backed securities	$6,525.4	$43.2	$(332.0)	$6,236.6
	Asset and mortgage-backed securities	1,184.2	17.7	(35.5)	1,166.4

	Total fixed maturities	$7,709.6	$60.9	$(367.5)	$7,403.0

Below investment grade debt securities represented 1.3% and 1.5% of the gross unrealized losses at December 31, 2019 and 2018, respectively.

Equity Securities

Common stock of $8.5 million and $7.0 million as of December 31, 2019 and 2018, respectively, are entirely related to the ownership of FHLB stock. GAIA holds redeemable preferred stock of $14.8 million as of December 31, 2019 and 2018. GAIA also holds an investment in limited partnership on an equity method basis as of December 31, 2019 for $20.7 million.

Commercial Mortgage Loans

At December 31, 2019 and 2018, approximately 10% of GAIA are in commercial mortgage loans. At December 31, 2019 and 2018, the carrying value of commercial mortgage loans is $721.8 million and $859.4 million, respectively. The investment strategy for the mortgage loan portfolio emphasizes diversification by property type and geographic location with a primary focus on asset quality. The table below shows the breakdown of the amortized cost of the General Account’s investments in mortgage loans by geographic region as of December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
($ in millions)
Alabama	$0.6	$0.8
Arizona	36.0	36.8
California	140.9	146.8
Colorado	91.7	61.6
Florida	24.3	54.6
Georgia	29.6	20.6
Hawaii	2.8	4.0
Illinois	56.2	86.8
Iowa	0.3	0.5
Kansas	—	9.2
Massachusetts	29.5	30.7
Minnesota	22.6	23.8
Nevada	9.3	80.9
New Jersey	35.7	21.2
New York	47.5	48.4
North Carolina	3.8	33.5
Ohio	12.1	12.3
Pennsylvania	69.8	50.4
South Carolina	24.4	24.8
Texas	84.7	110.7
Virginia	—	0.2
Wisconsin	—	0.8
General allowance for loan loss	—	—

Total commercial mortgage loans	$721.8	$859.4

Commercial Mortgage Loan by Credit Quality

The values used in these ratio calculations are part of the periodic review of the commercial mortgage loan portfolio, which includes an evaluation of the underlying collateral value as of December 31, 2019 and 2018.

	Recorded Investment
	Debt Service Coverage Ratios
December 31, 2019
($ in millions)	> 1.20x	1.00x-1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$532.0	$29.3	$38.0	$599.3	82.8%	$607.3	82.3%
65% to 75%	102.9	21.9	—	124.8	17.2%	130.9	17.7%
76% to 80%	—	—	—	—	0.0%	—	0.0%
Greater than 80%	—	—	—	—	0.0%	—	0.0%

Total	$634.9	$51.2	$38.0	$724.1	100.0%	$738.2	100.0%

	Recorded Investment
	Debt Service Coverage Ratios
December 31, 2018
($ in millions)	> 1.20x	1.00x-1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$636.4	$88.6	$37.5	$762.5	88.5%	$754.8	88.3%
65% to 75%	50.2	49.1	—	99.3	11.5%	99.7	11.7%
76% to 80%	—	—	—	—	—	—	—
Greater than 80%	—	—	—	—	—	—	—

Total	$686.6	$137.7	$37.5	$861.8	100.0%	$854.5	100.0%

All of our mortgage loans are performing under the original contractual loan terms at December 31, 2019. There is one mortgage loan that has a debt service coverage ratio of less than 1.0% at December 31, 2019. At December 31, 2019, there are no mortgage loans that are not current.

MARKET RISK

Market risk is the risk that we will incur losses due to adverse changes in interest rates or credit spreads. We also have certain exposures to changes in equity prices in our fixed indexed annuities and separate accounts liabilities.

Overview. In formulating and implementing guidelines for investing funds, we seek to earn returns that contribute to stable profits while also meeting the future cash flow requirements of our liabilities.

We use quantitative and qualitative market-based approaches to measure, monitor and manage market risk. We evaluate our exposure to market risk through the use of multiple measures including but not limited to duration, earnings- and capital-at-risk, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets or liabilities to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Earnings- and capital-at-risk are estimates of the change in earnings or capital that might be expected to emerge over a given time horizon in various defined stress tests. Scenario analysis estimates the potential changes in the value of various financial parameters that could occur under different hypothetical market conditions defined by changes to the market risk factors of interest rates and credit spreads. Sensitivity analysis estimates the potential changes in the value of various financial parameters that could occur under different hypothetical shocks to a market risk factor. In general, we establish investment portfolio asset allocation and market risk limits based upon a combination of duration, earnings- and capital-at-risk, scenario analysis and sensitivity analysis as well as a consideration of liquidity needs and prudent diversification. Our asset allocation limits place restrictions on the total funds that may be invested within an asset class. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as our investment advisors buy and sell within their respective markets based upon the acceptable boundaries established by our investment and other risk policies, which are overseen by our board of directors, and our investment and asset-liability management team.

Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates. This risk arises when our investments are not fully matched to our liabilities, or when characteristics of the assets or liabilities change. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields.

One of the measures used to quantify interest rate exposure is duration. To estimate asset durations, we project asset cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate value. The asset projections include assumptions (based upon historical market experience and our experience) that are intended to reflect the effect of changing interest rates on the prepayment, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to mortgage-backed securities, and municipal and corporate obligations. Our asset duration was 8.7 years and 8.5 years as of December 31, 2019 and December 31, 2018, respectively. Given the duration of our assets remains shorter than the duration of our liabilities, lower interest rates will result in lower investment income on assets purchased in the future. Conversely, higher interest rates will result in higher investment income on assets purchased in the future.

Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2019, we estimate that a 100 basis point immediate, parallel fall in interest rates (“rate shock”) would increase the net fair value of the assets by $650 million, compared to $740 million as of December 31, 2018. While the duration extended slightly over the year, the impact as at December 31, 2019 is lower largely due to a lower asset base year over year from partial block run off and reinsurance of a portion of LBL’s fixed indexed annuities. The selection of a 100 basis point immediate, parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). This risk arises from our investment in spread-sensitive fixed income assets.

We manage the spread risk in our assets by monitoring our spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%. We manage this risk through a disciplined asset-liability management process that endeavors to align expected liability cashflows with assets of a similar profile. Losses due to credit spread duration result only if there is a requirement to sell assets (for example, to pay claims) prior to maturity at a time when the fair market value of assets is low due to higher credit spreads.

Spread duration is calculated similarly to interest rate duration. For our portfolio, spread duration is close to the asset duration, and thus has a similar sensitivity.

Credit default risk is the risk that we will incur a loss due to non-payment of principal or interest by a borrower on a specific financial instrument we own. This risk arises primarily from our investments in fixed income securities (for example, corporate bonds) and commercial mortgage loans.

We manage credit default risk through monitoring of the creditworthiness of the underlying borrowers of the securities and loans we are invested in. We use diversification to reduce credit default risk by spreading the risk across different borrowers, different industries and different geographical locations. Furthermore, we constrain credit default risk through limits on the amount of securities and loans we own with specific credit ratings. Credit defaults may be recognized by the Company in income prior to an actual default by the underlying borrower.

A credit default loss of 100 basis points on the portfolio would result in a loss of $75 million as of December 31, 2019, compared to $91 million as of December 31, 2018. The decrease is due to lower invested asset balances year-over-year. The selection of 100 basis points should not be construed as our prediction of future market events, but as an illustration of the potential effect of such an event.

Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the equity markets. Equity risk exists for contract charges based on account balances as well as for guarantees for living, death and/or income benefits provided by our variable and fixed indexed products.

Our variable life products are substantially reinsured. For the liabilities that are retained, there is equity exposure to contract charges and fees that are based on separate account values, but there is only small exposure to guarantees. The present value of a 20% decrease in equity values would result in a decline in the present value of future contract charges and fees of approximately $1 million as of December 31, 2019, compared to a decline of $4 million as of December 31, 2018. The selection of 20% should not be construed as our prediction of future market events, but as an illustration of the potential effect of such an event. The year over year reduction in sensitivity is due to reinsurance effective on December 31, 2019.

All variable annuity contract charges and fees, liabilities and benefits, including guarantees for death and/or income benefits, are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct party to this agreement and its reinsurance agreements with ALIC remain unchanged. As of December 31, 2019 and 2018, we had Separate Accounts assets related to variable annuity and variable life contracts totaling $1.6 billion and $1.3 billion, respectively, before reinsurance.

As of December 31, 2019 and 2018, we had $620 million and $1.0 billion respectively in indexed universal life and fixed indexed annuity liabilities, net of reinsurance, that provide customers with interest crediting rates primarily based on the performance of the S&P 500. The decline in liabilities is partially due to run off of the block and partially due to new reinsurance effective on December 31, 2019. We maintain a hedging program that aims to offset the impact of equity market performance on the value of these guarantees. As of December 31, 2019 and December 31, 2018, we had $18.4 million and $3.0 million in market value of S&P 500 options and futures under the hedging program, respectively. The 2018 value of futures and options was lower than normal due to the dramatic decline in the S&P 500 in December 2018. The 2019 value is closer to a more normal level.

Counterparty credit risk relates to the Company’s potential loss if a counterparty fails to perform under the terms of a contract. The Company manages its exposure to counterparty credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master agreements and obtaining collateral where appropriate.

Lincoln Benefit’s counterparty risk consists of the following two types of exposures: (1) Derivative counterparty risk: The Company only holds future contracts and option contracts which are traded on organized exchanges, which require margin deposits and guarantee the execution of trades, thereby mitigating potential credit risk. Exchanges serve as a marketplace for the buyer and the seller. The associated clearing house sits between the two sides of the trade. The Company did not incur any losses on derivative financial instruments due to counterparty nonperformance in 2019 or 2018; and (2) Reinsurance counterparty risk. The reinsurance counterparty risk is the risk of the reinsurance counterparty failing to pay reinsurance recoveries in full to Lincoln Benefit in a timely manner (i.e., unwillingness to pay, not paying in full or inability to pay.) We attempt to mitigate this risk by diversifying the risk with multiple reinsurers and monitoring their credit ratings.

CAPITAL RESOURCES AND LIQUIDITY

Capital resources consist of capital and surplus. The following table summarizes our capital resources as of December 31, 2019 and 2018:

($ in millions)	2019	2018
Common stock, retained earnings and additional paid-in capital	$352.6	$379.9

Capital and surplus decreased in 2019 primarily due to capital contributions to Lancaster Re and payment of dividends offset by current year profits and current year capital contributions from GILICO. Capital and surplus decreased in 2018 primarily due to the capital contributions to Lancaster Re .

Financial strength ratings. Our financial strength ratings as of December 31, 2019 are A- with negative outlook from A.M. Best Company, Inc. (“AM Best”) and BBB with stable outlook from Standard & Poors Ratings Services (“S&P). Our financial strength ratings as of December 31, 2018 were A- from AM Best and BBB from S&P, both with stable outlook. These ratings reflect the rating agencies’ opinions of our relative financial strength and are not a recommendation to buy or hold any investment. Ratings may be revised or revoked at any time at the sole discretion of the issuing rating agency.

The NAIC has developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by insurance regulatory authorities. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined “usual ranges.” Generally, regulators will begin to monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If we have insufficient capital, our regulator may act to reduce the amount of or deny the payment of, dividends.

Liquidity sources and uses. Our potential sources of funds principally include the following:

•	Receipt of insurance premiums

•	Contractholder fund deposits

•	Reinsurance recoveries

•	Receipts of principal and interest on investments

•	Maturity or sales of investments

Our potential uses of funds principally include the following.

•	Payment of contract benefits, surrenders and withdrawals

•	Reinsurance cessions and payments

•	Operating costs and expenses

•	Purchase of investments

•	Repayment of intercompany balances

•	Dividends to parent

•	Tax payments/settlements

Cash flows. As reflected in our Statements of Cash Flows, net cash provided by/(used in) operating activities was $(441.1) million, $(412.3) million, and $(292.3) million for the years ended December 31, 2019, 2018 and 2017, respectively. Fluctuations in net cash provided by operating activities primarily occur as a result of changes in net investment income, differences in the timing of reinsurance payments and other operating activities (e.g., tax payments, expenses, etc.)

Notwithstanding any reinsurance arrangements, we continue to have primary liability as a direct insurer for risks reinsured. Our ability to meet liquidity demands is dependent on reinsurers’ ability to meet those obligations under the reinsurance programs.

Our ability to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends without the prior approval of the state insurance regulator is limited by Nebraska law to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. Prior approval of the Nebraska Director of Insurance is required for the Company for any dividend or distribution paid for five years subsequent to April 1, 2014. After receiving approval from the Department of Insurance, the Company paid dividends of $40.0 million, $15.0 million, and $70.0 million in the years ended December 31, 2019, 2018 and 2017, respectively.

Contractual obligations. Due to the reinsurance agreements that we have in place, certain contractual obligations are ceded to our affiliate, GILICO, as well as ALIC, Hannover and other non-affiliated reinsurers.

REGULATION AND LEGAL PROCEEDINGS

We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 12 to the financial statements.

PENDING ACCOUNTING STANDARDS

There are pending accounting standards that we have not implemented because the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 to the financial statements. The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

Item 11(i).	Changes in or Disagreements with Accountants

None.

Item 11(j).	Quantitative and Qualitative Disclosures About Market Risk

Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.

Item 11(k).	Directors and Executive Officers

The biographies of each of the directors and executive officers as of March 30, 2020 are included below.

Dhiren Jhaveri, 45, has been Executive Chairman of the board of directors of the Company since December 31, 2019. Dhiren is the founder and has been Chief Executive Officer of Kuvare US Holdings, Inc. (“Kuvare”), the direct parent of GILICO, since 2014, and is the Executive Chairman of the boards of directors of GILICO and United Life Insurance Company (“United Life”), an Iowa-domiciled insurance company and wholly owned subsidiary of Kuvare. In addition, he serves as the President and Chief Executive Officer of Kuvare

Insurance Services LP, a Delaware limited partnership (“KIS”). Before founding Kuvare, Dhiren was a member of the executive committee of Sammons Financial Group, where he led corporate development and investment risk. Previously, he worked at McKinsey & Co. and Barclays. Dhiren is actively involved on various committees for the American Council of Life Insurers and is a designee of the LIMRA Life Insurance Fellows.

Bradley Rosenblatt, 45, has been a director of the Company since December 31, 2019, and Chief Revenue Officer of Kuvare since 2017, where he leads revenue and growth strategy. In addition, Brad is President and a director of United Life, and a director of GILICO. Brad has over 20 years of experience in sales, marketing and strategy. Prior to joining Kuvare, Brad served as Chief Distribution Officer for Sammons Financial Group leading the company’s growth strategy in new life insurance markets. While at Sammons Financial Group, Brad also led the company’s strategy and corporate development function and held various sales and marketing leadership roles. Previously, he worked at McKinsey & Co. in the insurance practice, serving life, property/casualty and health insurance carriers. Brad holds an MBA from Michigan Ross School of Business and a Bachelor of Arts in Economics from Northwestern University.

Joseph Wieser, 54, has been a director of the Company since December 31, 2019, and President and a director of GILICO since 2018. Joe has more than 28 years of leadership, strategy, operational and sales/marketing experience in the annuity, life and health insurance industry. He most recently served as Business Development Director for Anthem Blue Cross Blue Shield in Denver, Colorado and, prior to that, served five years as President of Dearborn National Life Insurance Company. During his career, he has held leadership roles overseeing all insurance company functions. Previously, his executive experience includes working at MassMutual, Colorado Bankers, Starmount Life and Anthem Blue Cross Blue Shield. Joe is a graduate of Metropolitan State University in Denver and holds his CLU, ChFC and FLMI financial/insurance professional designations.

Burke Harr, 48, has been a director of the Company since December 31, 2019. Burke served as a Nebraska state senator from 2011 to 2019, and has been an of counsel attorney at Houghton Bradford Whitted PC, LLO since 2011. Burke is a graduate of the University of St. Thomas and the Notre Dame Law School.

Carlos Sierra, 52, has been President and a director of the Company since December 31, 2019, and the Chief Operating Officer of Kuvare since 2016, where he leads overall operational strategy. He is a director of GILICO and of United Life. With over 30 years of operations experience, Carlos previously worked as a consultant for insurance companies and served as COO for the Americas at Aon Risk and Global COO for Combined Insurance where he led global operations, including Front Office (sales model; multichannel sales), Back Office (contact centers; order entry; claims; field operations) and Technology (Application Development and Infrastructure). Previously, Carlos worked at McKinsey & Co, where he served clients in the Financial Institutions Group and at FMC where he led Manufacturing Planning and Latin American Operations. Carlos earned engineering and masters degrees with honors from ITESM, Ohio State and Stanford.

David Goldberg, 51, has been Secretary of the Company since December 31, 2019, and General Counsel and Secretary of Kuvare since 2017, where he directs the legal, regulatory and corporate governance functions for the Kuvare businesses. He provides more than 20 years of broad commercial law and senior executive experience, having started his legal career in 1993 at the Sidley & Austin firm in Chicago. David has served in numerous corporate General Counsel roles, including insurance sector roles at Coregis Insurance, a specialty property and casualty company, as well as life and health companies Combined Insurance (and its worldwide affiliates) and Sterling Life Insurance Company. Most recently he served as an Illinois Assistant Attorney General and General Counsel to the Illinois State Toll Highway Authority. David is a graduate of the University of Michigan and Washington University School of Law.

Erik Braun, 36, was appointed Chief Financial Officer and Treasurer of LBL HoldCo, Inc. and LBL HoldCo II, Inc. in March 2020. He has served as Treasurer and Controller of Kuvare US Holdings, Inc. since 2017. From 2013 to 2017, Erik was with Fidelity Life Association as the manager of accounting and finance and the assistant corporate controller. Previously, he worked in public accounting within the assurance practice, where he served insurance industry clients across most commercial and personal lines. Erik is a Certified Public Accountant (inactive).

Item 11(l).	Executive Compensation

We do not have any employees, but rather are provided personnel, including our named executive officers, by our parent company, LBL HoldCo II, Inc. (“HoldCo”), pursuant to the Services Agreement between HoldCo and Lincoln Benefit effective April 1, 2014. Executive officers of Lincoln Benefit also serve as officers of our indirect parent, HoldCo Parent and other subsidiaries of HoldCo Parent. These executive officers received no compensation directly from Lincoln Benefit. As a result, we do not determine or pay any compensation to our named executive officers or additional personnel provided by HoldCo for our operations. HoldCo determines and pays the salaries, bonuses and other wages earned by our named executive officers and by additional personnel provided to us by HoldCo. HoldCo also determines whether and to what extent our named executive officers and additional personnel from HoldCo may participate in any employee benefit plans. We do not have any employment agreements with our named executive officers and do not provide pension or retirement benefits, perquisites or other personnel benefits to our named executive officers. We do not have arrangements to make payments to our named executive officers upon their termination or in the event of a change in control of the Company. See “Transactions with Related Parties” for more information about the Services Agreement between HoldCo and us.

Director compensation

Burke Harr, receives an annual cash retainer fee for his services on the board of directors of Lincoln Benefit.

No director who is also an employee of Kuvare and/or GILICO receives any additional compensation for serving as a director of the Company.

Compensation Related to Services prior to December 31, 2019

Our independent directors received an annual cash retainer fee for their services on the boards of directors of HoldCo Parent and its subsidiaries, including Lincoln Benefit, a portion of which is allocated to Lincoln Benefit pursuant to the Services Agreement. A non-employee director also had the option to elect to defer receipt of all or a portion of his or her annual retainer fee into a notional percentage equity interest in RL LP and RL (Parallel) Partnership (together, the “Partnerships”). The elected percentage of the board retainer for a calendar year of service was converted into a notional percentage interest in the Partnerships when the year-end valuation of the Partnerships for the immediately prior year was available. The notional interest was unvested until December 31st of the relevant year of service, and, as a general rule, if the director’s board service ended before December 31st, the unvested portion of the notional interest would be forfeit except that, in the case of a qualifying termination, a pro rata portion of the director’s unvested portion of the notional interest would vest. If a director was terminated, this would be considered a qualifying termination and such director’s notional interest would vest. Vested portions of notional interests were settled in cash on termination of the director’s board service.

Compensation Committee Interlocks and Insider Participation

In February 2015, the Board of Directors of HoldCo Parent established a compensation committee, whose primary function is to assist the Board with its oversight role with respect to the compensation of HoldCo Parent’s and its subsidiaries’ executive officers and other employees. In February 2017, the HoldCo Parent compensation committee was re-established at HoldCo, the entity with which the majority of the employees are employed. No executive officer of Lincoln Benefit serves as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit.

Item 11(m).	Security Ownership of Certain Beneficial Owners and Management Security

Ownership of Certain Beneficial Owners

The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit’s voting securities.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Capital Stock	LBL HoldCo II, Inc. 5600 N. River Road, Suite 300 Rosemont, IL 60018	25,000	100%
N/A	LBL HoldCo, Inc. 5600 N. River Road, Suite 300 Rosemont, IL 60018	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Guaranty Income Life Insurance Company 118 Second Avenue SE Cedar Rapids, IA 52401	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare US Holdings, Inc. 55 West Monroe Street, Suite 1930 Chicago, IL 60603	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare UK Holdings Limited 5th Floor 6 St Andrew Street London, EC4A 3AE, United Kingdom	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare Holdings LP P.O. Box 309 Ugland House George Town Grand Cayman KY1-1104, Cayman Islands	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare GP Holdings LP P.O. Box 309 Ugland House George Town Grand Cayman KY1-1104, Cayman Islands	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
N/A	Kuvare GP Holdings Ltd. P.O. Box 309 Ugland House George Town Grand Cayman KY1-1104, Cayman Islands	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Access Holdings GP LP c/o Access Holdings 2 East Read Street, Suite 300 Baltimore, MD 21202	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Access Holdings GP Company c/o Access Holdings 2 East Read Street, Suite 300 Baltimore, MD 21202	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	ACP LI Holdings, LP c/o Altamont Capital Partners 400 Hamilton Ave, Suite 230 Palo Alto, CA 94301	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	ACP LI Holdings GP Ltd. c/o Altamont Capital Partners 400 Hamilton Ave, Suite 230 Palo Alto, CA 94301	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A

The following table shows the number of shares of stock in Lincoln Benefit or its parents beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The following share amounts are as of December 31, 2019. The address of each such director or officer is c/o Kuvare US Holdings, Inc., 55 W Monroe Street, Suite 1930, Chicago, Illinois, 60603.

Entity	Title of Class of Equity Securities	Number of Shares	Statement Concerning Beneficial Ownership
Lincoln Benefit, HoldCo, HoldCo Parent, GILICO, Kuvare, Kuvare UK Holdings Limited, Kuvare Holdings LP, Kuvare GP Holdings LP, Kuvare GP Holdings Ltd.	n/a	n/a	Lincoln Benefit is an indirect wholly owned subsidiary of Kuvare Holdings LP, which is controlled by its general partner, Kuvare GP Holdings LP. Kuvare GP Holdings LP is controlled by its general partner, Kuvare GP Holdings Ltd. Dhiren Jhaveri is the Chief Executive Officer and a director of Kuvare GP Holdings Ltd., and no officers or directors of the Company beneficially own any equity interests in Kuvare GP Holdings Ltd.

Entity	Title of Class of Equity Securities	Number of Shares	Statement Concerning Beneficial Ownership
Kuvare Holdings LP(1)	n/a	n/a	GBIS Holdings, LLC owns less than 1% of the equity interests of Kuvare Holdings LP.(2) Dhiren Jhaveri is the member of GBIS Holdings, LLC.

Kuvare GP Holdings LP	n/a	n/a	GBIS Holdings, LLC owns 1% of the equity interests of Kuvare GP Holdings LP.(2) Dhiren Jhaveri is the member of GBIS Holdings, LLC.

(1)

Certain directors and officers of the Company may from time to time directly or indirectly own limited partner interests in Kuvare Holdings LP. Such directors and officers do not have the power to vote or dispose of any shares of the Company that may be held from time to time directly or indirectly by Kuvare Holdings LP and therefore are not deemed to beneficially own such shares.

(2)	Calculated on an aggregate basis including all outstanding classes of limited partner interests.

Changes in Control

On December 31, 2019, GILICO, completed the indirect acquisition of Lincoln Benefit. The Company is a wholly owned subsidiary of HoldCo, which is a wholly owned subsidiary of HoldCo Parent, and HoldCo Parent is a wholly owned subsidiary of GILICO.

Item 11(n).	Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons

Lincoln Benefit is a party to certain intercompany agreements involving amounts greater than $120,000 between Lincoln Benefit and the following companies:

•	HoldCo, the direct parent of Lincoln Benefit.

•	HoldCo Parent, an indirect parent of Lincoln Benefit.

•	Lancaster Re Captive Insurance Company (“Lancaster Re”), a direct subsidiary of Lincoln Benefit

•	Lanis LLC, an affiliate of Lincoln Benefit

•	GILICO, the direct parent of HoldCo Parent

•	Kuvare, the direct parent of GILICO

•	KIS, an affiliate of Lincoln Benefit

In April 2014, Lincoln Benefit entered into a Services Agreement with HoldCo whereby HoldCo has agreed to provide certain management and administrative services. These include legal counsel, data processing, office management and supply services, marketing, public relations, actuarial services, auditing and managerial services. Lincoln Benefit reimburses HoldCo at cost for services and facilities provided by HoldCo pursuant to this agreement.

On December 31, 2019, Lincoln Benefit entered into a Cost Sharing and Services Agreement with Kuvare and KIS whereby Kuvare and KIS have agreed to provide certain management and administrative services to Lincoln Benefit, including management, reinsurance, legal, audit, administration, financial planning and other services. Lincoln Benefit reimburses Kuvare and KIS at cost for services provided by Kuvare and KIS pursuant to this agreement.

On December 31, 2019, Lincoln Benefit entered into an Investment Management Agreement with KIS, whereby KIS has agreed to provide certain investment advisory and management services to Lincoln Benefit. Pursuant to this agreement, KIS will receive a gross fee of approximately 0.30% per annum on all investment assets of Lincoln Benefit managed under this agreement. Mr. Jhaveri, the chair of our board of directors, is the President and Chief Executive Officer and an indirect owner of KIS. In addition, affiliates of each of Access Holdings GP Company and ACP LI Holdings GP Ltd., each an indirect beneficial owner of greater than 5% of Lincoln Benefit’s voting securities, are indirect owners of KIS.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Approximate dollar value of the amount involved in the transaction, per fiscal year
		($)		HoldCo Parent	HoldCo	Lanis LLC
Services Agreement between LBL HoldCo II, Inc. and Lincoln Benefit effective April 1, 2014	2017 2018 2019	(18,796,724 (22,366,496 (13,467,066	)[1] )[1] )¹	N/A N/A N/A	18,796,724¹ 22,366,496¹ 13,467,066¹	N/A N/A N/A
Cost Sharing and Services Agreement among Kuvare, KIS and Lincoln Benefit effective December 31, 2019	2019	(300,000)		N/A	N/A	N/A

[1]	Total expense amount reimbursed / (paid) under the transaction

The agreements listed in the table immediately below relate to a transaction that LBL HoldCo II, Inc., LBL HoldCo, Inc., Lancaster Re Captive Insurance Company, Lanis LLC and Lincoln Benefit have entered into with Hannover Life Reassurance Company of America, an unrelated party, in order to finance a portion of the insurance reserves held by Lincoln Benefit with respect to universal life insurance policies with secondary guarantees written by Lincoln Benefit.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Approximate dollar value of the amount involved in the transaction, per fiscal year
		($)		HoldCo Parent	HoldCo	Lanis LLC
Surplus Note Purchase Agreement between Lancaster Re Captive Insurance Company and Lanis LLC effective April 1, 2014	2017	(26,875,000	)²	N/A	N/A	26,875,000²
	2018	(28,407,000	)²	N/A	N/A	28,407,000	[2]
	2019	(30,047,000	)²	N/A	N/A	30,047,000	[2]
Vehicle Note Purchase Agreement between Lancaster Re Captive Insurance Company and Lanis LLC effective April 1, 2014	2017	26,875,000²		N/A	N/A	(26,875,000	)²
	2018	28,407,000²		N/A	N/A	(28,407,000)[2]
	2019	30,047,000	[2]	N/A	N/A	(30,047,000	)²
Fee Letter between Lincoln Benefit Life Company and Lanis LLC effective April 1, 2014	2017	(7,834,870)[3]		N/A	N/A	7,834,870	[3]
	2018	(8,281,546)[3]		N/A	N/A	8,281,546	[3]
	2019	(7,893,219)[3]		N/A	N/A	7,893,219	[3]

[2]	Surplus/Vehicle Note Interest received (paid)
[3]	Payment of risk spread fee

Review and Approval of Related Person Transactions

As a regulated insurance company, material transactions with related persons are subject to review and approval by Lincoln Benefit’s applicable insurance regulatory authority to confirm, among other things, that the terms of such transactions are fair and reasonable, that charges or fees for services performed are reasonable, and that expenses incurred and payment received is allocated to Lincoln Benefit in conformity with customary insurance accounting practices consistently applied. All agreements with related persons are also reviewed by Kuvare’s Office of the General Counsel to determine whether an actual conflict of interest exists with respect to such agreements. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements.

While there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors, officers and employees of Lincoln Benefit are subject to LBL HoldCo, Inc.’s Code of Conduct and its Conflict of Interest Guideline. LBL HoldCo’s Code of Conduct includes a written conflict of interest policy that was adopted by the Board of Directors of LBL HoldCo, Inc., the indirect parent company of Lincoln Benefit, and applies to all subsidiaries, including Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Lincoln Benefit and/or LBL HoldCo, Inc., or in a business that has a relationship with either entity, is required to be disclosed to Human Resources and Compliance. Human Resources works with representatives from the Law Department, including Compliance, and the Audit Committee, if necessary, to determine whether an actual conflict of interest existed. All directors, officers and employees are required to sign a Code of Conduct certification and complete a Conflict of Interest Questionnaire annually.

OTHER INFORMATION

A section entitled “Experts” is added to your prospectus as follows:

EXPERTS

The financial statements included in this Prospectus as of and for the year then ended December 31, 2019 of Lincoln Benefit Life Company, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration

Statement. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Lincoln Benefit Life Company for the year ended December 31, 2017 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The following change is made to the prospectuses for the LBL Advantage, Consultant II and Premier Planner:

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

LEGAL MATTERS

Matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha, Nebraska.

PRINCIPAL UNDERWRITER

Allstate Distributors, L.L.C. (“ADLLC”) serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with Allstate Life. Allstate Life entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) pursuant to which PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with SE2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby SE2, LLC provides certain business process outsourcing services with respect to the Contracts. SE2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2019, consisted of the following: Donnelley Financial Solutions, formerly an RR Donnelley company (compliance printing and mailing) located at 35 West Wacker Drive, Chicago, IL 60601; Iron Mountain Information Management, LLC (file storage and document destruction) located at 1 Federal Street, Boston, MA 02110; TierPoint, LLC (disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; SOVOS Compliance (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; Broadridge Output Solutions, Inc. (printing and mailing anniversary statements, financial confirmations, automated letters and quarterly statements) located at 2600 Southwest Blvd., Kansas City, MO 64108.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. Correspondence you send by regular mail to our service center should be sent to P.O. Box 758566, Topeka, KS 66675-8566. Your correspondence will be picked up at this address and then delivered to our service center. Your correspondence is not considered received by us until it is received at our service center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our service center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our service center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

Supplement dated March 4, 2020, to the
Prospectus for your Variable Annuity
Issued by

LINCOLN BENEFIT LIFE COMPANY
LINCOLN BENEFIT LIFE VARIABLE ACCOUNT

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Lincoln Benefit Life Company. Your variable annuity contract does not offer all of the variable sub-accounts described below. Please check your annuity prospectus to determine which of the following changes affect the annuity contract that you own.
Portfolio Mergers
The following Target Portfolios will be merged into the Acquiring Portfolios as noted below, effective on or about May 1, 2020 (“Merger Date”), subject to approval by the shareholders of the Target Portfolios. After the Merger Date, all references to the Target Portfolios in your Annuity prospectus should be disregarded.

Target Portfolio	Acquiring Portfolio
Invesco V.I. Mid Cap Growth Fund – Series I	Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series I
Invesco V.I. Mid Cap Growth Fund – Series II	Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II
On the Merger Date, the Target Portfolios will no longer be available under any of our annuity contracts, and any Contract Value allocated to the sub-accounts investing in the Target Portfolios will be transferred, as of the Merger Date, to the sub-accounts investing in the Acquiring Portfolios. This transfer will be made by replacing your contract’s units of the sub-accounts investing in the Target Portfolios with units of the sub-accounts investing in the Acquiring Portfolios based on the unit value of each Portfolio at the time of the merger.
Please note that you have the ability to transfer out of the sub-accounts investing in the Target Portfolios any time prior to the Merger Date. Such transfers will be free of charge and will not count as one of your annual free transfers under your annuity contract.  Also, for a period of 60 days after the Merger Date, any Contract Value that was transferred to the sub-accounts investing in the Acquiring Portfolios as the result of the merger can be transferred free of charge and will not count as one of your annual free transfers.
It is important to note that any transfer limitations applicable to the investment option to which a transfer is made will apply as described in your prospectus. Please refer to your prospectus for information about investment options.
After the Merger Date, the Target Portfolios will no longer exist and, unless you instruct us otherwise, any outstanding instruction you have on file with us that designates the sub-accounts investing in the Target Portfolios will be deemed instruction for the sub-accounts investing in the Acquiring Funds. This includes, but is not limited to, systematic withdrawals and Dollar Cost Averaging.
Additionally, if the Target Portfolio is part of an allocation model for your Contract, you may need to make a new election of an available portfolio within the asset allocation model for the model to continue to operate for your Contract following the Merger Date. You may wish to consult with your financial professional about the impact of the mergers on any allocation instructions and asset allocation models in effect for your Contract.
Portfolio Closures
Following the close of business on May1, 2020 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all Contract Owners except those Contract Owners who have contract value invested in the variable sub-accounts as of the Closure Date:

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series I
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II
Contract Owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date. Contract Owners who do not have contract value invested in the variable sub-accounts before the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

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Any applicable dollar cost averaging, category models and/or auto-rebalancing programs, if elected by a Contract Owner prior to the Closure Date, will not be affected by the closure unless a Contract Owner withdraws or otherwise transfers his entire Account Value from the sub-account. In that case, the program would terminate and no further allocations to this variable sub-account will be permitted. If you have any questions, please contact your financial professional or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement together with your prospectus for future reference. No other action is required of you.

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Supplement dated February 11, 2020, to the
Prospectus for your Variable Annuity

Issued by

LINCOLN BENEFIT LIFE COMPANY
LINCOLN BENEFIT LIFE VARIABLE ACCOUNT

This Supplement should be read in conjunction with the current Prospectus for your Annuity and should be retained for future reference. This Supplement is intended to update certain information in the Prospectus for the variable annuity you own and is not intended to be a prospectus or offer for any other variable annuity that you do not own. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Prospectuses and Statements of Additional Information. If you would like another copy of the current Annuity Prospectus, please call us at 1-800-457-7617.
For qualified annuity contract owners and qualified employer plan participants attaining age 70 ½ on or after January 1, 2020, the age at which you must begin taking Required Minimum Distributions is increased to age 72. This change does not impact contract owners or participants who attained age 70 ½ before January 1, 2020.
Beneficiaries of qualified annuity contract owners and defined contribution plan participants who die on or after January 1, 2020, with limited exceptions, will be required to take the entire death benefit within ten years of the death. This rule does not apply to eligible designated beneficiaries (“EDB”), who are: (1) the owner/participant’s surviving spouse, (2) the owner/participant’s minor child, (3) disabled, (4) chronically ill, or (5) an individual not more than 10 years younger than the owner/participant. Instead of taking distributions under the new 10-year rule, an EDB can elect to take distributions over life, or over a period not extending beyond life expectancy, provided that such distributions commence by December 31 of the year following the date of death, subject to certain special rules. An individual’s status as an EDB is determined on the date of the owner/participant’s death.
The limit prohibiting individuals who have attained age 70 ½ from making non-rollover contributions to traditional IRAs is repealed for tax years after December 31, 2019.
You should consult with your financial professional or tax advisor if you believe you are affected by these changes.

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

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Supplement dated January 24, 2020
to the Prospectuses and Statements of Additional Information for

Consultant Solutions (Classic, Plus, Elite, Select) (Dated April 29, 2019)
Consultant I (Dated April 29, 2019)
LBL Advantage (Dated May 1, 2004)
Consultant II (Dated May 1, 2004)
Premier Planner (Dated May 1, 2004)
Investor’s Select (Dated May 1, 2007)

Issued by

Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account

This supplement updates certain information contained in the prospectus, statement of additional information, and supplement dated August 22, 2019, for each of the variable annuity contracts listed above (each a “Contract”). Please read this supplement carefully and keep it for future reference. No other action is required of you.

On December 31, 2019, Guaranty Income Life Insurance Company (“GILICO”), an Iowa-domiciled insurance company, completed the indirect acquisition (the “Transaction”) of Lincoln Benefit Life Company (“Lincoln Benefit” or the “Company”). After giving effect to the Transaction, the Company is a wholly owned subsidiary of LBL HoldCo II, Inc., a Delaware corporation (“HoldCo”), which is a wholly owned subsidiary of LBL HoldCo, Inc., a Delaware corporation (“HoldCo Parent”), and HoldCo Parent is a wholly owned subsidiary of GILICO.

The change in ownership of Lincoln Benefit is reflected throughout the prospectus, in particular in Item 11(a); Item 1 “General”; and Item 11(m).

The terms and provisions of your Contract have not changed as a result of the Transaction, and Lincoln Benefit will continue to honor all of its obligations under your Contract. The Transaction will not change the fact that Lincoln Benefit is the named insurer under your Contract.

The following replaces the “Item 11(k) Directors and Executive Officers” section of your prospectus:

The biographies of each of the directors and executive officers as of December 31, 2019 are included below.

Dhiren Jhaveri, 45, has been Executive Chairman of the board of directors of the Company since December 31, 2019. Dhiren has been the founder and Chief Executive Officer of Kuvare US Holdings, Inc. (“Kuvare”), the direct parent of GILICO, since 2014, and is the Executive Chairman of the boards of directors of GILICO and United Life Insurance Company (“United Life”), an Iowa-domiciled insurance company and wholly owned subsidiary of Kuvare. In addition, he serves as the President and Chief Executive Officer of Kuvare Insurance Services LP, a Delaware limited partnership (“KIS”). Before founding Kuvare, Dhiren was a member of the executive committee of Sammons Financial Group, where he led corporate development and investment risk. Previously, he worked at McKinsey & Co. and Barclays. Dhiren is actively involved on various committees for the American Council of Life Insurers (“ACLI”) and is a designee of the LIMRA Life Insurance Fellows (“LLIF”).

Carlos Sierra, 52, has been President and a director of the Company since December 31, 2019, and the Chief Operating Officer of Kuvare since 2016, where he leads overall operational strategy. He is a director of GILICO and of United Life. With over 30 years of operations experience, Carlos previously worked as a consultant for insurance companies and served as COO for the Americas at Aon Risk and Global COO for Combined Insurance where he led global operations, including Front Office (sales model; multichannel sales), Back Office (contact centers; order entry; claims; field operations) and Technology (Application Development and Infrastructure). Previously, Carlos worked at McKinsey & Co where he served clients in the Financial Institutions Group and at FMC where he led Manufacturing Planning and Latin American Operations. Carlos earned engineering and master’s degrees with honors from ITESM, Ohio State and Stanford.

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Bradley Rosenblatt, 45, has been a director of the Company since December 31, 2019, and Chief Revenue Officer of Kuvare since 2017, where he leads revenue and growth strategy. In addition, Brad is President and a director of United Life, and a director of GILICO. Brad has over 20 years of experience in sales, marketing and strategy. Prior to joining Kuvare, Brad served as Chief Distribution Officer for Sammons Financial Group leading the company’s growth strategy in new life insurance markets. While at Sammons Financial Group, Brad also led the company’s strategy and corporate development function and held various sales and marketing leadership roles. Previously, he worked at McKinsey & Co. in the insurance practice, serving life, property/casualty and health insurance carriers. Brad holds an MBA from Michigan Ross School of Business and a Bachelor of Arts in Economics from Northwestern University.

Joseph Wieser, 54, has been a director of the Company since December 31, 2019, and President and a director of GILICO since 2018. Joe has more than 30 years of leadership, strategy, operational and sales/marketing experience in the annuity, life and health insurance industry. He most recently served as Business Development Director for Anthem Blue Cross Blue Shield in Denver, Colorado and, prior to that, served five years as a Senior Executive with Dearborn National serving in the role as President of Colorado Bankers Life Insurance Company. During his career, he has held leadership roles overseeing all insurance company functions. Previously, his executive experience includes working at MassMutual, Dearborn National, Colorado Bankers, Starmount Life and Anthem Blue Cross Blue Shield. Joe is a graduate of Metropolitan State University in Denver and holds his Chartered Life Underwriter, Chartered Financial Consultant and Fellow, Life Management Institute professional designations.

Burke Harr, 48, has been a director of the Company since December 31, 2019. Burke served as a Nebraska state senator from 2011 to 2019 and has been an Of Counsel attorney at Houghton Bradford Whitted PC, LLO since 2011. Burke is a graduate of the University of St. Thomas and the Notre Dame Law School.

David Goldberg, 51, has been Secretary of the Company since December 31, 2019, and General Counsel and Secretary of Kuvare since 2017, where he directs the legal, regulatory and corporate governance functions for the Kuvare businesses. He provides more than 20 years of broad commercial law and senior executive experience, having started his legal career in 1993 at the Sidley & Austin firm in Chicago. David has served in numerous corporate General Counsel roles, including insurance sector roles at Coregis Insurance, a specialty property and casualty company, as well as life and health companies Combined Insurance (and its worldwide affiliates) and Sterling Life Insurance Company. Most recently he served as an Illinois Assistant Attorney General and General Counsel to the Illinois State Toll Highway Authority. David is a graduate of the University of Michigan and Washington University School of Law.

Joseph Rafson, 57, has been Vice President and Appointed Actuary of the Company since 2014. Previously, Joe held various positions at KPMG LLP and at Allstate Life Insurance Company. Joe holds a Bachelor of Arts in mathematics from Brown University, and is a Chartered Financial Analyst, Fellow of the Society of Actuaries and Member of the American Academy of Actuaries.

Forozan Nasery, 43, was appointed Chief Financial Officer and Treasurer of LBL HoldCo, Inc. and LBL HoldCo II, Inc. in November 2018. She served as Vice President and Controller of Lincoln Benefit since 2014. From 1998 through 2014, Forozan held various positions at PricewaterhouseCoopers LLP and the Public Company Accounting Oversight Board. Forozan is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

The following replaces the “Director Compensation” provision under the “Item 11(l). Executive Compensation” section of your prospectus:

No director who is also an employee of Kuvare and/or GILICO receives any additional compensation for serving as a director of the Company. The Company’s other director, Burke Harr, will receive annual compensation for his board service beginning in 2020.

The following replaces the “Ownership of Certain Beneficial Owners” provision under the “Item 11(m) Security Ownership of Certain Beneficial Owners and Management Security” section of your prospectus:

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The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit’s voting securities as of
January 1, 2020.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Capital Stock	LBL HoldCo II, Inc. 5600 N. River Road, Suite 300 Rosemont, IL 60018	25,000	100%
N/A	LBL HoldCo, Inc. 5600 N. River Road, Suite 300 Rosemont, IL 60018	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Guaranty Income Life Insurance Company 118 Second Avenue SE Cedar Rapids, IA 52401	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare US Holdings, Inc. 55 West Monroe Street, Suite 1930 Chicago, IL 60603	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare UK Holdings Limited 5th Floor 6 St Andrew Street London, EC4A 3AE, United Kingdom	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare Holdings LP P.O. Box 309 Ugland House George Town Grand Cayman KY1-1104, Cayman Islands	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare GP Holdings LP P.O. Box 309 Ugland House George Town Grand Cayman KY1-1104, Cayman Islands	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare GP Holdings Ltd. P.O. Box 309 Ugland House George Town Grand Cayman KY1-1104, Cayman Islands	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Access Holdings GP LP c/o Access Holdings 2 East Read Street, Suite 300 Baltimore, MD 21202	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Access Holdings GP Company c/o Access Holdings 2 East Read Street, Suite 300 Baltimore, MD 21202	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	ACP LI Holdings, LP c/o Altamont Capital Partners 400 Hamilton Ave, Suite 230 Palo Alto, CA 94301	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	ACP LI Holdings GP Ltd. c/o Altamont Capital Partners 400 Hamilton Ave, Suite 230 Palo Alto, CA 94301	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A

The following replaces the “Security Ownership of Directors and Executive Officers” provision under the “Item 11(m) Security Ownership of Certain Beneficial Owners and Management Security” section of your prospectus:

The following table shows the number of shares of stock in Lincoln Benefit or its parents beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group as of January 1, 2020. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to direct the

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voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The following share amounts are as of December 31, 2019. The address of each such director or officer is c/o Kuvare US Holdings, Inc., 55 W Monroe Street, Suite 1930, Chicago, Illinois, 60603.

Entity	Title of Class of Equity Securities	Number of Shares	Statement Concerning Beneficial Ownership
Lincoln Benefit, HoldCo, HoldCo Parent, GILICO, Kuvare, Kuvare UK Holdings Limited, Kuvare Holdings LP, Kuvare GP Holdings LP, Kuvare GP Holdings Ltd.	n/a	n/a
Lincoln Benefit is an indirect wholly owned subsidiary of Kuvare Holdings LP, which is controlled by its general partner, Kuvare GP Holdings LP. Kuvare GP Holdings LP is controlled by its general partner, Kuvare GP Holdings Ltd. Dhiren Jhaveri is the Chief Executive Officer and a director of Kuvare GP Holdings Ltd., and no officers or directors of the Company beneficially own any equity interests in Kuvare GP Holdings Ltd.

Kuvare Holdings LP	n/a	n/a	GBIS Holdings, LLC owns less than 1% of the equity interests of Kuvare Holdings LP.(1) Dhiren Jhaveri is the member of GBIS Holdings, LLC.
Kuvare GP Holdings LP	n/a	n/a	GBIS Holdings, LLC owns 1% of the equity interests of Kuvare GP Holdings LP.(1) Dhiren Jhaveri is the member of GBIS Holdings, LLC.

(1)	Calculated on an aggregate basis including all outstanding classes of limited partner interests.

The following supplements the “Transactions with Related Persons” provision under the “Item 11(n) Transactions with Related Persons, Promoters and Certain Control Persons” section of your prospectus:

On December 31, 2019, Lincoln Benefit entered into a Cost Sharing and Services Agreement with Kuvare and KIS whereby Kuvare and KIS have agreed to provide certain management and administrative services to Lincoln Benefit, including management, reinsurance, legal, audit, administration, financial planning and other services. Lincoln Benefit reimburses Kuvare and KIS at cost for services provided by Kuvare and KIS pursuant to this agreement.

On December 31, 2019, Lincoln Benefit entered into an Investment Management Agreement with KIS, whereby KIS has agreed to provide certain investment advisory and management services to Lincoln Benefit. Pursuant to this agreement, KIS will receive a gross fee of approximately 0.30% per annum on all investment assets of Lincoln Benefit managed under this agreement. Mr. Jhaveri, the chair of our board of directors, is the President and Chief Executive Officer and an indirect owner of KIS. In addition, affiliates of each of Access Holdings GP Company and ACP LI Holdings GP Ltd., each an indirect beneficial owner of greater than 5% of Lincoln Benefit’s voting securities, are indirect owners of KIS.

As a regulated insurance company, material transactions with related persons are subject to review and approval by Lincoln Benefit’s applicable insurance regulatory authority to confirm, among other things, that the terms of such transactions are fair and reasonable, that charges or fees for services performed are reasonable, and that expenses incurred and payment received is allocated to Lincoln Benefit in conformity with customary insurance accounting practices consistently applied. All agreements with related persons are also reviewed by Kuvare’s Office of the General Counsel to determine whether an actual conflict of interest exists with respect to such agreements. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements.

If you have any questions about this supplement, please contact your financial professional or our Variable Annuities Service Center at 800-457-7617. Representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

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Supplement dated August 22, 2019
to the Prospectuses and Statements of Additional Information for

Consultant Solutions (Classic, Plus, Elite, Select) (Dated April 29, 2019)
Consultant I (Dated April 29, 2019)
LBL Advantage (Dated May 1, 2004)
Consultant II (Dated May 1, 2004)
Premier Planner (Dated May 1, 2004)
Investor’s Select (Dated May 1, 2007)

Issued by

Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account

This supplement updates certain information contained in the prospectus and statement of additional information for each of the variable annuity contracts listed above (each a “Contract”). All terms not defined in this supplement shall have the same meanings as the terms used in the prospectuses and statements of additional information. Please read this supplement carefully and keep it for future reference. No other action is required of you.

On July 24, 2019, the indirect parent companies of Lincoln Benefit Life Company, RL LP and RL (Parallel) LP, entered into an agreement with Guaranty Income Life Insurance Company (“GILICO”) to sell LBL HoldCo, Inc. and its subsidiaries, including Lincoln Benefit Life Company, to GILICO, a subsidiary of Kuvare US Holdings, Inc. (the “Transaction”).

The Transaction is subject to required regulatory approvals. Subject to the receipt of such regulatory approvals, the Transaction is targeted to close in the fourth quarter of 2019.

The terms and provisions of your Contract will not be changed by the Transaction, and Lincoln Benefit Life Company will continue to honor all of its obligations under your Contract. The Transaction will not change the fact that Lincoln Benefit Life Company is the named insurer under your Contract. Following the Transaction, the Prudential Insurance Company of America or an affiliate will continue to reinsure the Contracts and administer the Variable Account and the Contracts.

If you have any questions about this supplement, please contact your financial professional or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

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Supplement dated May 3, 2019, to the
Prospectus for your Variable Annuity
Issued by

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Lincoln Benefit Life Company. Not all funds listed below are available as investment options on all contracts. Please refer to your prospectus to determine which information relates to funds available through your Variable Annuity contract.
As approved by shareholders of each Oppenheimer VA Fund listed below, each such fund will be reorganized into the corresponding, newly formed series of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) shown as the Acquiring Fund below, as of the close of business on the date that has been set for these reorganization transactions. Each reorganization is currently expected to close on or about May 24, 2019, or as soon thereafter as practicable (the Reorganization Date). In addition, the Trust, Oppenheimer Variable Account Funds, will be replaced by AIM Variable Insurance Funds (Invesco Variable Insurance Funds), and the investment adviser, OppenheimerFunds, Inc. will be replaced by Invesco Advisers, Inc. Immediately after the closing of a reorganization, your Contract Value in the sub-account(s) corresponding to an Acquiring Fund will be equal in value to your Contract Value in the sub-accounts corresponding to the Oppenheimer VA Fund that you held immediately prior to the closing of the reorganization.

Oppenheimer VA Funds	Acquiring Funds
Oppenheimer Discovery Mid Cap Growth Fund/VA – Service	Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II
Oppenheimer Global Fund/VA – Service	Invesco Oppenheimer V.I. Global Fund – Series II
Oppenheimer International Growth Fund/VA – Service	Invesco Oppenheimer V.I. International Growth Fund – Series II
Oppenheimer Main Street Small Cap Fund – Service	Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II
Please note that you can transfer any Contract Value out of the sub-account for any Oppenheimer VA Fund listed above any time prior to the Reorganization Date.  Such transfers will be free of charge and will not count as one of your annual free transfers under your annuity contract.  Also, for a period of 60 days after the Reorganization Date, any Contract Value that was transferred to the sub-account investing in the Acquiring Fund as the result of the reorganization can be transferred free of charge and will not count as one of your annual free transfers.  It is important to note that any transfer limitation applicable to the investment option to which a transfer is made will apply as described in your prospectus. Please refer to your prospectus for information about investment options.
Each Acquiring Fund will be managed by Invesco Advisers, Inc. and will have the same investment objective as the corresponding Oppenheimer VA Fund prior to the reorganization. Accordingly, after the Reorganization Date, all references to the Oppenheimer VA Funds in the list of Portfolios is deleted and replaced as follows.

Portfolio	Investment Objective	Investment Advisor
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II	The Fund seeks capital appreciation.	Invesco Advisers, Inc.
Invesco Oppenheimer V.I. Global Fund – Series II	The Fund seeks capital appreciation.
Invesco Oppenheimer V.I. International Growth Fund – Series II	The Fund seeks capital appreciation.
Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II	The Fund seeks capital appreciation.
After the Reorganization Date, the Oppenheimer VA Funds will no longer exist and, unless you instruct us otherwise, any outstanding instruction you have on file with us that designates a sub-account investing in an Oppenheimer VA Fund will be deemed instruction for the sub-account investing in the corresponding Acquiring Fund. This includes, but is not limited to, systematic withdrawals and Dollar Cost Averaging.
Additionally, if any of the Oppenheimer VA Funds listed above is part of an allocation model for your Contract, you may need to make a new election of an available portfolio within the asset allocation model for the model to continue to operate for your Contract following the Reorganization Date. You may wish to consult with your financial professional about the impact of the Reorganization on any allocation instructions and asset allocation models in effect for your Contract.
If you have any questions, please contact your financial professional or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.
Please keep this supplement together with your prospectus for future reference. No other action is required of you.

LBLSUP1

Supplement dated June 29, 2018, to the

Prospectus for your Variable Annuity

Issued by

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Lincoln Benefit Life Company.

Effective on or about July 30, 2018, the PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares sub-account will change its name to the PIMCO International Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares.

If you have any questions, please contact your financial representative or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement for future reference together with your prospectus. No other action is required of you.

Supplement dated January 22, 2018, to the

Prospectus for your Variable Annuity

Issued by

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Lincoln Benefit Life Company.

We previously notified you that the variable sub-accounts listed below in your Variable Annuity were closed to all contract owners except those contract owners who had Account Value invested in the variable sub-accounts, and that we had intended to remove them as investment options and substitute new investment options under your Variable Annuity contract:

PIMCO Total Return Portfolio – Administrative Shares

CUSIP Number 693394405

PIMCO Total Return Portfolio – Advisor Shares

CUSIP Number 693394538

However, we are no longer planning to remove these sub-accounts or substitute new investment options. As a result, effective February 5, 2018, the above variable sub-accounts will be available to all contract owners.

If you have any questions, please contact your financial representative or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement for future reference together with your prospectus. No other action is required of you.

LBLSUP2

Supplement dated October 30, 2017

to the Prospectuses and Statements of Additional Information for

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) (DATED MAY 1, 2017)

CONSULTANT I (DATED MAY 1, 2017)

LBL ADVANTAGE (DATED MAY 1, 2004)

CONSULTANT II (DATED MAY 1, 2004)

PREMIER PLANNER (DATED MAY 1, 2004)

INVESTOR’S SELECT (DATED MAY 1, 2007)

Issued by

LINCOLN BENEFIT LIFE COMPANY

LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

This supplement updates certain information contained in the prospectus and statement of additional information for each of the variable annuity contracts listed above (each a “Contract”). All terms not defined in this supplement shall have the same meanings as the terms used in the prospectuses and statements of additional information. Please read this supplement carefully and keep it for future reference. No other action is required of you.

On September 28, 2017, Lincoln Benefit Life Company’s direct parent, Resolution Life, Inc. changed its name to LBL HoldCo II, Inc., and Lincoln Benefit Life Company’s indirect parent, Resolution Life Holdings, Inc. changed its name to LBL HoldCo, Inc.

On October 1, 2017, t he indirect parent companies of Lincoln Benefit Life Company— Resolution Life L.P. and Resolution Life (Parallel) Partnership—entered into an agreement with SNH Acquisition, LLC and Southland National Holdings, Inc. to sell LBL HoldCo, Inc. and its subsidiaries, including Lincoln Benefit Life Company, to SNH Acquisition, LLC (the “Transaction”). The Transaction is subject to required regulatory approvals. Subject to the receipt of such regulatory approvals, the Transaction is targeted to close in the 1st quarter of 2018.

The terms and provisions of your Contract will not be changed by the Transaction, and Lincoln Benefit Life Company will continue to honor all of its obligations under your Contract. The Transaction will not change the fact that Lincoln Benefit Life Company is the named insurer under your Contract. Following the Transaction, the Prudential Insurance Company of America or an affiliate will continue to reinsure the Contracts and administer the Variable Account and the Contracts.

If you have any questions about this supplement, please contact your financial professional or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

LBLSUP1

Supplement dated January 9, 2017 to the

Prospectus for your Variable Annuity

Issued by

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Lincoln Benefit Life Company.

Effective close of business February 24, 2017 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

Janus Aspen Series Global Research Portfolio – Institutional Shares

Janus Aspen Series Global Research Portfolio – Service Shares

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date. Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging, category models and/or auto-rebalancing programs, if elected by a Contract owner prior to the Closure Date, will not be affected by the closure unless a contract owner withdraws or otherwise transfers his entire Account Value from the sub-accounts.

If you have any questions, please contact your financial professional or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement together with your prospectus for future reference. No other action is required of you.

Supplement dated July 22, 2016, to the

Prospectus for your Variable Annuity

Issued by

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Lincoln Benefit Life Company.

The following Portfolio will be liquidated effective as of the close of business on September 23, 2016 (“Liquidation Date”):

PIMCO Money Market Portfolio – Administrative Shares

On the Liquidation Date, the above Portfolio will no longer be available under your Annuity contract, and any Contract Value allocated to this liquidated Portfolio will be transferred, as of the close of business on the Liquidation Date, to the Default Transfer Portfolio, as follows:

Liquidated Portfolio	Default Transfer Portfolio
PIMCO Money Market Portfolio – Administrative Shares	Fidelity ® VIP Government Money Market Portfolio – Initial Class

Please note that you have the ability to transfer out of the above Liquidated Portfolio any time prior to the Liquidation Date. Such transfers will be free of charge and will not count as one of your annual free transfers under your Annuity contract. Also, for a period of 60 days after the Liquidation Date, any Contract Value that was transferred to the Fidelity ® VIP Government Money Market Portfolio – Initial Class as the result of the liquidation can be transferred free of charge and will not count as one of your annual free transfers. It is important to note that any Portfolio into which you make your transfer will be subject to the transfer limitations described in your prospectus. Please refer to your prospectus for detailed information about investment options.

After the Liquidation Date, the above-listed Liquidated Portfolio will no longer exist and, unless you instruct us otherwise, any outstanding instruction you have on file with us that designates the above Liquidated Portfolio will be deemed instruction for the Fidelity ® VIP Government Money Market Portfolio – Initial Class, as applicable. This includes but is not limited to, systematic withdrawals, Dollar Cost Averaging, and Auto Rebalancing.

You may wish to consult with your financial representative to determine if your existing allocation instructions should be changed before or after the Liquidation Date.

If you have any questions, please contact your financial representative or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement together with your prospectus for future reference. No other action is required of you.

Supplement dated October 30, 2015, to the

Prospectus for your Variable Annuity

Issued by

ALLSTATE LIFE INSURANCE COMPANY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York or Lincoln Benefit Life Company, as applicable.

Allstate Life Insurance Company, Allstate Life Insurance Company of New York, and Lincoln Benefit Life Company (the “Companies”) have filed an application with the Securities and Exchange Commission (“SEC”) requesting an order to allow the Companies to remove the PIMCO Total Return Portfolio – Administrative Shares and the PIMCO Total Return Portfolio – Advisor Shares (collectively, the “Replaced Portfolios”) as investment options under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares (the “Replacement Portfolio”), as described below.

The Companies believe that the proposed substitution is in the best interests of contract owners. The investment objectives of the Replaced Portfolios and the Replacement Portfolio are substantially similar. The Companies will bear all expenses related to the substitution, and there will be no tax consequences for you. The Companies anticipate that, if such order is granted, the proposed substitution will occur during the second quarter of 2016.

The proposed substitution and adviser for the Replaced Portfolio and the Replacement Portfolio are:

Proposed Substitution
	Replaced Portfolios	Replacement Portfolio
Portfolio Names	PIMCO Total Return Portfolio – Administrative Shares PIMCO Total Return Portfolio – Advisor Shares	BlackRock Total Return V.I. Portfolio
Adviser	Pacific Investment Management Company LLC	BlackRock, Inc.

Please note that:

●☐☐	No action is required on your part at this time, nor will you need to take any action if the SEC approves the substitution.

●☐☐

On the date of the substitution, Account Values and/or Purchase Payments currently allocated to the Replaced Portfolios will be redirected to the Replacement Portfolio unless you have changed your selection and transferred your Account Values before the substitution takes place. If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing or comparable program, your Account Value invested in the Replaced Portfolios will be transferred automatically to the Replacement Portfolio on the date of the substitution. Your enrollment instructions will be automatically updated to reflect the Replacement Portfolio for any continued and future investments.

●☐☐

You may transfer amounts in your variable annuity contract among the investment options as usual. The substitution itself will not be treated as a transfer for purposes of the transfer provisions of your Annuity, subject to the issuing Company’s restrictions on transfers to prevent or limit “market timing” activities by Owners or agents of Owners.

●☐☐

If you make one transfer from a Replaced Portfolio into one or more Sub-accounts before the substitution, or from the Replacement Portfolio after the substitution, any transfer fee that might otherwise be imposed will be waived from the date of this Supplement through the date that is 30 days after the substitution. In addition, if you make one transfer from a Replaced Portfolio into a Sub-account before the substitution or from the Replacement Portfolio within 30 days after the substitution, the transfer will not be treated as one of a limited number of transfers (or exchanges) permitted under your Annuity.

●☐☐

On the effective date of the substitution, your Account Value will be the same as before the substitution. However, the number of units you receive in the Replacement Portfolio may be different from the number of units in the Replaced Portfolio.

●☐☐	There will be no tax consequences to you.

In connection with the substitution, we will send you a prospectus for the Replacement Portfolio that contains complete information concerning the Replacement Portfolio, including information on all Replacement Portfolio fees and charges, as well as notice of the actual date of the substitution and confirmation of transfers.

If you have any questions, please contact your financial representative or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement for future reference together with your prospectus. No other action is required of you.

                         LINCOLN BENEFIT LIFE COMPANY

                      Supplement Dated September 30, 2013
                To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED MAY 1, 2013
                   CONSULTANT I PROSPECTUS DATED MAY 1, 2013
                  LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004
                  CONSULTANT II PROSPECTUS DATED MAY 1, 2004
                 PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004
                INVESTOR'S SELECT PROSPECTUS DATED MAY 1, 2007

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

THE FOLLOWING PARAGRAPHS ARE ADDED TO THE "LINCOLN BENEFIT LIFE COMPANY"
PROVISION UNDER THE "MORE INFORMATION" SECTION OR THE "DESCRIPTION OF LINCOLN
BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT" SECTION OF YOUR PROSPECTUS:

On July 17, 2013, Allstate Life entered into an agreement with Resolution Life
Holdings, Inc. ("Resolution"), a Delaware corporation established by Resolution
Life L.P., pursuant to which Allstate Life agreed to sell Lincoln Benefit to
Resolution or a wholly-owned subsidiary of Resolution (the "Transaction"). The
Prudential Insurance Company of America or an affiliate will continue to reinsure and administer the Variable Account and the Contracts. The benefits and provisions of the Contracts will not be changed by the Transaction. Also, the Transaction will not change the fact that Lincoln Benefit is the named insurer under your Contract. Following the Transaction, Lincoln Benefit will no longer be an affiliate of Allstate Life.

The Transaction and certain related agreements are subject to required regulatory approvals. Subject to the receipt of such regulatory approvals, the
Transaction is targeted to close in the 4 th quarter of 2013.

Upon receipt of regulatory approvals, Lincoln Benefit will amend and restate its existing reinsurance arrangements with Allstate Life. Lincoln Benefit will recapture, and Allstate Life no longer will reinsure: (i) all fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by Lincoln Benefit, (ii) all of the life insurance business written by
Lincoln Benefit through independent life insurance producers other than certain specified life insurance policies and (iii) all of the net liability of Lincoln
Benefit with respect to the accident and health and long-term care insurance business written by Lincoln Benefit (the "Recapture"). The benefits and provisions of the Contracts will not be changed by the Recapture, and the
Recapture will not change the fact that Lincoln Benefit is the named insurer under your Contract.

Pursuant to the Recapture, Allstate Life will transfer to Lincoln Benefit, for inclusion in its general account reserves, cash and specified assets with an aggregate statutory book value equal to net statutory general account reserves attributable to the recaptured business, adjusted for the final settlement amount under the applicable existing reinsurance agreements between Lincoln
Benefit and Allstate Life that are being amended and restated in connection with the Transaction.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                         SUPPLEMENT, DATED JULY 6, 2011,
                  TO THE PROSPECTUS FOR YOUR VARIABLE ANNUITY
                                  ISSUED BY

                        ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of
New York or Lincoln Benefit Life Company, as applicable.

Effective as of August 19, 2011 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

                Invesco V.I. Basic Value Fund--Series I
                Invesco V.I. Basic Value Fund--Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617.  Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is
required of you.

                         ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

                   Supplement, dated October 18, 2010, to the
                    following Prospectuses, as supplemented:

                      Allstate Provider, dated May 1, 2002
                       Premier Planner, dated May 1, 2004

This supplement amends the above-referenced prospectuses for certain Variable
Annuity contracts issued by Allstate Life Insurance Company or Allstate Life
Insurance Company of New York or Lincoln Benefit Life Company, as applicable.

Effective as of November 19, 2010 (the Closure Date), the following variable sub-account available in the Allstate Provider and Premier Planner Variable
Annuities will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the Closure Date:

             Goldman Sachs VIT Strategic International Equity Fund

Contract owners who have contract value invested in this variable sub-account as of the Closure Date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in this variable sub-account thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                       Supplement Dated December 31, 2009
                   To the Prospectus for Your Variable Annuity
                                    Issued By
                         Allstate Life Insurance Company
                   Allstate Life Insurance Company of New York
                          Lincoln Benefit Life Company

This supplement amends the prospectus for your variable annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York,
or Lincoln Benefit Life Company.

The following provision is added to your prospectus:

WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order."
Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

If you have any questions, please contact your financial representative or call our Customer Service Center at 1-800-457-7617. If you own a Putnam contract, please call 1-800-390-1277.

For future reference, please keep this supplement together with your prospectus.

                          Lincoln Benefit Life Company
                        Supplement dated August 14, 2009
                 To the following Prospectuses, as supplemented:

               Consultant Solutions, Prospectus Dated May 1, 2009
                   Consultant I, Prospectus Dated May 1, 2009
                   LBL Advantage, Prospectus Dated May 1, 2004
                   Consultant II, Prospectus Dated May 1, 2004
                  Premier Planner, Prospectus Dated May 1, 2004

This prospectus supplement amends certain disclosure contained in the prospectuses referenced above for your variable annuity contract issued by
Lincoln Benefit Life Company ("Lincoln Benefit").

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission ("SEC") recently adopted rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 12h-7 exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. Each of the variable annuities described in the prospectuses referenced above fall within the exemption provided under rule 12h-7. Lincoln Benefit is hereby providing notice that it is electing to rely on the exemption provided under rule 12h-7 effective as of the date of this prospectus supplement or as soon as possible thereafter, and will be suspending filing reports under the
Exchange Act.

The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus supplement which means that incorporated documents are considered part of this prospectus supplement. We can disclose important information to you by referring you to those documents. This prospectus supplement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009, and our Quarterly
Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on
May 12, 2009.

Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS
66675-8565 or by calling 1-800- 457- 7617. The public may read and copy any materials that Lincoln Benefit files with the SEC at the SEC's Public Reference
Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company

                                 LBL Advantage
                                 Consultant II
                                Premier Planner

                         Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Lincoln Benefit Life Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Lincoln Benefit Life Company's right to issue such
Contracts under applicable state insurance law, have been passed upon by Susan
L. Lees, General Counsel of Lincoln Benefit Life Company.

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit Life Company ("Lincoln Benefit") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section
13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and
Form 8-K. In addition, all documents subsequently filed by Lincoln Benefit pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800-
457-7617. Lincoln Benefit files periodic reports as required under the
Securities Exchange Act of 1934. The public may read and copy any materials that
Lincoln Benefit files with the SEC at the SEC's Public Reference Room at 100 F
Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                      Supplement, dated March 31, 2008, to
                  the LBL Advantage Variable Annuity Prospectus
             and the LBL Premier Planner Variable Annuity Prospectus

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life
Company.

We have received notice that the Board of Trustees of the Rydex Variable Trust has approved the following fund name change:

     Effective April 1, 2008, the name of the Rydex VT OTC Fund will be changed to the Rydex VT NASDAQ-100 (R) Fund.

Due to this name change, the corresponding Rydex VT OTC Sub-Account available for your product will change its name to the Rydex VT NASDAQ-100 (R) Sub-Account effective April 1, 2008.

The name change does not in any way affect the investment objective of the Fund, which remains unchanged, or the manner in which the investment advisor manages the fund.

Please keep this supplement for future reference together with your prospectus.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                     Supplement, dated February 26, 2007 to

         The LBL Advantage Variable Annuity Prospectus dated May 1, 2004

        The Premier Planner Variable Annuity Prospectus dated May 1, 2004

This supplement amends certain disclosures contained in the above-referenced prospectuses for certain variable annuity contracts issued by Lincoln Benefit
Life Company.

We have received notice that the Board of Trustees ("Board") of the Legg Mason
Variable Portfolios has approved the reorganization, on or about April 27, 2007
("Conversion Date"), of the Legg Mason Partners Variable All Cap Portfolio -
Class II into the Legg Mason Partners Variable Fundamental Value Portfolio -
Class I, which will be added as an investment choice to your contract as of
April 27, 2007.

To reflect the change in the underlying Portfolio, we will transfer any Contract
Value you have in the Legg Mason Partners Variable All Cap Portfolio - Class II
Sub-Account ("All Cap Sub-Account) into the Legg Mason Partners Variable
Fundamental Value Portfolio - Class I Sub-Account ("Fundamental Value
Sub-Account"). Contract owners will receive a confirmation of the transaction reflecting this change.

Salomon Brothers Asset Management Inc. is the investment advisor for the Legg
Mason Partners Variable Fundamental Value Portfolio - Class I. The investment objective for this Portfolio is: Long-term capital growth with current income as a secondary consideration.

If you currently have allocations made to the All Cap Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, any future allocations will be made to the
Fundamental Value Sub-Account as of the Conversion Date.

For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at 1-800-865-5237.

       Please keep this supplement for future reference together with your prospectuses.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                       Supplement, dated January 14, 2005,
                                       to
                 The Premier Planner Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life
Company.

We have received notice that the Board of Trustees ("Board") of PIMCO Advisors
VIT has approved the liquidation, on or about April 29, 2005 (the "Closing
Date"), of the PEA Science and Technology Portfolio (the "PEA Portfolio").

The Board based its decision, in part, upon the fact that the PEA Portfolio is relatively small in asset size and has failed to garner significant exposure in the variable contract market. In addition, the Board believes the outlook for future growth of the PEA Portfolio is not encouraging.

Due to the liquidation of the PEA Portfolio, we will no longer accept new premiums for investment in, nor will we permit transfers to, the PEA Science and
Technology Portfolio Sub-Account ("PEA Sub-Account") on or after April 29, 2005.

Because the PEA Sub-Account will no longer be offered as an investment alternative as of the Closing Date, you may wish to transfer, prior to April 29,
2005, some or all of your interest in the PEA Sub-Account to the other investment alternatives currently offered by your Contract. Any value remaining in the PEA Sub-Account will be transferred automatically, as of the Closing
Date, to the PIMCO VIT Money Market Sub-Account, an investment alternative already available under your Contract. These transfers are not subject to a transfer fee.

If you currently have allocations made to the PEA Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocation in the PEA Sub-Account will also need to be changed in these programs. If you do not change this allocation to other investment alternatives currently available under your Policy, any allocation to the PEA Sub-Account will be automatically allocated, as of the Closing Date, to the PIMCO VIT Money Market Sub-Account.

If your interest in the PEA Sub-Account is transferred automatically on the
Closing Date to the PIMCO VIT Money Market Sub-Account, for 60 days following the Closing Date, you may transfer your interest in the PIMCO VIT Money Market
Sub-Account to any other investment alternative(s) available under your
Contract. This transfer is not subject to a transfer fee.

We will send you a confirmation that shows the amount that we credited to the
PIMCO VIT Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our
Customer Service Center at the number listed below.

Attached, as Appendix A, is a list of the Portfolios and Fixed Account
Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectuses.

Number for Customer Service Center: 1-800-865-5237

                                   Appendix A

The Premier Planner Variable Annuity contract offers a variety of Investment
Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment
Alternatives currently available. Also included is the investment objective for each Portfolio.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the
Portfolio.

                                   PORTFOLIOS

AIM V.I. Basic Value Fund - Series I Seeks long-term growth of capital.

Alger American Growth Portfolio - Class S Seeks long-term capital appreciation.

Fidelity VIP Growth Portfolio - Service Class 2 Seeks capital appreciation.

Fidelity VIP Investment Grade Bond Portfolio - Service Class 2 Seeks as high a level of current income as is consistent with the preservation of capital.

Fidelity VIP Overseas Portfolio - Service Class 2 Seeks long-term growth of capital.

Goldman Sachs VIT CORESM Small Cap Equity Fund Seeks long-term growth of capital.

Goldman Sachs VIT International Equity Fund Seeks long-term capital appreciation.

Janus Aspen Series Capital Appreciation Portfolio: Institutional Shares Seeks
long-term growth of capital.

Janus Aspen Series Foreign Stock Portfolio: Service Shares Seeks long-term growth of capital.

Janus Aspen Series Worldwide Growth Portfolio: Service Shares Seeks long-term growth of capital in a manner consistent with the preservation of capital.

Lazard Emerging Markets Portfolio Seeks long-term capital appreciation

Lazard International Equity Portfolio Seeks long-term capital appreciation

MFS New Discovery Series - Service Class Seeks capital appreciation.

MFS Utilities Series - Service Class Seeks capital growth and current income.

Oppenheimer Main Street Small Cap Fund/VA - Service Shares Seeks capital appreciation.

PAVIT OpCap Balanced Portfolio Seeks growth of capital and investment income.

PAVIT OpCap Equity Portfolio Seeks long-term capital appreciation.

PAVIT OpCap Small Cap Portfolio Seeks capital appreciation.

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

PIMCO VIT Money Market Portfolio - Administrative Shares Seeks to obtain maximum current income consistent with preservation of capital and daily liquidity.

PIMCO VIT Total Return Portfolio - Administrative Shares Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

Putnam VT High Yield Fund - Class IB

Seeks high current income. Capital growth is a secondary goal when consistent with achieving high current income. The fund seeks its goal by investing at least 80% in U.S. corporate rated below investment grade (junk bonds) and that have intermediate to long-term maturities (three years or longer.)

Rydex VT OTC Fund

Seeks investment results that correspond to a benchmark for over-the-counter securities. The Portfolio's current benchmark is the NASDAQ 100 Index.

Salomon Brothers Variable All Cap Fund - Class I Seeks capital appreciation.

Salomon Brothers Variable Investors Fund - Class I Seeks long-term growth of capital with current income as a secondary objective.

Van Kampen UIF Equity Growth Portfolio, Class I Seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of large capitalization companies.

Van Kampen UIF High Yield Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing primarily in high yield securities (commonly referred to as "junk bonds").

Van Kampen UIF Mid Cap Growth Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.

Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.

Van Kampen LIT Aggressive Growth Portfolio, Class II Seeks capital growth.

Van Kampen LIT Growth and Income Portfolio, Class II Seeks long-term growth of capital and income.

                              Fixed Account Options

Standard Fixed Account
Guaranteed Maturity Fixed Account Option

                   PREMIER PLANNER VARIABLE ANNUITY PROSPECTUS

                                FLEXIBLE PREMIUM

                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

                                    ISSUED BY

                          LINCOLN BENEFIT LIFE COMPANY

                               IN CONNECTION WITH

                  LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

             STREET ADDRESS: 2940 SOUTH 84TH ST., LINCOLN, NE 68506

            MAILING ADDRESS: P. O. BOX 80469, LINCOLN, NE 68501-0469

                        TELEPHONE NUMBER: 1-800-865-5237

The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis. Lincoln Benefit Life no longer offers this Contract in most states. If you have already purchased the Contract you may continue to make purchase payments according to the Contract.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers thirty-four investment options, each of which is a Subaccount of the
Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each
Subaccount invests exclusively in shares of one of the following Portfolios:

AIM VARIABLE INSURANCE FUNDS

                      AIM V.I. Basic Value Fund - Series I

THE ALGER AMERICAN FUND:

                    Alger American Growth Portfolio - Class S

FIDELITY(R) VARIABLE INSURANCE PRODUCTS:

Fidelity VIP Growth Portfolio - Service Class 2 Fidelity VIP Investment Grade
Bond Portfolio - Service Class 2 Fidelity VIP Overseas Portfolio - Service
Class 2

GOLDMAN SACHS VARIABLE INSURANCE TRUST:

Goldman Sachs VIT CORE(SM) Small Cap Equity Fund Goldman Sachs VIT International
Equity Fund

JANUS ASPEN SERIES:

Janus Aspen Series Capital Appreciation Portfolio -Institutional Shares Janus
Aspen Series Foreign Stock Portfolio - Service Shares (formerly International
Value Portfolio)

Janus Aspen Series Worldwide Growth Portfolio - Service Shares

J.P. MORGAN SERIES TRUST II:

                        JPMorgan Small Company Portfolio

LAZARD RETIREMENT SERIES, INC.:

Lazard Emerging Markets Portfolio
Lazard International Equity Portfolio

MFS(R) VARIABLE INSURANCE TRUST(SM):

MFS New Discovery Series - Service Class MFS Utilities Series - Service Class

OPPENHEIMER VARIABLE ACCOUNT FUNDS:

           Oppenheimer Main Street Small Cap Fund/VA - Service Shares

PIMCO ADVISORS VIT:

PAVIT OpCap Balanced Portfolio
PAVIT OpCap Equity Portfolio
PAVIT OpCap Small Cap Portfolio
PAVIT PEA Science and Technology Portfolio

PIMCO VARIABLE INSURANCE TRUST:

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
PIMCO VIT Money Market Portfolio - Administrative Shares PIMCO VIT StocksPLUS
Growth and Income Portfolio - Administrative Shares PIMCO VIT Total Return
Portfolio - Administrative Shares

PUTNAM VARIABLE TRUST:

                      Putnam VT High Yield Fund - Class 1B

THE RYDEX VARIABLE TRUST:

                                Rydex VT OTC Fund

SALOMON BROTHERS VARIABLE SERIES FUNDS INC:

Salomon Brothers Variable All Cap Fund - Class I Salomon Brothers Variable
Investors Fund - Class I

VAN KAMPEN LIFE INVESTMENT TRUST:

Van Kampen LIT Aggressive Growth Portfolio, Class II Van Kampen LIT Growth and
Income Portfolio, Class II

                                  1 PROSPECTUS

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:

Van Kampen UIF Equity Growth Portfolio, Class I* Van Kampen UIF High Yield
Portfolio, Class I* Van Kampen UIF Mid Cap Growth Portfolio, Class I* Van Kampen
UIF U.S. Mid Cap Value Portfolio, Class I**

*    Morgan Stanley Investment Management, Inc., the advisor for the UIF
     Portfolios, does business in certain instances using the name Van Kampen.

**   Effective 9/20/2003, the Van Kampen UIF Mid Cap Core Portfolio, Class I
     changed its name to Van Kampen UIF Mid Cap Value Portfolio, Class I.

Some of the portfolios described in this Prospectus may not be available in your
Contract. We may make available other investment options in the future.

Your Contract Value will vary daily as a function of the investment performance of the Subaccounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract
Value for amounts allocated to the Subaccounts. Benefits provided by this
Contract, when based on the Fixed Account, are subject to a Market Value
Adjustment, which may result in an upward or downward adjustment in withdrawal benefits, death benefits, settlement values, and transfers to the Subaccounts.

The maximum age of the oldest Contract Owner and Annuitant is age 85 as of the date we receive the completed application. The maximum age of the oldest
Contract Owner and Annuitant for purchasing the Contract with the Enhanced Death
Benefit Rider is age 80.

Each time you pay a Premium, we will credit your Contract Value with a Credit
Enhancement. In addition to this Contract, we also offer other annuity contracts that do not provide for Credit Enhancements. The expenses for this Contract may be higher than the expenses for an annuity contract that does not provide for
Credit Enhancements. Over time, the amount of the Credit Enhancements may be more than offset by the higher expenses. You and your agent should decide if this Contract is right for you.

In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.

This prospectus sets forth the information you ought to know about the Contract.
You should read it before investing and keep it for future reference.

We have filed a Statement of Additional Information with the Securities and
Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2004. The information in the Statement of Additional Information is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of
Contents of the Statement of Additional Information appears on page 44 of this prospectus.

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the
Statement of Additional Information. Lincoln Benefit Life Company ("Lincoln
Benefit") will file annual and quarterly reports and other information with the
SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the
SEC Internet site (http:// www.sec.gov).

The Date of this Prospectus is May 1, 2004.

EFFECTIVE MAY 1, 2004, THIS PRODUCT IS NO LONGER BEING OFFERED FOR SALE.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE
SECURITIES NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS IS VALID ONLY IF ACCOMPANIED OR PRECEDED BY CURRENT PROSPECTUSES
FOR THE PORTFOLIOS LISTED ABOVE. IF ANY OF THESE PROSPECTUSES IS MISSING OR
OUTDATED, PLEASE CONTACT US AND WE WILL SEND YOU THE PROSPECTUS YOU NEED.

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.

                                  2 PROSPECTUS

                                                                            PAGE
                                                                            ----
DEFINITIONS                                                                    5
FEE TABLES                                                                     6
   Examples                                                                    7
   Explanation of the Expense Examples                                         7
QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT                                      8
FINANCIAL INFORMATION                                                         12
DESCRIPTION OF THE CONTRACTS                                                  13
   Summary                                                                    13
   Contract Owner                                                             13
   Annuitant                                                                  13
   Modification of the Contract                                               13
   Assignment                                                                 13
   Free Look Period                                                           13
PURCHASES AND CONTRACT VALUE                                                  14
   Minimum Purchase Payment                                                   14
   Automatic Payment Plan                                                     14
   Credit Enhancement                                                         14
Allocation of Purchase Payments                                               14
Contract Value                                                                15
Separate Account Accumulation Unit Value                                      15
Transfer During Accumulation Period                                           15
Transfers Authorized by Telephone                                             15
Market Timing & Excessive Trading                                             16
Trading Limitations                                                           16
Automatic Dollar Cost Averaging Program                                       16
Portfolio Rebalancing                                                         16
THE INVESTMENT AND FIXED ACCOUNT OPTIONS                                      17
   Separate Account Investments                                               17
      The Portfolios                                                          17
      Voting Rights                                                           20
      Additions, Deletions, and Substitutions of Securities                   20
   The Fixed Account                                                          21
      General                                                                 21
Guaranteed Maturity Fixed Account Option                                      21
Market Value Adjustment                                                       23
Dollar Cost Averaging Fixed Account Option                                    23
ANNUITY BENEFITS                                                              23
   Annuity Date                                                               23
   Annuity Options                                                            24
   Other Options                                                              24
   Annuity Payments: General                                                  24
   Variable Annuity Payments                                                  25
   Fixed Annuity Payments                                                     25

                                                                            PAGE
                                                                            ----
Transfers During Annuity Period                                               25
Death Benefit During Annuity Period                                           25
Certain Employee Benefit Plans                                                26
OTHER CONTRACT BENEFITS                                                       26
   Death Benefit                                                              26
      General                                                                 26
      Due Proof of Death                                                      26
      Death Proceeds                                                          26
      Death Benefit Amount                                                    26
      Death Benefit Payments                                                  26
   Enhanced Death Benefit Rider                                               28
   Beneficiary                                                                29
   Contract Loans for 403(b) Contracts                                        29
   Withdrawals (Redemptions)                                                  30
   Systematic Withdrawal Program                                              31
   ERISA Plans                                                                31
   Minimum Contract Value                                                     31
CONTRACT CHARGES                                                              31
   Mortality and Expense Risk Charge                                          32
   Administrative Charges                                                     32
      Contract Maintenance Charge                                             32
      Administrative Expense Charge                                           32
      Transfer Fee                                                            32
   Sales Charges                                                              32
      Withdrawal Charge                                                       32
      Free Withdrawal                                                         33
   Waiver Benefits                                                            33
      General                                                                 33
      Confinement Waiver Benefit                                              33
Terminal Illness Waiver Benefit                                               34
Waiver of Withdrawal Charge for Certain Qualified Plan Withdrawals            34
Premium Taxes                                                                 33
Deduction for Separate Account Income Taxes                                   34
      Other Expenses                                                          34
TAXES                                                                         35
Taxation of Lincoln Benefit Life Company                                      35
Taxation of Variable Annuities in General                                     35
   Income Tax Withholding                                                     37
   Tax Qualified Contracts                                                    38
DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT          41
   Lincoln Benefit Life Company                                               41
   Separate Account                                                           41
State Regulation of Lincoln Benefit                                           41

                                  3 PROSPECTUS

                                                                            PAGE
                                                                            ----
ADMINISTRATION                                                                41
DISTRIBUTION OF CONTRACTS                                                     42
LEGAL PROCEEDINGS                                                             42
LEGAL MATTERS                                                                 42
ANNUAL REPORTS AND OTHER DOCUMENTS                                            42
REGISTRATION STATEMENT                                                        43

                                                                            PAGE
                                                                            ----
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION                      44
APPENDIX A ACCUMULATION UNIT VALUES                                           45
APPENDIX B ILLUSTRATION OF A MARKET VALUE ADJUSTMENT                          53

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  4 PROSPECTUS

DEFINITIONS

Please refer to this list for the meaning of the following terms:

ACCUMULATION PERIOD - The period of time beginning on the day money is put into an annuity contract and ending when the contract is annuitized or surrendered.

ACCUMULATION UNIT - A unit of measurement which we use to calculate Contract
Value.

ANNUITANT - The living person named on an annuity contact whose life expectancy is used to calculate the annuity payments when the contract is annuitized.

ANNUITIZATION - The process by which the accumulation phase of the contract is terminated and the conteract is converted to the payoout phase. This is accomplished by paying the entire contract value over a period of time.

ANNUITIZED VALUE - The Contract Value adjusted by any applicable Market Value
Adjustment and less any applicable taxes.

ANNUITY DATE - The date on which annuity payments are scheduled to begin.

ANNUITY PERIOD - The period during which annuity payments are paid. The Annuity
Period begins on the Annuity Date.

ANNUITY UNIT - A unit of measurement which we use to calculate the amount of
Variable Annuity payments.

BENEFICIARY(IES) - The person designated to receive the death benefit in the event of all of the owners' deaths.

COMPANY ("WE," "US," "OUR," "LINCOLN BENEFIT") - Lincoln Benefit Life Company.

CONTRACT ANNIVERSARY - Each anniversary of the Issue Date.

CONTRACT OWNER ("YOU," "YOUR") - The person(s) or entity having the privileges of ownership defined in the Contract. If your Contract is issued as part of a retirement plan, your ownership privileges may be modified by the plan.

CONTRACT VALUE - The sum of the values of your investment in the Subaccounts of the Separate Account and the Fixed Account.

CONTRACT YEAR - Each twelve-month period beginning on the Issue Date and each
Contract Anniversary.

CONTRIBUTION YEAR - Each twelve-month period beginning on the date a Purchase
Payment is allocated to a Subaccount, or each anniversary of that date.

CREDIT ENHANCEMENT - An amount we add to your Contract Value when a Purchase
Payment is received. Each Credit Enhancement will be counted as earnings under your Contract.

FIXED ACCOUNT - The portion of the Contract Value allocated to our general account.

FIXED ANNUITY - A series of annuity payments that are fixed in amount.

GUARANTEE PERIODS - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

ISSUE DATE - The date when the Contract becomes effective.

LATEST ANNUITY DATE - The latest date by which you must begin annuity payments under the Contract.

LOAN ACCOUNT - An account established for amounts transferred from the
Subaccounts or the Fixed Account as security for outstanding Contract loans.

MARKET VALUE ADJUSTMENT - An amount added to or subtracted from certain transactions involving your interest in the Fixed Account, to reflect the impact of changing interest rates.

NET INVESTMENT FACTOR - The factor used to determine the value of an
Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net
Investment Factor separately for each Subaccount.

NON-QUALIFIED PLAN - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

PORTFOLIO(S) - The underlying funds in which the Subaccounts invest. Each
Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PURCHASE PAYMENTS - Amounts paid to us as premium for the Contract by you or on your behalf.

QUALIFIED PLAN - A retirement plan which receives special tax treatment under
Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

SUBACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal Charge, and the contract maintenance charge and increased or decreased by any Market Value
Adjustment.

TAX CODE - The Internal Revenue Code of 1986, as amended.

                                  5 PROSPECTUS

TREASURY RATE - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

VALUATION DATE - Each day the New York Stock Exchange is open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Subaccounts in order to price Accumulation Units and Annuity Units.
Each Valuation Period begins at the close of normal trading on the New York
Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

VARIABLE ANNUITY - A series of annuity payments that vary in amount based on changes in the value of the Subaccounts to which your Contract Value has been allocated.

WITHDRAWAL CHARGE - The contingent deferred sales charge that may be required upon some withdrawals.

FEE TABLES

The following tables describe the fees and expenses that you will pay when buying, owning and surrendering the Contract. The first table decribes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options. State premium taxes may also be deducted.

Contingent Deferred Sales Charge Withdrawal Charge (as a percentage of Purchase
Payments)

CONTRIBUTION YEAR   APPLICABLE CHARGE
-----------------   -----------------
        1                   8%
       2-3                  7%
       4-5                  6%
        6                   5%
        7                   4%
        8                   3%
       9 +                  0%

Transfer Fee (Applies solely to the second and subsequent transfers within a calendar month. We are currently waiving the Transfer Fee) - $10.00

The next table describes the fees and expenses that you will pay periodically during the time you own the Contract, not including Portfolio fees and expenses.

Annual Contract Maintenance Charge (waived if total Purchase Payments are
 $50,000 or more)                                                            $35.00
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT)
     BASE CONTRACT (WITHOUT OPTIONAL RIDERS)
       Mortality and Expense Risk Charge                                       1.30%
       Administrative Expense Charge                                           0.10%
                                                                             ------
       Total Separate Account Annual Expenses                                  1.40%
     BASE CONTRACT (WITH ENHANCED DEATH BENEFIT RIDER)
       Mortality and Expense Risk Charge                                       1.50%
       Administrative Expense Charge                                           0.10%
                                                                             ------
       Total Separate Account Annual Expenses                                  1.60%

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the
Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below

                                  6 PROSPECTUS

specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

                                                 Minimum   Maximum
------------------------------------------------------------------
Total Portfolio Annual Operating Expenses/(1)/
(expenses that are deducted
from Portfolio assets, which may include
management fees, distribution and/or
service (12b-1) fees and other expenses)          0.50%     4.31%
------------------------------------------------------------------

(1)  Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2003.

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate
Account annual expenses, and Portfolio fees and expenses and assumes no transfers or exchanges were made. The example shows the dollar amount of expense that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment,

..    surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period,
     and

..    elected the Enhanced Death Benefit Rider (with total Separate Account expenses of 1.60%)

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses   $1,236    $2,406    $3,544    $6,033
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses   $  845    $1,277    $1,731    $2,763
----------------------------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                                   1 Year    3 Years  5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses    $641     $1,896   $3,119     $6,033
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses    $250     $  767   $1,306     $2,763
----------------------------------------------------------------------------------------

EXPLANATION OF EXPENSE EXAMPLES

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
EXAMPLES 1 AND 2 ASSUME THE ELECTION OF THE ENHANCED DEATH BENEFIT RIDER (TOTAL
SEPARATE ACCOUNT EXPENSES OF 1.60%). IF THIS RIDER WAS NOT ELECTED, THE EXPENSE
FIGURES SHOWN WOULD BE SLIGHTLY LOWER.

THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE AND AN ANNUAL
CONTRACT ADMINISTRATIVE CHARGE OF $35.

                                  7 PROSPECTUS

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT

The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the Prospectus. Please read the Prospectus carefully.

1.   WHAT IS THE CONTRACT?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non-qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity
Period. During the Accumulation Period, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Subaccounts of the Separate
Account or allocated to the Fixed Account, as you instruct us. If we offer additional Subaccounts in the future, we may limit your right to allocate your
Contract Value to up to twenty-three options under the Contract, counting each
Subaccount and the Fixed Account as one option. We will treat all of your
Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your
Contract will depend on the investment performance of the Subaccounts and the amount of interest we credit to the Fixed Account.

Each Subaccount will invest in a single investment portfolio (a "Portfolio") of an underlying fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Subaccounts. The investment policies and risks of each
Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the
"Fixed Account", as described in the answer to Question 5.

2.   WHAT ANNUITY OPTIONS DOES THE CONTRACT OFFER?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

..    a life annuity with payments guaranteed for five to twenty years;

..    a joint and full survivorship annuity, with payments guaranteed for five to twenty years; and

..    fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the Annuitant's
90/TH/ birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Subaccounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Subaccounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3.   HOW DO I BUY A CONTRACT?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $10,000 in Purchase Payments during the first Contract Year.
Purchase Payments must be at least $500, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $100 per month. We may lower these minimums at our sole discretion. The maximum age of the oldest Contract Owner and Annuitant is age 85 as of the date we receive the completed application. The maximum age of the oldest Contract
Owner and Annuitant for purchasing the Contract with the Enhanced Death Benefit
Rider is age 80.

4.   WHAT ARE MY INVESTMENT CHOICES UNDER THE CONTRACT?

You can allocate and reallocate your investment among the Subaccounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate
Account currently invests in the following Portfolios:

                                                                            PORTFOLIO(S)
--------------------------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds                   AIM V.I. Basic Value Fund - Series I
--------------------------------------------------------------------------------------------------------------------
The Alger American Fund                        Alger American Growth Portfolio - Class S
--------------------------------------------------------------------------------------------------------------------
Fidelity(R) Variable Insurance Products Fund   Fidelity VIP Growth Portfolio - Service Class 2
--------------------------------------------------------------------------------------------------------------------
                                               Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
--------------------------------------------------------------------------------------------------------------------
                                               Fidelity VIP Overseas Portfolio - Service Class 2
--------------------------------------------------------------------------------------------------------------------
Goldman Sachs Variable Insurance Trust         Goldman Sachs VIT CORE(SM) Small Cap Equity
--------------------------------------------------------------------------------------------------------------------
                                               Goldman Sachs VIT International Equity Fund
--------------------------------------------------------------------------------------------------------------------
Janus Aspen Series                             Janus Aspen Series Capital Appreciation Portfolio: Institutional
                                                Shares
--------------------------------------------------------------------------------------------------------------------
                                               Janus Aspen Series Foreign Stock Portfolio: Service Shares
--------------------------------------------------------------------------------------------------------------------
                                               Janus Aspen Series Worldwide Growth Portfolio: Service Shares
--------------------------------------------------------------------------------------------------------------------
J.P. Morgan Series Trust II                    JPMorgan Small Company Portfolio
--------------------------------------------------------------------------------------------------------------------
Lazard Retirement Series, Inc.                 Lazard Emerging Markets Portfolio
--------------------------------------------------------------------------------------------------------------------
                                               Lazard International Equity Portfolio
--------------------------------------------------------------------------------------------------------------------
MFS(R) Variable Insurance Trust(SM)            MFS New Discovery Series - Service Class
--------------------------------------------------------------------------------------------------------------------
                                               MFS Utilities Series - Service Class
--------------------------------------------------------------------------------------------------------------------
Oppenheimer Variable Account Funds             Oppenheimer Main Street Small Cap Fund/VA - Service Shares
--------------------------------------------------------------------------------------------------------------------
PIMCO Advisors VIT                             PAVIT OpCap Balanced Portfolio
--------------------------------------------------------------------------------------------------------------------
                                               PAVIT OpCap Equity Portfolio
--------------------------------------------------------------------------------------------------------------------
                                               PAVIT OpCap Small Cap Portfolio
--------------------------------------------------------------------------------------------------------------------
                                               PAVIT PEA Science and Technology Portfolio
--------------------------------------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust                 PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) -
                                                Administrative Shares
--------------------------------------------------------------------------------------------------------------------
                                               PIMCO VIT Money Market Portfolio - Administrative Shares
--------------------------------------------------------------------------------------------------------------------
                                               PIMCO VIT StocksPLUS Growth and  Income Portfolio - Administrative
                                                Shares
--------------------------------------------------------------------------------------------------------------------
                                               PIMCO VIT Total Return Portfolio - Administrative Shares
--------------------------------------------------------------------------------------------------------------------
Putnam Variable Trust                          Putnam VT High Yield Fund - Class 1B
--------------------------------------------------------------------------------------------------------------------
The Rydex Variable Trust                       Rydex VT OTC Fund
--------------------------------------------------------------------------------------------------------------------
Salomon Brothers Variable Series Funds Inc     Salomon Brothers Variable All Cap Fund - Class I
--------------------------------------------------------------------------------------------------------------------
                                               Salomon Brothers Variable Investors Fund - Class I
--------------------------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.*       Van Kampen UIF Equity Growth Portfolio - Class I
--------------------------------------------------------------------------------------------------------------------
                                               Van Kampen UIF High Yield  Portfolio - Class I
--------------------------------------------------------------------------------------------------------------------
                                               Van Kampen UIF Mid Cap Growth Portfolio - Class I
--------------------------------------------------------------------------------------------------------------------
                                               Van Kampen UIF U.S. Mid Cap Value Portfolio - Class I
--------------------------------------------------------------------------------------------------------------------
Van Kampen Life Investment Trust               Van Kampen LIT Aggressive Growth Portfolio - Class II
--------------------------------------------------------------------------------------------------------------------
                                               Van Kampen LIT Growth and Income Portfolio - Class II
--------------------------------------------------------------------------------------------------------------------

*    Morgan Stanley Investment Management, Inc., the advisor for the UIF
     Portfolios, does business in certain instances using the name Van Kampen.

Some of the Portfolios described in this prospectus may not be available in your
Contract.

Each Portfolio holds its assets separately from the assets of the other
Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the accompanying prospectuses for the Portfolios.

5.   WHAT IS THE FIXED ACCOUNT OPTION?

We offer two Fixed Account interest crediting options: the Guaranteed Maturity
Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.

You may allocate Purchase Payments to the Subaccount(s) and the Fixed
Account(s). Loan payments may not be allocated to the Fixed Account(s). You may not transfer amounts into the DCA Fixed Account. The minimum amount that may be transferred into any one of the Guaranteed Maturity Fixed Account Options is
$500.

We will credit interest to amounts allocated to the Guaranteed Maturity Fixed
Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed
Maturity Fixed Account Option. We will tell you what interest rates and
Guarantee Periods we are offering at a particular time. At the end of each
Guarantee Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.

                                  9 PROSPECTUS

We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the
Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed
Account for new Guarantee Periods.

In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Subaccounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Subaccounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Guaranteed Maturity Fixed Account, to reflect changes in interest rates. As a general rule, we will apply a Market Value Adjustment to the following transactions:

1)   when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6);

2)   when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3)   when you allocate part of your balance in the Guaranteed Maturity Fixed
     Account Option to a new Guarantee Period before the end of the existing
     Guarantee Period;

4)   when you annuitize your Contract; and

5)   when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1)   it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction; or

2)   it is necessary to meet IRS minimum withdrawal requirements.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1)   whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2)   how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6.   WHAT ARE MY EXPENSES UNDER THE CONTRACT?

Contract Maintenance Charge. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Subaccounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the
Fixed Account.

During the Annuity Period, if allowed in your state, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.

Administrative Expense Charge and Mortality and Expense Risk Charge. We impose a mortality and expense risk charge at an annual rate of 1.30% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. If you select our optional enhanced death benefit rider, however, we may charge you a higher mortality and expense risk charge.
These charges are assessed each day during the Accumulation Period and the
Annuity Period. We guarantee that we will not raise these charges.

Transfer Fee. Although we currently are not charging a transfer fee, depending on your state, the Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month, or for each transfer in excess of twelve within a calendar year. The Contract also permits us to impose a minimum size on transfer amounts although the minimum size may be limited to
$25 in some states.

Withdrawal Charge (Contingent Deferred Sales Charge). During the Accumulation
Period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant's death. Certain withdrawals may be made without payment of any
Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge.

The Withdrawal Charge will vary depending on how many complete years have passed since you paid the Purchase Payment being withdrawn.

The Withdrawal

                                  10 PROSPECTUS

Charge applies to each Purchase Payment for eight complete years from the date of the Payment (each a "Contribution Year") as follows:

Contribution   Applicable
    Year         Charge
------------   ----------
     1             8%
    2-3            7%
    4-5            6%
     6             5%
     7             4%
     8             3%
    9+             0%

In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in first-out basis.

Each year, free of Withdrawal Charge or any otherwise applicable Market Value
Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

(a)  the greater of:

..    earnings not previously withdrawn; or

..    15% of your total Purchase Payments made in the most recent eight years;
     plus

(b)  an amount equal to your total Purchase Payments made more than eight years ago, to the extent not previously withdrawn.

In most states, we also may waive the Withdrawal Charge if you: (1) require long-term medical or custodial care outside the home; or (2) are diagnosed with a terminal illness. These provisions will apply to the Annuitant, if the
Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to Contracts issued in connection with qualified plans.
Withdrawals of earnings are taxed as ordinary income and, if taken prior to age
59 1/2, may be subject to an additional 10% federal tax penalty. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 5, we may increase or decrease certain withdrawals by a Market Value Adjustment.

Premium Taxes. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to
3.5%.

Other Expenses. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7.   HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED?

You should consult a qualified tax advisor for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans.

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawal of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

Special rules apply if the Contract is owned by a company or other legal entity.
Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8.   DO I HAVE ACCESS TO MY MONEY?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your
Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining
Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market
Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9.   WHAT IS THE DEATH BENEFIT?

We will pay a death benefit while the Contract is in force and before the
Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the
Contract Owner is not a living person. To obtain payment of the Death Benefit, the Beneficiary must submit to us a complete request for payment of the Death
Benefit, which includes due proof of death as specified in the Contract.

The standard death benefit is the greatest of the following:

1)   your total Purchase Payments reduced proportionately for any prior partial withdrawals;

2)   your Contract Value;

3)   the amount you would have received by surrendering your Contract; or

4)   your Contract Value on each Contract Anniversary evenly divisible by eight, increased by the total

                                  11 PROSPECTUS

Purchase Payments since that anniversary and reduced proportionately by any partial withdrawals since that anniversary.

We also offer an optional enhanced death benefit rider, which is described later in this prospectus.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10.  WHAT ELSE SHOULD I KNOW?

Allocation of Purchase Payments. You allocate your initial Purchase Payment among the Subaccounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase
Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

Credit Enhancements. We will credit your Contract Value with a Credit
Enhancement of 4% of each Purchase Payment before we allocate that Purchase
Payment among the Subaccounts or to the Fixed Account. The Credit Enhancements
will be allocated in the same proportions as the corresponding Purchase Payment.
As described in "Free Look Period" on page 13, if you cancel your Contract during the free look period we may deduct any Credit Enhancement from the amount paid you.

Transfers. During the Accumulation Period, you may transfer Contract Value among the Subaccounts and from the Subaccounts to the Fixed Account. If we offer additional Subaccounts in the future, we may limit your right to allocate your
Contract Value to no more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing
programs. You may not use both programs at the same time.

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Subaccount of your choosing, including other Subaccounts or the Fixed Account. Transfers from the Dollar Cost
Averaging Fixed Account may be made monthly only. Transfers from Subaccounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing program, you can maintain the percentage of your
Contract Value allocated to each Subaccount at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a Portfolio Rebalancing program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the
Subaccounts or from the Subaccounts to increase your Fixed Annuity payments.
Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

Free-Look Period. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates. In most states, we will pay you an amount equal to the Contract Value minus the Credit Enhancement. The Owner will also bear any expenses charged with respect to the Credit Enhancement amount incurred prior to the return of the Contract such as any mortality and expense charge.
The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

11.  WHO CAN I CONTACT FOR MORE INFORMATION?

You can write to us at Lincoln Benefit Life Company, P.O. Box 80469, Lincoln,
Nebraska 68501-0469, or call us at (800) 865-5237.

FINANCIAL INFORMATION

Attached as Appendix A is a table showing selected information concerning
Accumulation Unit Values for each Subaccount for each year since we started offering the Contracts. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit
Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Annual Contract Maintenance Charge. The information in the table is included in the Separate Account's financial statements. To obtain a fuller picture of each Subaccount's finances and performance, you should review the Separate Account's financial statements, which are in the Separate Account's Annual Statement dated as

                                  12 PROSPECTUS

of December 31, 2003, contained in the Statement of Additional Information. The
Statement of Additional Information also includes a brief explanation of how performance of the Subaccounts is calculated.

DESCRIPTION OF THE CONTRACTS

SUMMARY. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Subaccounts to which you allocate your Purchase
Payments and your Contract Value, as well as to reflect Credit Enhancements and interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your
Contract. Upon annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.

CONTRACT OWNER. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. The maximum age of the oldest Contract Owner and Annuitant is age 85 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-living person and a living person. Changing ownership of this
Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Owner will be considered a non-living person for purposes of this section and the Death Benefit section.

ANNUITANT. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If your Contract was issued under a plan qualified under Section 403(b),
408 or 408A of the Tax Code, you must be the Annuitant. If the Contract is a non-Qualified contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are a living person and are not the
Annuitant and the Annuitant dies before annuity payments begin, then either you become the new Annuitant or you must name another person as the new Annuitant.
If you are a non-living person and the Annuitant dies before annuity payments begin, the Beneficiary may elect to receive a death benefit as discussed in
"Death of Annuitant" on page 28. You must attest that the Annuitant is alive in order to annuitize your Contract.

MODIFICATION OF THE CONTRACT. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT. Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-Qualified Contract. If a
Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it.
Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

BECAUSE OF THE POTENTIAL TAX CONSEQUENCES AND ERISA ISSUES ARISING FROM AN
ASSIGNMENT, YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR
CONTRACT.

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us.
If you return the Contract, the Contract terminates. In most states, we will pay you an amount equal to the Contract Value minus the Credit Enhancement. The
Contract Value at that time may be more or less than your Purchase Payments. The
Owner will also bear any expense charged with respect to the Credit Enhancement amount incurred prior to the return of the Contract, such as any Mortality and
Expense Charge.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the
Subaccounts and the Fixed Account Options as you specified in your application.
However, we reserve the right in the future to delay allocating your Purchase
Payments to the Subaccounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if

                                  13 PROSPECTUS

your state's free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase
Payment to the PIMCO Money Market Subaccount. Your Contract will contain specific information about your free-look rights in your state.

PURCHASES AND CONTRACT VALUE

MINIMUM PURCHASE PAYMENT. The minimum initial Purchase Payment for a Contract is
$10,000. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $500 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $100 per month. However, each Purchase Payment made to the Dollar Cost Averaging Fixed Account must be at least $1200. If we receive Purchase Payments designated for the Dollar Cost
Averaging Fixed Account that are lower than the required minimum of $1200, or purchase payments designated for the Guaranteed Maturity Fixed Account Option that are lower than $500, such amounts will be allocated to the PIMCO Money
Market Portfolio. We may lower these minimums if we choose. We may refuse any
Purchase Payment at any time.

AUTOMATIC PAYMENT PLAN. You may make scheduled Purchase Payments of $100 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

CREDIT ENHANCEMENT. We will add a Credit Enhancement to your Contract Value when each Purchase Payment is received. The Credit Enhancement is payable from our general account. The amount of a Credit Enhancement is 4% of each Purchase
Payment. The Credit Enhancement will be allocated among the Subaccounts and
Fixed Account in the same proportion that the applicable Purchase Payment is allocated. The amount returned if the Contract Owner exercises his or her right to return the Contract during your Free Look period will be reduced by any
Credit Enhancements applied.

The expense charges for this Contract may be higher than the expense charges for annuity contracts that do not offer Credit Enhancements. We expect to recoup the cost of paying Credit Enhancements through collections of the Withdrawal Charges on the Contract (which are contingent), as well as our legitimate profits on this and other contracts we offer. In some circumstances - for example, if you surrender your Contract while the Withdrawal Charge still applies to a substantial proportion of your Premiums - your net proceeds may be lower than if you had purchased one of our other annuity contracts that does not offer Credit
Enhancements. Likewise, over time the amount of the Credit Enhancements may be offset by higher expenses.

Credit Enhancements are treated as "earnings" for purposes of determining
Withdrawal Charges and free withdrawal amounts on surrenders and partial withdrawals. Similarly, Credit Enhancements are not treated as an "investment in the contract" for tax purposes.

ALLOCATION OF PURCHASE PAYMENTS. Your Purchase Payments are allocated to the
Subaccount(s) and the Fixed Account in the proportions that you have selected.
You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent
Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

If we offer additional Subaccounts in the future, we may limit your right to allocate your Purchase Payments to up to twenty-three options, counting each
Subaccount and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus.
If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Subaccounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

In some states, however, we are required to return at least your Purchase
Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the PIMCO

                                  14 PROSPECTUS

Money Market Subaccount. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified
Subaccounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Subaccount to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a
Subaccount by that Subaccount's Accumulation Unit Value on the Valuation Date
when the allocation occurs.

CONTRACT VALUE. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the
Subaccounts you have selected, plus the value of your investment in the Fixed
Account.

SEPARATE ACCOUNT ACCUMULATION UNIT VALUE. As a general matter, the Accumulation
Unit Value for each Subaccount will rise or fall to reflect changes in the share price of the Portfolio in which the Subaccount invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine
Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Subaccount. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced death benefit rider. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each
Subaccount. We determine the Accumulation Unit Value for each Subaccount Monday through Friday on each day that the New York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios which accompany this prospectus for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Subaccount and, therefore, your Contract Value.

TRANSFER DURING ACCUMULATION PERIOD. During the Accumulation Period, you may
transfer Contract Value among the Fixed Account and the Subaccounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-three options under the Contract at one time.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day. If you transfer an amount from the Fixed Account to a
Subaccount before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a
Market Value Adjustment. The calculation of the Market Value Adjustment is described in "Market Value Adjustment" on page 23.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account
Option. You may not transfer Contract Value out of the Dollar Cost Averaging
Fixed Account Option except as part of a Dollar Cost Averaging program.

TRANSFERS AUTHORIZED BY TELEPHONE. You may make transfers by telephone. The cut off time for telephone transfer requests is 4:00 p.m. Eastern time. Calls completed before 4:00 p.m. will be effected on that day at that day's price.
Calls completed after 4:00 p.m. will be effected on the next day on which the
NYSE is open for business, at that day's price.

We may charge you the transfer fee or impose a minimum transfer amount as described on page 32, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the telephone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the
Separate Subaccounts in any Contract year, or to refuse any Separate Subaccount transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

                                  15 PROSPECTUS

MARKET TIMING & EXCESSIVE TRADING. The Contracts are intended for long-term investment. Frequent trading in response to short-term fluctuations in the market can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Lincoln Benefit's policy is not to knowingly accept any money intended for the purpose of market timing. Lincoln Benefit does not market the Contracts to persons for the purpose of their engaging in market timing activity.

Lincoln Benefit defines market timing activity to be the movement in and out of a Subaccount in a short period of time designed to take advantage of short-term market fluctuations based upon expected increases in Subaccount unit values.
Lincoln Benefit defines excessive trading activity as purchase and sale transactions of a Contract Owner that occur with such frequency and/or such size as to affect the Portfolio's ability to meet its investment objective, in the judgment of Lincoln Benefit or the Portfolio.

Service center personnel seek to detect and report market timing or excessive trading transfer activity through monitoring and review of trading activities.
Portfolios may also report suspected market timing or excessive trading transfer activity. However, not all market timing or excessive trading transfer activity can be prevented, as it may not be possible to identify it unless and until a trading pattern is established. If we identify suspected market timing or excessive trading activity, we will make further inquiry and take corrective action as appropriate. Corrective action may include, but is not limited to, refusing transfer requests, or suspending, modifying or terminating any telephone, automated or electronic transfer privileges.

TRADING LIMITATIONS. We reserve the right to limit transfers among the investment alternatives in any Contract Year, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading or market timing ("Prohibited Trading Practices"), by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the
     Accumulation Unit Values of any Variable Subaccount or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of Prohibited Trading Practices or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

AUTOMATIC DOLLAR COST AVERAGING PROGRAM. Under our Automatic Dollar Cost
Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a
Variable Subaccount of your choosing. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option.
The interval between transfers from the Dollar Cost Averaging Fixed Account may be monthly only. The interval between transfers from Subaccounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the
Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity
Fixed Account Option, the minimum amount that must be transferred into any one
Option is $500. For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the Money Market Subaccount in equal monthly installments.Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.

The theory of dollar cost averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market.
Moreover, while we refer to this program of periodic transfers generally as
Dollar Cost Averaging, periodic transfers from a subaccount with more volatile performance experience is unlikely to produce the desired effects of Dollar Cost
Averaging as would transfers from a less volatile subaccount.

PORTFOLIO REBALANCING. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. Over time, the variations in each Subaccount's investment results will shift the balance of your Contract Value allocations. Under the Portfolio
Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new
Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your
Contract Value allocated to the better performing segments.

                                  16 PROSPECTUS

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually until your Annuity Date. Portfolio Rebalancing is not available after you annuitize. We will not charge a transfer fee for Portfolio Rebalancing. A one-time request to rebalance the amounts allocated to the Subaccounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers made during the Accumulation
Period. We will automatically terminate this option if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume the Portfolio
Rebalancing after it has been canceled, then you must complete a new Portfolio
Rebalancing form and send it to our home office. You may not include the Fixed
Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time before your Annuity Date by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form.
If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur one period after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of
Subaccounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and
Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

THE INVESTMENT AND FIXED ACCOUNT OPTIONS

SEPARATE ACCOUNT INVESTMENTS

THE PORTFOLIOS. Each of the Subaccounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy.

We do not promise that the Portfolios will meet their investment objectives.
Amounts you have allocated to Subaccounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the
Portfolios in which those Subaccounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Subaccounts of the Separate Account.

PORTFOLIO                PORTFOLIO OBJECTIVE           INVESTMENT ADVISER
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------
AIM V.I. Basic Value     Long-term growth of capital   A I M ADVISORS, INC.
 Fund - Series I (4)
-------------------------------------------------------------------------------
THE ALGER AMERICAN FUND
-------------------------------------------------------------------------------
Alger American Growth    Long-term capital             FRED ALGER  MANAGEMENT,
 Portfolio - Class S      appreciation                  INC.
-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP Growth      Capital appreciation          FIDELITY MANAGEMENT &
 Portfolio - Service                                    RESEARCH COMPANY
 Class 2
-------------------------------------------------------
Fidelity VIP Investment  As high a level of current
 Grade Bond Portfolio -   income as is consistent
 Service Class 2          with the preservation of
                          capital.
-------------------------------------------------------
Fidelity VIP Overseas    Long-term growth of capital
 Portfolio - Service
 Class 2
-------------------------------------------------------------------------------
GOLDMAN SACHS VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------
Goldman Sachs VIT        Long-term growth of capital   GOLDMAN SACHS ASSET
 CORE(SM) Small Cap                                     MANAGEMENT, L.P.
 Equity Fund
-------------------------------------------------------------------------------
Goldman Sachs VIT        Long-term capital             GOLDMAN SACHS ASSET
 International Equity    appreciation                  MANAGEMENT INTERNATIONAL
 Fund
-------------------------------------------------------------------------------
JANUS ASPEN SERIES
-------------------------------------------------------------------------------
Janus Aspen Series       Long-term growth of capital   JANUS CAPITAL MANAGEMENT
 Capital Appreciation                                   LLC
 Portfolio:
 Institutional Shares
 (5)
-------------------------------------------------------
Janus Aspen Series       Long-term growth of capital
 Foreign Stock
 Portfolio: Service
 Shares (6)
-------------------------------------------------------
Janus Aspen Series       Long-term growth of capital
 Worldwide Growth         in a manner consistent with
 Portfolio: Service       the preservation of capital.
 Shares
-------------------------------------------------------------------------------
J.P. MORGAN SERIES TRUST II
-------------------------------------------------------------------------------
JP Morgan Small Company  High total return from a      J.P. MORGAN INVESTMENT
 Portfolio                portfolio of small company     MANAGEMENT, INC.
                          stocks.
-------------------------------------------------------------------------------
LAZARD RETIREMENT SERIES INC.
-------------------------------------------------------------------------------
Lazard Emerging Markets  Long-term capital             LAZARD ASSET MANAGEMENT
 Portfolio                appreciation                  LLC
-------------------------------------------------------------------------------
Lazard International     Long-term capital
 Equity Portfolio         appreciation
-------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST(SM)
-------------------------------------------------------------------------------
MFS New Discovery        Capital appreciation          MFS(TM) INVESTMENT
 Series - Service Class                                 MANAGEMENT
-------------------------------------------------------
MFS Utilities Series -   Capital growth and current
 Service Class           income
-------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Main Street  Capital appreciation          OPPENHEIMERFUNDS, INC.
 Small Cap Fund/VA -
 Service Shares
-------------------------------------------------------------------------------
PIMCO ADVISORS VIT
-------------------------------------------------------------------------------
PAVIT OpCap Balanced     Growth of capital and         OPCAP ADVISORS LLC
 Portfolio (4)            investment income
-------------------------------------------------------
PAVIT OpCap Equity       Long-term capital
 Portfolio                appreciation
-------------------------------------------------------
PAVIT PEA Science and    Capital appreciation
 Technology Portfolio
 (3)
-------------------------------------------------------
PAVIT OpCap Small Cap    Capital appreciation
 Portfolio
-------------------------------------------------------------------------------
PIMCO VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------
PIMCO VIT Foreign Bond   To maximize total return,     PACIFIC INVESTMENT
 Portfolio (U.S.          consistent with               MANAGEMENT COMPANY LLC
 Dollar-Hedged) -         preservation of capital and
 Administrative Shares    prudent investment
                          management.
-------------------------------------------------------
PIMCO VIT Money Market   To obtain maximum current
 Portfolio -              income consistent with
 Administrative Shares    preservation of capital and
                          daily liquidity.
-------------------------------------------------------
StocksPLUS Growth and    A total return which exceeds
 Income Portfolio -       the total return
 Administrative Shares    performance of the S&P 500.
-------------------------------------------------------
PIMCO VIT Total Return   To maximize total return,
 Portfolio -              consistent with
 Administrative           Shares preservation of
                          capital and prudent
                          investment management.
-------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
-------------------------------------------------------------------------------
Putnam VT High Yield     High current income. Capital  PUTNAM INVESTMENT
 Fund - Class IB          growth is a secondary goal    MANAGEMENT LLC
                          when consistent with
                          achieving high current
                          income. The fund seeks its
                          goal by investing at least
                          80% in U.S. corporate
                          bonds rated below investment
                          grade (junkbonds) and that
                          have intermediate to
                          long-term maturities (three
                          years or longer.)
-------------------------------------------------------------------------------
THE RYDEX VARIABLE TRUST
-------------------------------------------------------------------------------
Rydex VT OTC Fund         Investment results that      RYDEX INVESTMENTS
                          correspond to a benchmark for
                          over-the-counter
                          securities. The Portfolio's
                          current benchmark is the
                          NASDAQ 100 Index.
-------------------------------------------------------------------------------
SALOMON BROTHERS VARIABLE SERIES FUNDS INC
-------------------------------------------------------------------------------
Salomon Brothers         Capital appreciation through  SALOMON BROTHERS ASSET
 Variable All Cap Fund    investment in securities      MANAGEMENT INC
 (formerly Capital        that the investment manager
 Fund) - Class I          believes have above-average
                          capital appreciation
                          potential.
-------------------------------------------------------
Salomon Brothers         Long-term growth of capital
 Variable Investors       with current income as a
 Fund - Class I (4)       secondary objective
-------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
-------------------------------------------------------------------------------
Van Kampen UIF Equity    Seeks long-term capital       VAN KAMPEN(1)
 Growth Portfolio,        appreciation by investing
 Class I (7)              primarily in
                          growth-oriented equity
                          securities of large
                          capitalization companies.
-------------------------------------------------------
Van Kampen UIF High      Above-average total return
 Yield Portfolio,         over a market cycle of
 Class I                  three to five years by
                          investing primarily in high
                          yield securities.
-------------------------------------------------------
Van Kampen UIF Mid Cap   Seeks above-average total
 Growth Portfolio,        return over a market cycle
 Class I                  of three to five years by
                          investing in common stocks
                          and other equity
                          securities.

-------------------------------------------------------
Van Kampen UIF U.S. Mid  Seeks to provide
 Cap Value Portfolio,     above-average current
 Class I (formerly Mid    income and long-term
 Cap Core Portfolio)      capital appreciation by
 (2) (8)                  investing primarily in
                          equity securities of
                          com[panies in the U.S. real
                          estate industry, including
                          real estate investment
                          trusts.
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------------------------------------------------------
Van Kampen LIT           Capital Growth                VAN KAMPEN ASSET
 Aggressive Growth                                      MANAGEMENT
 Portfolio, Class II
 (9)
-------------------------------------------------------
Van Kampen LIT Growth    Long-term growth of capital
 and Income Portfolio,    and income
 Class II
-------------------------------------------------------------------------------

(1)  Morgan Stanley Investment Management Inc., the investment adviser to the
     Van Kampen UIF Portfolios, does business in certain instances as Van
     Kampen.

(2)  Effective September 30, 2003, The Universal Institutional Funds, Inc. U.S.
     Mid Cap Core Portfolio, Class I changed its name to The Universal
     Institutional Funds, Inc. U.S. Mid Cap Value Portfolio, Class I. The
     investment objective for this Portfolio has not changed.

(3)  Sub-advised by PIMCO Equity Advisers LLC.

(4)  Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value
     Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I.
     Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund -
     Class I, respectively.

(5)  Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the
     Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares.

(6)  Effective 5/1/04 the Janus Aspen Series International Portfolio - Service
     Shares changed its name to the Janus Aspen Foreign Stock Portfolio -
     Service Shares.

(7)  Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Grown Fund and LSA
     Capital Growth Fund were merged into the Van Kampen UIF Equity Growth
     Portfolio, Class I.

(8)  Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I.

                                  19 PROSPECTUS

(9)  Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth
     Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class
     II.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the
Portfolio. See the accompanying prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the
Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each
Subaccount are separate and are credited to or charged against the particular
Subaccount without regard to income, gains or losses from any other Subaccount or from any other part of our business. We will use the net Purchase Payments you allocate to a Subaccount to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Some of the Portfolios have been established by investment advisors which manage publicly traded mutual funds having similar names and investment objectives.
While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named
Portfolio may differ substantially.

Some of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio.
Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person.
Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard
Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment advisor of the
Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our
Contract Owners, and we may choose to do so.

ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or underlying fund for
Portfolio shares already purchased or to be purchased in the future by Purchase
Payments

                                  20 PROSPECTUS

under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the
Separate Account and the Subaccounts:

(a)  to operate the Separate Account in any form permitted by law;

(b)  to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

(c)  to transfer assets from one Subaccount to another, or from any subaccount to our general account;

(d)  to add, combine, or remove Subaccounts in the Separate Account; and

(e)  to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

THE FIXED ACCOUNT

GENERAL. You may allocate part or all of your Purchase Payments to the Fixed
Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan Payments may not be allocated to the Fixed Account(s). Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-865-5237 for current information.

GUARANTEED MATURITY FIXED ACCOUNT OPTION. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500.
We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer.
Currently, we offer Guarantee Periods of one, three, five, seven and ten years.
In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

                                  21 PROSPECTUS

EXAMPLE
Purchase Payment        $10,000
Guarantee Period        5 years
Effective Annual Rate      4.50%
Credit Enhancement      $   400

                                            END OF CONTACT YEAR
                        -----------------------------------------------------------
                          YEAR 1      YEAR 2       YEAR 3      YEAR 4      YEAR 5
                        ----------  -----------  ----------  ----------  ----------
Beginning Contract
 Value                  $10,400.00
 x (1 + Effective
 Annual Rate)              x 1.045
                        ----------
                        $10,868.00
Contract Value at end
 of Contract Year                   $$10,868.00
 x (1 + Effective
 Annual Rate)                           x 1.045
                                    -----------
                                    $ 11,357.06
Contract Value at end
 of Contract Year                                $11,357.06
 x (1 + Effective
 Annual Rate)                                       x 1.045
                                                 ----------
                                                 $11,868.13
Contract Value at end
 of Contract Year                                            $11,868.13
 x (1 + Effective
 Annual Rate)                                                   x 1.045
                                                             ----------
                                                             $12,402.19
Contract Value at end
 of Contract Year                                                        $12,402.19
 x (1 + Effective
 Annual Rate)                                                               x 1.045
                                                                         ----------
                                                                         $12,960.29

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,560.29 ($12,960.29 -
$10,400)

NOTE: This example assumes no withdrawals during the entire five-year Guarantee
Period. If you were to make a partial withdrawal, you might be required to pay a
Withdrawal Charge and the amount withdrawn might be increased or decreased by a
Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-865-5237.

WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE
CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the
30-day period after the end of the Guarantee Period, you may:

1)   take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

2)   allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new
     Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3)   instruct us to transfer all or a portion of the relevant amount to one or more Subaccounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market
     Value Adjustment; or

4)   withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the
     Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use
Guarantee Periods of the same length for all renewals in the Guaranteed Maturity
Fixed Account Option. You can select this program at any time during the
Accumulation Period, including on the Issue Date. We will apply renewals to
Guarantee Periods of the

                                  22 PROSPECTUS

selected length until you direct us in writing to stop. We may stop offering this program at any time.

MARKET VALUE ADJUSTMENT. If permitted by your state, we may increase or decrease the amount of some transactions involving your investment in the Guaranteed
Maturity Fixed Account Option to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity
Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1)   when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, as described on page
     33;

2)   when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3)   when you allocate part of your balance in the Guaranteed Maturity Fixed
     Account Option to a new Guarantee Period before the end of the existing
     Guarantee Period;

4)   when you annuitize your Contract; and

5)   when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

1)   it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction; or

2)   you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1)   the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2)   the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value
Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial
Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal.
If, at that later time, the current five-year Treasury Rate is 4.20%, then the
Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is
4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. If permitted by your state, you may also allocate Purchase Payments to the Dollar Cost Averaging Fixed Account
Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Subaccounts or the Guaranteed Maturity
Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Subaccounts or the Guaranteed Maturity Fixed Account
Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging
Program" on page 16 of this prospectus.

ANNUITY BENEFITS

ANNUITY DATE. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day on or immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is the later of the 10th Contract Anniversary or the youngest Annuitant's 90/TH/ birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

..    the year of your separation from service; or

..    April 1 of the calendar year following the calendar year in which you attain age 70 1/2 .

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

                                  23 PROSPECTUS

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Tax Code, unless you show us that you are meeting the minimum distribution requirements in some other way.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

ANNUITY OPTIONS. You may elect an Annuity Option at any time before the Annuity
Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

..    Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

..    Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date. Three Annuity Options are generally available under the Contract. Each is available in the form of:

..    a Fixed Annuity;

..    a Variable Annuity; or

..    a combination of both Fixed and Variable Annuity.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis." Once the investment in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.

The three Annuity Options are:

OPTION A, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as the Annuitant lives. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION B, JOINT AND SURVIVOR ANNUITY, WITH PAYMENTS GUARANTEED FOR 5 TO 20
YEARS. We make periodic payments at least as long as either the Annuitant or the
Joint Annuitant is alive. If both the Annuitant and the Joint Annuitant die before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION C, PAYMENTS FOR A SPECIFIED PERIOD CERTAIN OF 5 YEARS TO 30 YEARS. We
make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request
Variable Annuity payments, you may at any time before the period expires request a lump sum payment, subject to a Withdrawal Charge. We will charge a Withdrawal
Charge on any portion of your lump sum payment attributable to Purchase Payments made within the prior eight years. The amount of the Withdrawal Charge will be determined as described in "Withdrawal Charge" on page 32 below. If you elected
Variable Annuity payments, the lump sum payment after Withdrawal Charge will depend on:

..    the investment results of the Subaccounts you have selected,

..    the Contract Value at the time you elected annuitization, and

..    the length of the remaining period for which the payee would be entitled to payments.

No lump sum payment is available if you request Fixed Annuity payments. If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described on page 32 below, however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value
Adjustment.

OTHER OPTIONS. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax
Code, we will only make payments to you and/or your spouse.

ANNUITY PAYMENTS: GENERAL. On the Annuity Date, we will apply the Annuitized
Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" and "Fixed Annuity Payments" on page
25.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed
Annuity payments. You must apply at least the Contract Value in the Fixed
Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Subaccounts prior to the
Annuity Date. If you do not tell us how to allocate your Contract Value among
Fixed and

                                  24 PROSPECTUS

Variable Annuity payments, we will apply your Contract Value in the Separate
Account to Variable Annuity payments and your Contract Value in the Fixed
Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity
Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least
$50.

We may defer for up to 15 days the payment of any amount attributable to a
Purchase Payment made by check to allow the check reasonable time to clear.

YOU MAY NOT WITHDRAW CONTRACT VALUE DURING THE ANNUITY PERIOD, IF WE ARE MAKING
PAYMENTS TO YOU UNDER ANY ANNUITY OPTION, SUCH AS OPTION A OR B ABOVE, INVOLVING
PAYMENT TO THE PAYEE FOR LIFE OR ANY COMBINATION OF PAYMENTS FOR LIFE AND
MINIMUM GUARANTEE PERIOD FOR A PREDETERMINED NUMBER OF YEARS.

VARIABLE ANNUITY PAYMENTS. One basic objective of the Contract is to provide
Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Subaccounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by: (1) actual mortality experience; and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The
Variable Annuity payments may be more or less than your total Purchase Payments because: (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Subaccounts to which you have allocated your
Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3 1/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the
Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

FIXED ANNUITY PAYMENTS. You may choose to apply a portion of your Annuitized
Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity
Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the
Subaccounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit interest at a rate at least as high as state law requires.

TRANSFERS DURING THE ANNUITY PERIOD. During the Annuity Period, you will have a limited ability to make transfers among the Subaccounts so as to change the relative weighting of the Subaccounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Subaccounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date.
Thereafter, you may make transfers among the Subaccounts or make transfers from the Subaccounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.

DEATH BENEFIT DURING ANNUITY PERIOD. If any Contract Owner dies after the
Annuity Date, the Successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the
Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the

                                  25 PROSPECTUS

Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the
Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the
Annuitant's death.

CERTAIN EMPLOYEE BENEFIT PLANS. The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

OTHER CONTRACT BENEFITS

DEATH BENEFIT: GENERAL. We will pay a distribution on death, if:

1)   the Contract is in force;

2)   annuity payments have not begun; and

3)   either:

(a)  any Owner dies; or

(b)  any Annuitant dies and the Owner is a non-living person.

DUE PROOF OF DEATH. A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple beneficiaries, we will value the Death Benefit at the time the first beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include "Due Proof of Death". We will accept the following documentation as Due
Proof of Death:

..    a certified original copy of the Death Certificate;

..    a certified copy of a court decree as to the finding of death; or

..    a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.

DEATH PROCEEDS. If we receive a complete request for settlement of the Death
Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit as described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.

DEATH BENEFIT AMOUNT. The standard Death Benefit under the Contract is the greatest of the following:

1)   the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2)   the Contract Value on the date as of which we calculate the Death Benefit;

3)   the Surrender Value;

4)   the Contract Value on the eighth Contract Anniversary and each subsequent
     Contract Anniversary evenly divisible by eight, increased by the total
     Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

As described in Enhanced Death Benefit Rider on page 28, you may add an optional rider that in some circumstances may increase the Death Benefit under your
Contract.

DEATH BENEFIT PAYMENTS.

Death of Owner:

1.   If your spouse is the sole beneficiary:

a.   Your spouse may elect to receive the Death Proceeds in a lump sum; or

b.   Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death.

                       Annuity payments must be payable:

i.   over the life of your spouse; or

ii.  for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

                                  26 PROSPECTUS

iii. over the life of your spouse with a guaranteed number of payments from 5 to
     30 years but not to exceed the life expectancy of your spouse.

c.   If your spouse chooses to continue the Contract or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the
     Accumulation Period, the following conditions apply:

Unless otherwise instructed by the continuing spouse, the excess, if any, of the
Death Proceeds over the Contract Value will be allocated to the Subaccounts.
This excess will be allocated in proportion to your Contract Value in those
Subaccounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Subaccount. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

i.   transfer all or a portion of the excess among the Subaccounts;

ii.  transfer all or a portion of the excess into the Guaranteed Maturity Fixed
     Account and begin a new Guarantee Period; or

iii. transfer all or a portion of the excess into a combination of subaccounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value
Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2.   If the Beneficiary is not your spouse but is a living person:

a.   The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

b.   The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death.

                       Annuity payments must be payable:

i.   over the life of the Beneficiary; or

ii.  for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

iii. over the life of the Beneficiary with a guaranteed number of payments from
     5 to 30 years but not to exceed the life expectancy of the Beneficiary.

c.   If the Beneficiary does not elect one of the options above, then the
     Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death
     Proceeds over the Contract Value will be allocated to the Money Market
     Subaccount and the Contract Value will be adjusted accordingly. The
     Beneficiary may exercise all rights as set forth in "Transfer During the
     Accumulation Period" on page 15 and "Transfer Fee" on page 32 during this 5 year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the
Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3.   If the Beneficiary is a corporation or other type of non-living person:

a.   The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

b.   If the Beneficiary does not elect to receive the option above, then the
     Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death
     Proceeds over the Contract Value will be allocated to the Money Market
     Subaccount and the Contract Value will be adjusted accordingly. The
     Beneficiary may exercise all rights as set forth in "Transfers During the
     Accumulation Period" on page 15 and "Transfer Fee" on page 32 during this
     5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

                                  27 PROSPECTUS

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

Death of Annuitant:

If the Annuitant who is not also the Owner dies prior to the Annuity Date, the following apply:

1.   If the Owner is a living person, then the contract will continue with a new
     Annuitant as described in "Annuitant" on page 13.

2.   If the Owner is a non-living person:

a.   The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

b.   If the Beneficiary does not elect the option above, then the Beneficiary must receive the Contract Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the Death Proceeds, the Contract Value under this option will be the
     Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Subaccount. Henceforth, the Beneficiary may exercise all rights as set forth in the "Transfers During Accumulation Period" on page
     15 and "Transfer Fee" on page 32 during this 5 year period.

No additional Purchase Payments may be added to the contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to offer additional options under Death of Annuitant.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of the Annuitant's death to the date on which the Death Proceeds are paid.

ENHANCED DEATH BENEFIT RIDER: When you purchase your Contract, you may select the Enhanced Death Benefit Rider. In certain states, this benefit may be offered as a benefit of the base contract, rather than as a separate rider. In those states, the expense charge will remain the same for the benefit. If you are not an individual, the Enhanced Death Benefit applies only to the Annuitant's death.
If you select this rider, the Death Benefit will be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced Death
Benefit will be the greater of the Enhanced Death Benefit A or Enhanced Death
Benefit B. As described below, we will charge a higher mortality and expense risk charge if you select this Rider. We may discontinue offering the Rider at any time.

ENHANCED DEATH BENEFIT A. At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract
Anniversary as follows:

..    When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

..    When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

..    On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of the Contract Value on that Contract Anniversary or the most recently calculated Enhanced Death Benefit A.

If you do not pay any additional purchase payments or make any withdrawals,
Enhanced Death Benefit A will equal the highest Contract Value on all Contract
Anniversaries prior to the date we calculate the Death Benefit.

We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner's 85/TH/ birthday or, if the Contract Owner is not a living individual, the Annuitant's 85/TH/ birthday. Thereafter, we will adjust
Enhanced Death Benefit A only for Purchase Payments and withdrawals.

ENHANCED DEATH BENEFIT B. Enhanced Death Benefit B is equal to:

(a)  your total Purchase Payments,

(b)  reduced by any withdrawal adjustments and

(c)  accumulated daily at an effective annual rate of 5% per year, until the earlier of:

1)   the date we determine the death benefit;

2)   the first day of the month following the oldest Contract owner's 85/TH
     /birthday; or

3)   if the Contract Owner is a company or other legal entity, the first day of the month following the Annuitant's 85/TH/ birthday. Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional Purchase
     Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Contract.

The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death
Benefit B will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

                                  28 PROSPECTUS

(c) = the most recently calculated Enhanced Death Benefit A or B, as appropriate.

BENEFICIARY. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiary(ies)
are deceased at the time a Contract Owner or any Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional
Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary, prior to accepting a change.
Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

..    your spouse if he or she is still alive; or, if he or she is no longer alive,

..    your surviving children equally; or if you have no surviving children,

..    your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the
Beneficiaries predeceases the Contract Owner or Annuitant, as defined above, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share.
Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies)
for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

You may specify that the Death Benefit be paid under a specific Income Plan by submitting a written request to our Service Center. If you so request, your
Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

CONTRACT LOANS FOR 403(B) CONTRACTS. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a
Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code.
Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your
Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans is more than the lesser of (a) or (b) where:

(a)  equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)  equals the greater of $10,000 or 1/2 of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Annuity Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate
Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account
Options. If your loan amount is greater than your contract value in the
Subaccounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account
Option.

We will not charge a Withdrawal Charge on the loan or on the transfer from the
Subaccounts or the Fixed Account. We may, however, apply a Market Value
Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount

                                  29 PROSPECTUS

transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1)   the Death Proceeds;

2)   surrender proceeds;

3)   the amount available for partial withdrawal; and

4)   the amount applied on the Annuity Date to provide annuity payments.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise.
Generally, loan payments are allocated to the Subaccount(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and
Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed
Accounts will be allocated instead to the PIMCO Money Market Subaccount.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount, incur the early withdrawal tax penalty. We will capitalize interest on a loan in default.

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

WITHDRAWALS (REDEMPTIONS). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described on page 32. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page 23.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Subaccount. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract
Value, as described in "Minimum Contract Value" on page 31. Your Contract will terminate if you withdraw all of your Contract Value.

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as ordinary income and, if taken prior to age 59
1/2, may be subject to an additional 10% federal tax penalty.

We may be required to withhold 20% of withdrawals and distributions from
Contracts issued in connection with certain Qualified Plans, as described on
Page 39.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

For partial withdrawals, you may allocate the amount among the Subaccounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the
Subaccounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Subaccounts and the Guaranteed Maturity Fixed Account Options,
with any remainder being distributed from the Dollar Cost Averaging Fixed
Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The Surrender value will equal the Contract Value minus any applicable Withdrawal Charge and adjusted by any applicable Market Value Adjustment. We

                                  30 PROSPECTUS

also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 32. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the
Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1)   whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

2)   when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

3)   at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax Code) only in the following circumstances:

1)   when you attain age 59 1/2;

2)   when you terminate your employment with the plan sponsor;

3)   upon your death;

4)   upon your disability as defined in Section 72(m)(7) of the Tax Code; or

5)   in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1)   salary reduction contributions made after December 31, 1988;

2)   income attributable to such contributions; and

3)   income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain Qualified
Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.

SYSTEMATIC WITHDRAWAL PROGRAM. If your Contract is a non-Qualified Contract or
IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Subaccount and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Subaccounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA PLANS. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a
Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an advisor.

MINIMUM CONTRACT VALUE. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract
Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to
Contracts issued in connection with Qualified Plans.

CONTRACT CHARGES

We assess charges under the Contract in three ways:

1)   as deductions from Contract Value for contract maintenance charges and for premium taxes, if applicable;

2)   as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks; and

                                  31 PROSPECTUS

3)   as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on page 6 and described more fully in the Prospectuses and
Statements of Additional Information for the Portfolios.

MORTALITY AND EXPENSE RISK CHARGE. We deduct a mortality and expense risk charge from each Subaccount during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.30% of the average net asset value of each Subaccount. The mortality risks arise from our contractual obligations:

1)   to make annuity payments after the Annuity Date for the life of the
     Annuitant(s);

2)   to waive the Withdrawal Charge upon your death; and

3)   to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 26.

The expense risk is that it may cost us more to administer the Contracts and the
Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.50% of average net asset value of each Subaccount. We charge a higher mortality and expense risk charge for the Rider to compensate us for the additional risk that we accept by providing the Rider. We will calculate a separate Accumulation Unit Value for the base Contract, and for Contracts with the Rider, in order to reflect the difference in the mortality and expense risk charges.

ADMINISTRATIVE CHARGES

CONTRACT MAINTENANCE CHARGE. We charge an annual contract maintenance charge of
$35 on your Contract. The amount of this charge is guaranteed not to increase.
This charge reimburses us for our expenses incurred in maintaining your
Contract.

Before the Annuity Date, we assess the contract maintenance charge on each
Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Subaccounts to which you have allocated your
Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your
Contract qualifies for a waiver.

After the Annuity Date, if allowed in your state, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE. We deduct an administrative expense charge from each Subaccount during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Subaccounts. This charge is designed to compensate us for the cost of administering the Contracts and the
Separate Account. The administrative expense charge is assessed during both the
Accumulation Period and the Annuity Period.

TRANSFER FEE. We currently are waiving the transfer fee. The Contract, however, depending on your state, either permits us to charge you up to $10 per transfer for each transfer effected between Subaccount(s) and/or the Fixed Account after the first transfer in each month, or for each transfer in excess of twelve within a calendar year. The Contract also permits us to impose a minimum size on transfer amounts although the minimum size may be limited to $25 in some states.
We will notify you if we begin to charge this fee or impose a minimum size on transfer amounts. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the
Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

SALES CHARGES

WITHDRAWAL CHARGE. We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals. As a general rule, the
Withdrawal Charge equals a percentage of Purchase Payments withdrawn that are:
(a) less than eight years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how many years ago you made the Purchase
Payment being withdrawn, as shown in this chart:

                    WITHDRAWAL
                      CHARGE
CONTRIBUTION YEAR   PERCENTAGE
-----------------   ----------
First                   8%
Second and Third        7%
Fourth and Fifth        6%
Sixth                   5%
Seventh                 4%
Eighth                  3%
Ninth and later         0%

When we calculate the Withdrawal Charge, we do not take any applicable Market
Value Adjustment into

                                  32 PROSPECTUS

consideration. If you make a withdrawal before the Annuity Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.

For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

First. Earnings - the current Contract Value minus all Purchase Payments that have not previously been withdrawn; Credit Enhancements are treated as
"earnings" for this purpose;

Second. "Old Purchase Payments" - Purchase Payments received by us more than eight years before the date of withdrawal that have not been previously withdrawn;

Third. Any additional amounts available as a "Free Withdrawal," as described below;

Fourth. "New Purchase Payments - Purchase Payments received by us less than eight years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.

No Withdrawal Charge is applied in the following situations:

..    on annuitization;

..    the payment of a Death Benefit;

..    a free withdrawal amount, as described on page 33;

..    certain withdrawals for Contracts issued under 403(b) plans or 401 plans under our prototype as described on page 33;

..    withdrawals taken to satisfy IRS minimum distribution rules;

..    withdrawals that qualify for one of the waiver benefits described on page
     33 below; and

..    withdrawals under Contracts issued to employees of Lincoln Benefit Life
     Company, Surety Life Insurance Company, and Allstate Financial Services,
     L.L.C. or to their spouses or minor children, if these individuals reside in the State of Nebraska.

We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age
59 1/2, may be subject to an additional 10% federal tax penalty. The amount of your withdrawal may be affected by a Market Value Adjustment. Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals on page 36. You should consult your own tax counsel or other tax advisors regarding any withdrawals.

FREE WITHDRAWAL. Withdrawals of the following amounts are never subject to the
Withdrawal Charge:

..    In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

..    Any Old Purchase Payments that have not been previously withdrawn.

Credit Enhancements are treated as earnings for purposes of determining the free withdrawal amount. However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes, or be subject to a Market Value Adjustment. The tax treatment of withdrawals is summarized on page 36.

WAIVER BENEFITS

GENERAL. If approved in your state, we will offer the two waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.

Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.

CONFINEMENT WAIVER BENEFIT. Under this benefit, we will waive the Withdrawal
Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:

1)   Any Contract owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The Owner or Annuitant must enter the long term care facility or hospital at least 30 days after the
     Issue Date;

2)   You request the withdrawal no later than 90 days following the end of the
     Owner or Annuitant's stay at the long term care facility or hospital. You must

                                  33 PROSPECTUS

     provide written proof of the stay with your withdrawal request; and

3)   A physician must have prescribed the stay and the stay must be medically necessary.

You may not claim this benefit if the physician prescribing the Owner or
Annuitant's stay in a long term care facility is the Owner or Annuitant or a member of the Owner or Annuitant's immediate family.

TERMINAL ILLNESS WAIVER BENEFIT. Under this benefit, we will waive any
Withdrawal Charge and Market Value Adjustment on all withdrawals under your
Contract if, at least 30 days after the Issue Date, you or the Annuitant are diagnosed with a terminal illness. Due proof of the diagnosis, as provided in the Contract, must be given to us prior to, or at the time of, any withdrawal request.

WAIVER OF WITHDRAWAL CHARGE FOR CERTAIN QUALIFIED PLAN WITHDRAWALS. For
Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

1)   the Annuitant becomes disabled (as defined in Section 72(m)(7) of the Tax
     Code);

2)   the Annuitant reaches age 59 1/2 and at least 5 Contract Years have passed since the Contract was issued;

3)   at least 15 Contract Years have passed since the Contract was issued.

Our prototype is a Section 401 Defined Contribution Qualified Retirement plan.
This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800-865-5237.

PREMIUM TAXES. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization.
Premium taxes generally range from 0% to 3.5%.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described in the Statement of Additional
Information.

OTHER EXPENSES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Subaccounts to which you allocate your Contract
Value. For a summary of current estimates of those charges and expenses, see page 6. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We may receive compensation from the investment advisors or administrators of the Portfolios in connection with administrative service and cost savings experienced by the investment advisors or administrators.

                                  34 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN
BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE

COMPANY

Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter
L of the Code. Since the Separate

Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law,
Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate

Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Separate Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract

                                  35 PROSPECTUS

owner to be treated as the owner of the separate account. The Treasury
Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln

Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such
     Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract
     Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

                                  36 PROSPECTUS

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age
59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if

                                  37 PROSPECTUS

the payee provides a U.S. taxpayer identification number on a completed Form
W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA.
Tax Qualified Contracts are contracts purchased as investments as:

..    Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

..    Roth IRAs under Section 408A of the Code;

..    Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section
     408(p) of the Code; and

..    Tax Sheltered Annuities under Section 403(b) of the Code.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln

Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax
Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth
IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

                                  38 PROSPECTUS

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (applies only for IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Lincoln Benefit is
required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form
W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that

                                  39 PROSPECTUS

can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "rolled over" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)

Internal Revenue Code Section 408 permits a custodian or trustee of an
Individual Retirement Account to purchase an annuity as an investment of the
Individual Retirement Account. If an annuity is purchased inside of an
Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1)   The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2)   The deceased Annuitant was the beneficial owner of the Individual
     Retirement Account;

3)   We receive a complete request for settlement for the death of the
     Annuitant; and

4)   The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)  The Annuitant's surviving spouse is the sole beneficiary of the Individual
     Retirement Account;

(b)  The Annuitant's surviving spouse has elected to continue the Individual
     Retirement Account as his or her own Individual Retirement Account; and

(c)  The custodian or trustee of the Individual Retirement Account has continued
     the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the
Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.

                                  40 PROSPECTUS

DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT

LINCOLN BENEFIT LIFE COMPANY. Lincoln Benefit Life Company is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 South 84th Street,
Lincoln, Nebraska, 68506-4142. Lincoln Benefit is a wholly owned subsidiary of
Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a stock property-liability insurance company incorporated under the laws of Illinois.
All outstanding capital stock of AIC is owned by The Allstate Corporation
("Allstate").

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We intend to market the Contract everywhere we conduct variable annuity business. The
Contracts offered by this prospectus are issued by us and will be funded in the
Separate Account and/or the Fixed Account.

Under our reinsurance agreements with Allstate Life, substantially all contract related transactions are transferred to Allstate Life and substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. These assets represent our general account and are invested and managed by Allstate
Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreements. While the reinsurance agreements provide us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with Allstate Life, the Company reinsures all reserve liabilities with Allstate Life except for variable contracts. The Company's variable contract assets and liabilities are held in legally-segregated, unitized Separate Accounts and are retained by the Company.
However, Lincoln Benefit's economic risks and returns related to such variable contracts are transferred to Allstate Life.

SEPARATE ACCOUNT. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The
Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract
Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct.
Income, gains, and losses, whether or not realized, from assets allocated to the
Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the
Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Subaccounts. The assets of each Subaccount are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Subaccounts or the
Portfolios. Values allocated to the Separate Account and the amount of Variable
Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the
Statement of Additional Information. You may obtain a copy of the Statement of
Additional Information by writing to us or calling us at 1-800-865-5237. We have reproduced the Table of Contents of the Statement of Additional Information on
44.

STATE REGULATION OF LINCOLN BENEFIT. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the
Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the
Separate Account. Our mailing address is P.O. Box 80469, Lincoln, Nebraska
68501-0469.

                                  41 PROSPECTUS

We provide the following administrative services, among others: issuance of the
Contracts; maintenance of Contract Owner records; Contract Owner services;
calculation of unit values; maintenance of the Separate Account; and preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

DISTRIBUTION OF CONTRACTS

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all
Contract sales will not exceed 5.5% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1%
of Purchase Payments and other cash bonuses to broker-dealers who maintain certain sales volume levels. ALFS, Inc. ("ALFS") located at 3100 Sanders Road,
Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life
Insurance Company. ALFS is a registered broker dealer under the Securities and
Exchange Act of 1934, as amended, and is a member of the National Association of
Securities Dealers, Inc. Lincoln Benefit does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Lincoln
Benefit is engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

LEGAL MATTERS

All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by William F. Emmons, Vice President, Assistant General
Counsel, and Assistant Secretary of Lincoln Benefit.

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit's annual report on Form 10-K for the year ended December 31,
2003, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statement in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by

                                  42 PROSPECTUS

reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life
Company, P.O. Box 80469, Lincoln, Nebraska 68501-0469 or 1-800-865-5237.

REGISTRATION STATEMENT

We have filed a registration statement with the SEC, under the Securities Act of
1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts.
The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.

                                  43 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

                                      PAGE

THE CONTRACT

                                Annuity Payments

                         Initial Monthly Annuity Payment

                           Subsequent Monthly Payments

                          Transfers After Annuity Date

                               Annuity Unit Value

                                      PAGE

             Illustrative Example of Annuity Unit Value Calculation

                Illustrative Example of Variable Annuity Payments

EXPERTS

FINANCIAL STATEMENTS

                                  44 PROSPECTUS

APPENDIX A

                         ACCUMULATION UNIT VALUES /(1)/

                                  BASIC POLICY

                                       Year ending December 31,
                          ---------------------------------------------------
FUND                       1999      2000      2001       2002        2003
-----------------------------------------------------------------------------
AIM V.I. Basic Value
Fund (6)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
Alger American Growth
Portfolio (5)
 Accumulation Unit Value
 Beginning                     --        --        --          --  $    10.00
 Accumulation Unit Value
 Ending                        --        --        --          --  $   12.358
 Number of Units
 Outstanding at End of         --        --        --          --      54,381
 Year
Fidelity VIP Growth
Portfolio (5)
 Accumulation Unit Value
 Beginning                     --        --        --          --  $    10.00
 Accumulation Unit Value
 Ending                        --        --        --          --  $   12.458
 Number of Units
 Outstanding at End of         --        --        --          --     111,685
 Year
Fidelity VIP Investment
Grade Bond (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $   10.721
 Accumulation Unit Value
 Ending                        --        --        --  $   10.721  $   11.094
 Number of Units
 Outstanding at End of         --        --        --     178,620     645,218
 Year
Fidelity VIP Overseas
(4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.724
 Accumulation Unit Value
 Ending                        --        --        --  $    7.724  $   10.895
 Number of Units
 Outstanding at End of         --        --        --       3,650      40,658
 Year
Goldman Sachs VIT
International Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  12.29  $  10.52  $     8.07  $    6.495
 Accumulation Unit Value
 Ending                   $ 12.29  $  10.52  $   8.07  $    6.495  $    8.678
 Number of Units
 Outstanding at End of     22,152   159,917   114,948     254,616     287,318
 Year
Goldman Sachs VIT CORE
Small Cap Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  12.19  $  12.23  $    12.61  $   10.573
 Accumulation Unit Value
 Ending                   $ 12.19  $  12.23  $  12.61  $   10.573  $   15.223
 Number of Units
 Outstanding at End of     32,499    94,926   230,893     127,061     199,375
 Year
Janus Aspen Series
Capital Appreciation (7)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
Janus Aspen Series
Foreign Stock (4) (8)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.755
 Accumulation Unit Value
 Ending                        --        --        --  $    7.755  $   10.200
 Number of Units
 Outstanding at End of         --        --        --      10,251      32,987
 Year
Janus Aspen Series
Worldwide Growth (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.806
 Accumulation Unit Value
 Ending                        --        --        --  $    7.806  $    9.520
 Number of Units
 Outstanding at End of         --        --        --      13,094      51,204
 Year
JPMorgan Small Company
(2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  14.01  $  12.25  $    11.11  $    8.582
 Accumulation Unit Value
 Ending                   $ 14.01  $  12.25  $  11.11  $    8.582  $   11.508
 Number of Units
 Outstanding at End of     42,567   135,018   148,118     229,162     235,165
 Year
Lazard Emerging Markets
(2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  13.27  $   9.41  $     8.81  $    8.555
 Accumulation Unit Value
 Ending                   $ 13.27  $   9.41  $   8.81  $    8.555  $   12.903
 Number of Units
 Outstanding at End of     11,803    34,832    51,868      78,720     112,391
 Year
Lazard International
Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  11.25  $  10.02  $     7.50  $    6.607
 Accumulation Unit Value
 Ending                   $ 11.25  $  10.02  $   7.50  $    6.607  $    8.374
 Number of Units
 Outstanding at End of     27,207    79,805   118,331     162,113     148,319
 Year
LSA Aggressive Growth
(4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.299
 Accumulation Unit Value
 Ending                        --        --        --  $    7.299  $    9.982
 Number of Units
 Outstanding at End of         --        --        --      10,154      73,878
 Year
LSA Balanced (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.40  $  11.17  $    11.26  $    9.073
 Accumulation Unit Value
 Ending                   $ 10.40  $  11.17  $  11.26  $    9.073  $   11.561
 Number of Units
 Outstanding at End of        386   124,389   266,745     514,929     685,220
 Year
LSA Basic Value (6)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.638
 Accumulation Unit Value
 Ending                        --        --        --  $    7.638  $   10.049
 Number of Units
 Outstanding at End of         --        --        --      63,427     353,241
 Year
LSA Blue Chip (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.975
 Accumulation Unit Value
 Ending                        --        --        --  $    7.975  $    9.848
 Number of Units
 Outstanding at End of         --        --        --      24,337     260,606
 Year
LSA Capital Appreciation
(4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    8.163
 Accumulation Unit Value
 Ending                        --        --        --  $    8.163  $   10.491
 Number of Units
 Outstanding at End of         --        --        --      14,015      73,575
 Year
LSA Capital Growth (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  12.22  $  11.03  $     9.33  $    6.910
 Accumulation Unit Value
 Ending                   $ 12.22  $  11.03  $   9.33  $    6.910  $    8.472
 Number of Units
 Outstanding at End of      3,394   142,502   226,920     226,041     330,980
 Year
LSA Diversified Mid Cap
(4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.783
 Accumulation Unit Value
 Ending                        --        --        --  $    7.783  $   10.192
 Number of Units
 Outstanding at End of         --        --        --      26,268     172,288
 Year
LSA Emerging Growth
Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  17.48  $  12.04  $     9.75  $    5.589
 Accumulation Unit Value
 Ending                   $ 17.48  $  12.04  $   9.75  $    5.589  $    8.098
 Number of Units
 Outstanding at End of     16,191   131,445   150,128     161,610     207,970
 Year
LSA Equity Growth (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  12.49  $  10.86  $     9.05  $    6.224
 Accumulation Unit Value
 Ending                   $ 12.49  $  10.86  $   9.05  $    6.224  $    7.627
 Number of Units
 Outstanding at End of     34,228   160,257   240,525      85,390     619,195
 Year
LSA Mid Cap Value (10)
 Accumulation Unit Value
 Beginning                                                         $    8.437
 Accumulation Unit Value
 Ending                                                            $   11.629
 Number of Units
 Outstanding at End of                                                165,206
 Year
LSA Value Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  11.03  $  12.55  $    11.77  $    9.035
 Accumulation Unit Value
 Ending                   $ 11.03  $  12.55  $  11.77  $    9.035  $   11.622
 Number of Units
 Outstanding at End of         32   122,654   235,535     428,181     484,234
 Year
MFS New Discovery (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.473
 Accumulation Unit Value
 Ending                        --        --        --  $    7.473  $    9.833
 Number of Units
 Outstanding at End of         --        --        --      20,998     103,156
 Year
MFS Utilities (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    8.370
 Accumulation Unit Value
 Ending                        --        --        --  $    8.370  $   11.189
 Number of Units
 Outstanding at End of         --        --        --      13,969      71,175
 Year
Oppenheimer Main Street
Small Cap (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.839
 Accumulation Unit Value
 Ending                        --        --        --  $    7.839  $   11.151
 Number of Units
 Outstanding at End of         --        --        --      28,379     251,859
 Year
PAVIT OpCap Balanced (6)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
PAVIT OpCap Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.62  $  11.51  $    10.56  $    8.180
 Accumulation Unit Value
 Ending                   $ 10.62  $  11.51  $  10.56  $    8.180  $   10.371
 Number of Units
 Outstanding at End of          0    58,987   110,288     195,029     295,226
 Year
PAVIT OpCap Small Cap
(2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.65  $  15.15  $    16.18  $   12.502
 Accumulation Unit Value
 Ending                   $ 10.65  $  15.15  $  16.18  $   12.502  $   17.586
 Number of Units
 Outstanding at End of          0    49,685    75,521     140,778     232,549
 Year
PAVIT PEA Science and
Technology (3)
 Accumulation Unit Value
 Beginning                     --        --  $  10.00  $     3.36  $    1.803
 Accumulation Unit Value
 Ending                        --        --  $   3.36  $    1.803  $    2.903
 Number of Units
 Outstanding at End of         --        --    59,395     160,966   1,167,164
 Year
PIMCO VIT Foreign Bond
(U.S. Dollar-Hedged) (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.29  $  10.99  $    11.66  $   12.443
 Accumulation Unit Value
 Ending                   $ 10.29  $  10.99  $  11.66  $   12.443  $   12.547
 Number of Units
 Outstanding at End of     17,747    30,068    49,293      93,732     218,507
 Year
PIMCO VIT Money Market
(2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.07  $  10.54  $    10.79  $   10.786
 Accumulation Unit Value
 Ending                   $ 10.07  $  10.54  $  10.79  $   10.786  $   10.713
 Number of Units
 Outstanding at End of     45,777   307,495   918,122   1,311,411   1,069,740
 Year
PIMCO VIT StocksPLUS
Growth and Income (4)
 Accumulation Unit Value
 Beginning                $ 10.00  $  11.64  $  10.39  $     9.07  $    7.139
 Accumulation Unit Value
 Ending                   $ 11.64  $  10.39  $   9.07  $    7.139  $    9.179
 Number of Units
 Outstanding at End of         21    97,992   171,296     335,810     444,281
 Year
PIMCO VIT Total Return
Bond (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.13  $  11.01  $    11.77  $   12.656
 Accumulation Unit Value
 Ending                   $ 10.13  $  11.01  $  11.77  $   12.656  $   13.109
 Number of Units
 Outstanding at End of     54,509   181,857   356,786     916,788   1,387,841
 Year
Putnam VT High Yield (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    9.568
 Accumulation Unit Value
 Ending                        --        --        --  $    9.568  $   11.939
 Number of Units
 Outstanding at End of         --        --        --      14,843     151,285
 Year
Rydex VT OTC (3)
 Accumulation Unit Value
 Beginning                     --        --  $  10.00  $     5.75  $    3.470
 Accumulation Unit Value
 Ending                        --        --  $   5.75  $    3.470  $    4.976
 Number of Units
 Outstanding at End of         --        --     7,617      73,139     169,077
 Year
Salomon Brothers
Variable All Cap (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  11.54  $  13.45  $    13.51  $    9.987
 Accumulation Unit Value
 Ending                   $ 11.54  $  13.45  $  13.51  $    9.987  $   13.693
 Number of Units
 Outstanding at End of     49,256   141,167   260,699     321,536     374,930
 Year
Salomon Brothers
Variable Investors (6)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
Van Kampen UIF Equity
Growth (2) (9)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
Van Kampen UIF High
Yield (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.37  $   9.14  $     8.61  $    7.872
 Accumulation Unit Value
 Ending                   $ 10.37  $   9.14  $   8.61  $    7.872  $    9.759
 Number of Units
 Outstanding at End of     17,868    68,958    94,964     148,434     259,819
 Year
Van Kampen UIF. Mid Cap
Growth (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  13.80  $  12.61  $     8.79  $    5.967
 Accumulation Unit Value
 Ending                   $ 13.80  $  12.61  $   8.79  $    5.967  $    8.341
 Number of Units
 Outstanding at End of        409   170,775   213,956     302,409     426,417
 Year
Van Kampen UIF U.S. Mid
Cap Value (10)
 Accumulation Unit Value
 Beginning                $ 10.00  $  12.06  $  13.17  $    12.57  $    8.924
 Accumulation Unit Value
 Ending                   $ 12.06  $  13.17  $  12.57  $    8.924  $   12.453
 Number of Units
 Outstanding at End of          0    85,226   189,874     301,924     324,553
 Year
Van Kampen LIT
Aggressive Growth (11)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
Van Kampen LIT Growth
and Income (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    8.155
 Accumulation Unit Value
 Ending                        --        --        --  $    8.155  $   10.267
 Number of Units
 Outstanding at End of         --        --        --      58,636     266,307
 Year

(1)  Accumulation Unit Value: unit of measure used to calculate the value of a
     Contract Owner's interest in a Subaccount for any Valuation Period. An
     Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the
     Administrative Expense Charge. The beginning value reflects the
     Accumulation Unit Value as of October 18, 1999, the date Lincoln Benefit started to offer the Contract.

(2)  First offered 10/18/1999.

(3)  First offered 1/17/2001.

(4)  First offered 5/1/2002.

(5)  First offered 5/1/03.(6) Effective 4/30/04, the LSA Balance Fund, LSA Basic
     Value Fund and LSA Value Equity Fund were merged into the PAVIT OpCap
     Balanced Portfolio, AIM V.I. Basic Value Fund - Series I and Salomon
     Brothers Variable Investors Fund - Class I, respectively. Accordingly, on
     4/30/04, we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced
     Variable Sub-Account, AIM V.I. Basic Value Variable Sub-Account and the
     Salomon Brothers Variable Investors Variable Sub-Account, respectively.

(6)  Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value
     Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I.
     Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund -
     Class I, respectively. Accordingly, on 4/30/04, we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable
     Sub-Account to the PAVIT OpCap Balanced Variable Sub-Account, AIM V.I.
     Basic Value Variable Sub-Account and the Salomon Brothers Variable
     Investors Variable Sub-Account, respectively.

(7)  Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the
     Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares.
     Accordingly, on 4/30/04, we transferred the value of the LSA Capital
     Appreciation Variable Sub-Account to the Janus Aspen Serioed Capital
     Appreciation Variable Sub-Account.

(8)  Effective 5/1/04 the Janus Aspen Series International Portfolio - Service
     Shares changed its name to the Janus Aspen Foreign Stock Portfolio -
     Service Shares. We have made a corresponding change in the name of the
     Variable Sub-Account that invests in this Portfolio.

(9)  Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Growth Fund and LSA
     Capital Growth Fund were merged into the Van Kampen UIF Equity Growth
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Blue Chip Variable Sub-Account, LSA Equity Growth Variable
     Sub-Account and LSA Capital Growth Variable Sub-Account to the Van Kampen
     UIF Equity Growth Variable Sub-Account.

(10) Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account and the LSA MidCap
     Value Variable Sub-Account to the Van Kampen UIF U.S. Mid Cap Value
     Variable Sub-Account.

(11) Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth
     Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class
     II. Accordingly, on 4/30/04, we transferred the value of the LSA Aggressive
     Growth Variable Sub-Account and the LSA Emerging Growth Variable
     Sub-Account to the Van Kampen LIT Aggressive Growth Variable Sub-Account.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                                  48 PROSPECTUS

                            ACCUMULATION UNIT VALUES

                 BASIC POLICY PLUS ENHANCED DEATH BENEFIT RIDER

                                                            Year ending December 31,
                                              ---------------------------------------------------
FUND                                           1999       2000       2001       2002       2003
------------------------------------------------------ ------------------------------------------
AIM Basic Value (6)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
Alger American Growth (5)
 Accumulation Unit Value Beginning                 --         --         --         --   $  10.00
 Accumulation Unit Value Ending                    --         --         --         --   $ 12.341
 Number of Units Outstanding at End of Year        --         --         --         --     30,627
Fidelity VIP Growth Portfolio (5)
 Accumulation Unit Value Beginning                 --         --         --         --   $  10.00
 Accumulation Unit Value Ending                    --         --         --         --   $ 12.441
 Number of Units Outstanding at End of Year        --         --         --         --     71,284
Fidelity VIP Investment Grade Bond (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $ 10.706
 Accumulation Unit Value Ending                    --         --         --   $ 10.706   $ 11.057
 Number of Units Outstanding at End of Year        --         --         --     84,421    275,877
Fidelity VIP Overseas (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.714
 Accumulation Unit Value Ending                    --         --         --   $  7.714   $ 10.858
 Number of Units Outstanding at End of Year        --         --         --      8,812     22,038
Goldman Sachs VIT International Equity (2)
 Accumulation Unit Value Beginning            $ 10.00   $  12.29   $  10.50   $   8.03   $  6.453
 Accumulation Unit Value Ending               $ 12.29   $  10.50   $   8.03   $  6.453   $  8.605
 Number of Units Outstanding at End of Year     5,621     78,931    112,245    114,893    135,685
Goldman Sachs VIT CORE Small Cap Equity (2)
 Accumulation Unit Value Beginning            $ 10.00   $  12.19   $  12.20   $  12.55   $ 10.505
 Accumulation Unit Value Ending               $ 12.19   $  12.20   $  12.55   $ 10.505   $ 15.095
 Number of Units Outstanding at End of Year     3,604     24,178     35,125     59,592    108,325
Janus Aspen Series Capital Appreciation (7)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
Janus Aspen Series Foreign Stock (4) (8)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.744
 Accumulation Unit Value Ending                    --         --         --   $  7.744   $ 10.166
 Number of Units Outstanding at End of Year        --         --         --      6,035     20,593
Janus Aspen Series Worldwide Growth (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.795
 Accumulation Unit Value Ending                    --         --         --   $  7.795   $  9.488
 Number of Units Outstanding at End of Year        --         --         --     13,160     39,364
JPMorgan Small Company (2)
 Accumulation Unit Value Beginning            $ 10.00   $  14.00   $  12.22   $  11.06   $  8.527
 Accumulation Unit Value Ending               $ 14.00   $  12.22   $  11.06   $  8.527   $ 11.412
 Number of Units Outstanding at End of Year         0     53,597     58,437     83,459    115,268
Lazard Emerging Markets (2)
 Accumulation Unit Value Beginning            $ 10.00   $  13.26   $   9.39   $   8.77   $  8.501
 Accumulation Unit Value Ending               $ 13.26   $   9.39   $   8.77   $  8.501   $ 12.795
 Number of Units Outstanding at End of Year     2,809     25,988     32,552     51,013     81,410
Lazard International Equity (2)
 Accumulation Unit Value Beginning            $ 10.00   $  11.24   $  10.00   $   7.47   $  6.565
 Accumulation Unit Value Ending               $ 11.24   $  10.00   $   7.47   $  6.565   $  8.304
 Number of Units Outstanding at End of Year     4,064     50,850     71,754     73,992     82,929
LSA Aggressive Growth (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.289
 Accumulation Unit Value Ending                    --         --         --   $  7.289   $  9.949
 Number of Units Outstanding at End of Year        --         --         --      5,753     41,947
LSA Balanced (2)
 Accumulation Unit Value Beginning            $ 10.00   $  10.40   $  11.14   $  11.21   $  9.015
 Accumulation Unit Value Ending               $ 10.40   $  11.14   $  11.21   $  9.015   $ 11.464
 Number of Units Outstanding at End of Year     7,126     69,393    144,623    221,913    419,279
LSA Basic Value (6)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.627
 Accumulation Unit Value Ending                    --         --         --   $  7.627   $ 10.015
 Number of Units Outstanding at End of Year        --         --         --     30,010    144,113
LSA Blue Chip (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.964
 Accumulation Unit Value Ending                    --         --         --   $  7.964   $  9.816
 Number of Units Outstanding at End of Year        --         --         --      9,727    122,223
LSA Capital Appreciation (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  8.152
 Accumulation Unit Value Ending                    --         --         --   $  8.152   $ 10.456
 Number of Units Outstanding at End of Year        --         --         --      4,462     52,459
LSA Diversified Mid Cap (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.772
 Accumulation Unit Value Ending                    --         --         --   $  7.772   $ 10.158
 Number of Units Outstanding at End of Year        --         --         --      7,362     76,253
LSA Emerging Growth Equity (2)
 Accumulation Unit Value Beginning            $ 10.00   $  17.47   $  12.01   $   9.71   $  5.553
 Accumulation Unit Value Ending               $ 17.47   $  12.01   $   9.71   $  5.553   $  8.030
 Number of Units Outstanding at End of Year     5,259     86,819     94,558     98,810    110,592
LSA Equity Growth (2)
 Accumulation Unit Value Beginning            $ 10.00   $  12.48   $  10.83   $   9.01   $  6.224
 Accumulation Unit Value Ending               $ 12.48   $  10.83   $   9.01   $  6.224   $  7.563
 Number of Units Outstanding at End of Year     8,359     54,291     90,631     85,390   $243,908
LSA Capital Growth(2)
 Accumulation Unit Value Beginning            $ 10.00   $  12.21   $  11.00   $   9.28   $  6.910
 Accumulation Unit Value Ending               $ 12.21   $  11.00   $   9.28   $  6.910   $  8.401
 Number of Units Outstanding at End of Year    24,902    123,406    172,729    226,041    268,165
LSA Mid Cap Value (10)
 Accumulation Unit Value Beginning                                                       $  8.246
 Accumulation Unit Value Ending                                                          $ 11.591
 Number of Units Outstanding at End of Year                                               107,129
LSA Value Equity (2)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  8.978
 Accumulation Unit Value Ending                    --         --         --   $  8.426   $ 11.525
 Number of Units Outstanding at End of Year        --         --         --     25,180    234,745
MFS New Discovery (4)
 Accumulation Unit Value Beginning            $ 10.00   $  11.03   $  12.52   $  11.72   $  8.978
 Accumulation Unit Value Ending               $ 11.03   $  12.52   $  11.72   $  8.978   $  9.800
 Number of Units Outstanding at End of Year    17,183     62,043    130,669    179,820     46,541
MFS Utilities (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.463
 Accumulation Unit Value Ending                    --         --         --   $  7.463   $ 11.152
 Number of Units Outstanding at End of Year        --         --         --     10,193     37,809
PAVIT OpCap Balanced (2) (6)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
PAVIT OpCap Equity (2)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  8.359
 Accumulation Unit Value Ending                    --         --         --   $  8.359   $ 10.284
 Number of Units Outstanding at End of Year        --         --         --      6,880    158,681
PAVIT PEA Science and Technology (3)
 Accumulation Unit Value Beginning            $ 10.00   $  10.62   $  11.49   $  10.51   $  8.128
 Accumulation Unit Value Ending               $ 10.62   $  11.49   $  10.51   $  8.128   $ 10.284
 Number of Units Outstanding at End of Year     5,784     61,655     97,863    115,950    158,681
PAVIT OpCap Small Cap (2)
 Accumulation Unit Value Beginning                 --         --   $  10.00   $   3.62   $  1.796
 Accumulation Unit Value Ending                    --         --   $   3.62   $  1.796   $ 17.439
 Number of Units Outstanding at End of Year        --         --     14,533     63,153    137,092
Oppenheimer Main Street Small Cap (4)
 Accumulation Unit Value Beginning            $ 10.00   $  10.65   $  15.11   $  16.11   $ 12.422
 Accumulation Unit Value Ending               $ 10.65   $  15.11   $  16.11   $ 12.422   $ 11.113
 Number of Units Outstanding at End of Year         0     16,703     43,783     74,972    108,430
PIMCO VIT Foreign Bond (U.S. Dollar-Hedged)
(2)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.829
 Accumulation Unit Value Ending                    --         --         --   $  7.829
 Number of Units Outstanding at End of Year        --         --         --     27,890
PIMCO VIT Money Market (2)
 Accumulation Unit Value Beginning            $ 10.00   $  10.28   $  10.97   $  11.61   $ 12.364
 Accumulation Unit Value Ending               $ 10.28   $  10.97   $  11.61   $ 12.364
 Number of Units Outstanding at End of Year         0      1,231      3,605     27,152
PIMCO VIT StocksPLUS Growth and Income (2)
 Accumulation Unit Value Beginning            $ 10.00   $  10.07   $  10.51   $  10.74   $ 10.717
 Accumulation Unit Value Ending               $ 10.07   $  10.51   $  10.74   $ 10.717
 Number of Units Outstanding at End of Year    10,350    104,093    239,107    467,548
PIMCO VIT Total Return Bond (2)
 Accumulation Unit Value Beginning            $ 10.00   $  11.64   $  10.37   $   9.03   $  7.094
 Accumulation Unit Value Ending               $ 11.64   $  10.37   $   9.03   $  7.094
 Number of Units Outstanding at End of Year    12,776     82,128    112,333    161,698
Putnam VT High Yield (4)
 Accumulation Unit Value Beginning            $ 10.00   $  10.13   $  10.98   $  11.71   $ 12.575
 Accumulation Unit Value Ending               $ 10.13   $  10.98   $  11.71   $ 12.575
 Number of Units Outstanding at End of Year       224     57,774    148,500    491,013
Rydex VT OTC (3)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  9.555
 Accumulation Unit Value Ending                    --         --         --   $  9.555
 Number of Units Outstanding at End of Year        --         --         --      6,438
Salomon Brothers Variable All Cap (2)
 Accumulation Unit Value Beginning                 --         --   $  10.00   $   5.74      3.457
 Accumulation Unit Value Ending                    --         --   $   5.74      3.457
 Number of Units Outstanding at End of Year        --         --     14,044     83,805
Salomon Brothers Variable Investors (6)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
Van Kampen UIF Equity Growth (2) (9)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
Van Kampen UIF High Yield (2)
 Accumulation Unit Value Beginning            $ 10.00   $  11.53   $  13.42   $  13.46   $  7.822
 Accumulation Unit Value Ending               $ 11.53   $  13.42   $  13.46   $  7.822
 Number of Units Outstanding at End of Year         0     64,958    121,931     60,785
Van Kampen UIF Mid Cap Growth (2)
 Accumulation Unit Value Beginning            $ 10.00   $  13.80   $  12.58   $   8.75   $  5.929
 Accumulation Unit Value Ending               $ 13.80   $  12.58   $   8.75   $  5.929
 Number of Units Outstanding at End of Year     6,216     87,781    123,258    135,098
Van Kampen UIF U.S. Mid Cap Value (2) (10)
 Accumulation Unit Value Beginning            $ 10.00   $  12.05   $  13.14   $  12.52   $  8.867
 Accumulation Unit Value Ending               $ 12.05   $  13.14   $  12.52   $  8.867
 Number of Units Outstanding at End of Year     6,021     44,148     95,312    151,383
Van Kampen LIT Aggressive Growth (11)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
Van Kampen LIT Growth and Income (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  8.144
 Accumulation Unit Value Ending                    --         --         --   $  8.144
 Number of Units Outstanding at End of Year        --         --         --     26,840

(1)  Accumulation Unit Value: unit of measure used to calculate the value of a
     Contract Owner's interest in a Subaccount for any Valuation Period. An
     Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the
     Administrative Expense Charge.

(2)  First offered 10/18/1999.

(3)  First offered 1/17/2001.

(4)  First offered 5/1/2002.

(5)  First offered 5/1/03.(6) Effective 4/30/04, the LSA Balance Fund, LSA Basic
     Value Fund and LSA Value Equity Fund were merged into the PAVIT OpCap
     Balanced Portfolio, AIM V.I. Basic Value Fund - Series I and Salomon
     Brothers Variable Investors Fund - Class I, respectively. Accordingly, on
     4/30/04, we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced
     Variable Sub-Account, AIM V.I. Basic Value Variable Sub-Account and the
     Salomon Brothers Variable Investors Variable Sub-Account, respectively.

(6)  Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value
     Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I.
     Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund -
     Class I, respectively. Accordingly, on 4/30/04, we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable
     Sub-Account to the PAVIT OpCap Balanced Variable Sub-Account, AIM V.I.
     Basic Value Variable Sub-Account and the Salomon Brothers Variable
     Investors Variable Sub-Account, respectively.

(7)  Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the
     Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares.
     Accordingly, on 4/30/04, we transferred the value of the LSA Capital
     Appreciation Variable Sub-Account to the Janus Aspen Serioed Capital
     Appreciation Variable Sub-Account.

(8)  Effective 5/1/04 the Janus Aspen Series International Portfolio - Service
     Shares changed its name to the Janus Aspen Foreign Stock Portfolio -
     Service Shares. We have made a corresponding change in the name of the
     Variable Sub-Account that invests in this Portfolio.

(9)  Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Growth Fund and LSA
     Capital Growth Fund were merged into the Van Kampen UIF Equity Growth
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Blue Chip Variable Sub-Account, LSA Equity Growth Variable
     Sub-Account and LSA Capital Growth Variable Sub-Account to the Van Kampen
     UIF Equity Growth Variable Sub-Account.

(10) Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account and the LSA MidCap
     Value Variable Sub-Account to the Van Kampen UIF U.S. Mid Cap Value
     Variable Sub-Account.

(11) Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth
     Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class
     II. Accordingly, on 4/30/04, we transferred the value of the LSA Aggressive
     Growth Variable Sub-Account and the LSA Emerging Growth Variable
     Sub-Account to the Van Kampen LIT Aggressive Growth Variable Sub-Account.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                                  52 PROSPECTUS

APPENDIX B

                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:                          $ 40,000.00
Credit Enhancement:                        1,600.00
Guarantee Period:                          5 Years
Guaranteed Interest Rate:                  5% Annual Effective Rate
5-year Treasury Rate at Time of Purchase
Payment:                                   6%

The following examples illustrate how the Market Value Adjustment and the
Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5%
assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after (in the second Contract Year) the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers.
No Withdrawal Charge applies to transfers.

Assuming that the entire $40,000.00 Purchase Payment and $1,600.00 Credit
Enhancement are allocated to the Guaranteed Maturity Fixed Account for the
Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $53,093.31. After one year, when the withdrawals occur in these examples, the Contract Value would be $43,680.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:

(a)  the greater of:

..    earnings not previously withdrawn; or

..    15% of your total Purchase Payments in the most recent eight years; plus

(b)  an amount equal to your total Purchase Payments made more than eight years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent eight years ($6,000.00 = 15% x $40,000.00) is greater than the earnings not previously withdrawn ($3,680.00). (B) equals $0, because all of the
Purchase Payments were made less than eight years age. Accordingly, the Free
Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

..9 x (I - J) x N,

where: I = the Treasury Rate for a maturity equal to the relevant Guarantee
Period for the week preceding the beginning of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury
Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

..9 x (.06 - .065) x 4 = -.0180

The Market Value Adjustment is a reduction of $678.24 from the amount withdrawn:

$-678.24 = -.0180 x ($43,680 - $6,000.00)

A Withdrawal Charge of 7% (assuming the Withdrawal occurs at the start of the second Contract year) would be assessed against the Purchase Payments withdrawn that are less than eight years old and are not eligible for free withdrawal.
Under the Contract, earnings are deemed to be withdrawn before Purchase
Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $2,320.00 ($6,000.00 - $3,680.00).

Therefore, the Withdrawal Charge would be:

$2,637.60 = 7% x (40,000.00 - $2,320.00)

As a result, the net amount payable to you would be:

$40,364.16 = $43,680.00 - $678.24 - $2,637.60

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year

                                  53 PROSPECTUS

after the Purchase Payment, such that the five-year Treasury Rate is now 5.5%.
Upon a withdrawal, the market value adjustment factor would be:

..9 x (.06 - .055) x 4 = .0180

The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:

$678.24 = .0180 x ($43,680 - $6,000.00)

As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or
$2,320.00 ($6,000.00 - $3,680.00). Therefore, the Withdrawal Charge would be:

$2,637.60 = 7% x ($40,000.00 - $2,320.00)

As a result, the net amount payable to you would be:

$41,720.64 = $43,680.00 + $678.24 - $2,637.60

EXAMPLE OF A PARTIAL WITHDRAWAL

If you request a partial withdrawal from a Guarantee Period, we can either (1)
withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal
Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows:

let: AW = the total amount to be withdrawn from your Contract Value

                          MVA = Market Value Adjustment

                             WC = Withdrawal Charge

AW' = amount subject to Market Value Adjustment and Withdrawal Charge

                         Then AW - $20,000.00 = WC - MVA

Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the
Market Value Adjustment and the Withdrawal Charge (i.e., AW'), which equals AW ?
$6,000.00. Then, AW = AW' + $6,000, and AW' + $6,000.00 - $20,000.00 = WC - MVA.

MVA = -.018 x AW'

WC = .07 x AW'

WC - MVA = .088AW'

AW' - $14,000.00 = .088AW'

AW' = $14,000.00 / (1 - .088) = $15,350.88

MVA = -.018 x $15,350.88 = - $276.32

WC = .07 x $15,350.88 = $1,074.56

AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88

You receive $20,000.00; the total amount subtracted from your contract is
$21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge is
$1,074.56. Your remaining Contract Value is $20,649.12.

If, however, in the same example, you wished to withdraw $20,000.00 from your
Contract Value and receive the adjusted amount, the calculations would be as follows:

By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

AW' = amount that MVA & WC are applied to

= amount withdrawn in excess of Free Amount = $20,000.00 - $6,000.00 =
$14,000.00

MVA = -.018 x $14,000.00 = $-252.00

WC = .07 x $14,000.00 = $980.00

You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract Value would be $22,000.00.

EXAMPLE OF FREE WITHDRAWAL AMOUNT

Assume that in the foregoing example, after four years $10,565.06 in earnings;
including the Credit Enhancement had been credited and that the Contract Value in the Fixed Account equaled $50,565.06. In this example, if no prior withdrawals have been made, you could withdraw up to $10,565.06 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal
Amount would be $10,565.06, because the interest credited ($10,565.06) is greater than 15% of the Total Purchase Payments in the most recent eight years
($40,000.00 x .15 = $6,000.00).

                 (THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.)

                                  54 PROSPECTUS

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$0
Cost of printing and engraving	$236
Legal fees	$2,200
Accounting fees	$45,045
Mailing fees	$989

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Articles of Incorporation of Lincoln Benefit Life Company (Registrant) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.
LBL HoldCo II, Inc. has obtained directors and officers insurance, which includes indemnification for liability arising under the Securities Act of 1933 that the directors and officers of LBL HoldCo II, Inc. and its subsidiaries may, in such capacities, incur.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES
Not Applicable.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
16(a)

Exh. No.	Description

1
Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (SEC File No. 333-50545, 811-07924) filed January 28, 1999.

Exh. No.	Description
1(a)
Amended and Restated Principal Underwriting Agreement by and between Lincoln Benefit Life Company and Allstate Distributors, LLC, effective April 1, 2014. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014 (SEC File No. 333-180371).

3(i)
Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000, as amended by the Articles of Amendment to the Articles of Incorporation of Lincoln Benefit Life Company dated January 21, 2015. Incorporated herein by reference to Exhibit 3(i) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203375).

3(ii)
Amended and Restated By-Laws of Lincoln Benefit Life Company effective March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed May 8, 2006. (SEC File No. 333-59765).

4(a)
Form of Variable Annuity Contract. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

4(b)	Form of Application. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

5(a)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on Form S-1 for Lincoln Benefit Life Variable Annuity Account (File No. 333-88045) filed April 6, 2000.

5(b)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant’s Form S-3 Registration Statement (SEC File No. 333-158181) dated March 24, 2009.

5(c)	Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant’s Form S-1 Registration Statement (SEC File No. 333-180371) dated March 27, 2012).

5(d)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(d) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203375).

5(e)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(e) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203375).

5(f)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(f) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 3, 2017 (SEC File No. 333-203375).

5(g)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(g) of Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 2, 2018 (SEC File No. 333-224097).

5(h)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(h) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2019 (SEC File No. 333-224097).

5(i)	Opinion and Consent of Counsel regarding legality. Filed herewith.

8	None

9	None

10	Material Contracts

10.1
Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-59765)

10.2
Principal Underwriting Agreement by and among Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.3
Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011) effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-59765)

Exh. No.	Description

10.4
Selling Agreement between Lincoln Benefit Life Company, Allstate Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company’s Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

10.5
Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.6
Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.7
Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.8
Administrative Services Agreement between Allstate Distributors, LLC, (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit Life Company’s Annual Report on Form 10-K for the year ended December 31, 2008. (SEC File No. 333-59765)

10.9
Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed September 1, 2011. (SEC File No. 000-31248)

10.10
Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012, Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed October 3, 2012. (SEC File No. 000-31248)

10.11
Recapture Agreement between Allstate Life Insurance Company (“ALIC”) and Lincoln Benefit Life Company (“LBL”), effective September 30, 2012. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 3, 2013. (SEC File No. 333-180371)

10.12
Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Anurag Chandra, dated October 17, 2013. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180371)

10.13
Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Lawrence W. Dahl, dated August 1, 2013. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180371)

10.14
Amended and Restated Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.14 of Lincoln Benefit Life Company’s Form S-1 Post- Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203375)

10.15
Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.25 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180371)

10.16
Partial Commutation Agreement by and between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.26 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180371)

Exh. No.	Description
10.17
Recapture and Termination Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective December 8, 2017. Incorporated herein by reference to Exhibit 10.17 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2019 (SEC File No. 333-224097).

15	Not applicable.

16
Letter re: change in certifying accountant. Incorporated herein by reference to Exhibit 16 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2019 (SEC File No. 333-224097).

21	Subsidiaries of the registrant. Incorporated herein by reference to Exhibit 21 to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203375).

23(a)	Consents of Independent Registered Public Accounting Firms. Filed herewith.

23(b)	Consents of Independent Registered Public Accounting Firms. Filed herewith.

24	Powers of Attorney for Dhiren Jhaveri, Bradley Rosenblatt, Joseph Wieser and Burke Harr. Filed herewith.

25	None

99(a)	Experts. Filed herewith.

99(b)	Experts. Filed herewith.
Exhibit List for XBRL Docs:

16(b)	Financial statement schedules required by Regulation S-X (17 CFR Part 210) and Item 11(e) of Form S-1 are included in Part I.

ITEM 17.	UNDERTAKINGS.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT LIST

Exh. No.	Description

1
Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (SEC File No. 333-50545, 811-07924) filed January 28, 1999.

1(a)
Amended and Restated Principal Underwriting Agreement by and between Lincoln Benefit Life Company and Allstate Distributors, LLC, effective April 1, 2014. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014 (SEC File No. 333-180371).

3(i)
Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000, as amended by the Articles of Amendment to the Articles of Incorporation of Lincoln Benefit Life Company dated January 21, 2015. Incorporated herein by reference to Exhibit 3(i) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203375).

3(ii)
Amended and Restated By-Laws of Lincoln Benefit Life Company effective March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed May 8, 2006. (SEC File No. 333-59765).

4(a)
Form of Variable Annuity Contract. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

4(b)	Form of Application. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

5(a)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on Form S-1 for Lincoln Benefit Life Variable Annuity Account (File No. 333-88045) filed April 6, 2000.

5(b)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant’s Form S-3 Registration Statement (SEC File No. 333-158181) dated March 24, 2009.

5(c)	Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant’s Form S-1 Registration Statement (SEC File No. 333-180371) dated March 27, 2012).

5(d)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(d) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203375).

5(e)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(e) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203375).

5(f)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(f) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 3, 2017 (SEC File No. 333-203375).

5(g)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(g) of Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 2, 2018 (SEC File No. 333-224097).

5(h)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(h) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2019 (SEC File No. 333-224097).

5(i)	Opinion and Consent of Counsel regarding legality. Filed herewith.

10.1
Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-59765)

10.2
Principal Underwriting Agreement by and among Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.3
Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011) effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-59765)

Exh. No.	Description
10.4
Selling Agreement between Lincoln Benefit Life Company, Allstate Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company’s Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

10.5
Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.6
Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.7
Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.8
Administrative Services Agreement between Allstate Distributors, LLC, (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit Life Company’s Annual Report on Form 10-K for the year ended December 31, 2008. (SEC File No. 333-59765)

10.9
Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed September 1, 2011. (SEC File No. 000-31248)

10.10
Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012, Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed October 3, 2012. (SEC File No. 000-31248)

10.11
Recapture Agreement between Allstate Life Insurance Company (“ALIC”) and Lincoln Benefit Life Company (“LBL”), effective September 30, 2012. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 3, 2013. (SEC File No. 333-180371)

10.12
Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Anurag Chandra, dated October 17, 2013. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180371)

10.13
Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Lawrence W. Dahl, dated August 1, 2013. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180371)

10.14
Amended and Restated Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.14 of Lincoln Benefit Life Company’s Form S-1 Post- Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203375)

10.15
Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.25 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180371)

10.16
Partial Commutation Agreement by and between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.26 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180371)

10.17
Recapture and Termination Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective December 8, 2017. Incorporated herein by reference to Exhibit 10.17 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2019 (SEC File No. 333-224097).

Exh. No.	Description
16
Letter re: change in certifying accountant. Incorporated herein by reference to Exhibit 16 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2019 (SEC File No. 333-224097).

21	Subsidiaries of the registrant. Incorporated herein by reference to Exhibit 21 to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203375).

23(a)	Consents of Independent Registered Public Accounting Firms. Filed herewith.

23(b)	Consents of Independent Registered Public Accounting Firms. Filed herewith.

24	Powers of Attorney for Dhiren Jhaveri, Bradley Rosenblatt, Joseph Wieser and Burke Harr. Filed herewith.

99(a)	Experts. Filed herewith.

99(b)	Experts. Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford in the State of Connecticut on 30th day of March, 2020.

LINCOLN BENEFIT LIFE COMPANY (REGISTRANT)

By:	/s/ Carlos Sierra
Carlos Sierra
Director and President
Pursuant to the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacity indicated on 30th day of March, 2020.

SIGNATURE	TITLE
*Dhiren Jhaveri	Director
Dhiren Jhaveri

*Bradley Rosenblatt	Director
Bradley Rosenblatt

*Joseph Wieser	Director
Joseph Wieser

*Burke Harr	Director
Burke Harr

/s/ Carlos Sierra	Director and President (Principal Executive Officer)
Carlos Sierra

/s/ Erik Braun	Chief Financial Officer, Treasurer and Executive Vice President (Principal
Erik Braun	Financial Officer and Principal Accounting Officer)

*By: /s/ Erik Braun, pursuant to Power of Attorney.